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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ECOLAB INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF 2012
ANNUAL MEETING AND

PROXY STATEMENT

FOR MAY 3, 2012

NOTICE	ii
VOTING PROCEDURES	2
STOCKHOLDER ACCESS	4
— Communications with Directors	4
— Future Stockholder Proposals and Director Nomination Process	4
SECURITY OWNERSHIP	7
— Certain Beneficial Owners	7
— Executive Officers and Directors	8
CORPORATE GOVERNANCE	9
— Corporate Governance Materials and Code of Conduct	9
— Board Structure	9
— Board Leadership Structure	9
— Board's Role on Risk Oversight	10
— Compensation Risk Analysis	11
— Director Attendance	11
— Board Committees	11
DIRECTOR COMPENSATION FOR 2011	14
— Director Compensation Table	14
— Summary	15
— Stock Retention and Ownership Guidelines	15
— Changes Effective in 2011	16
DIRECTOR INDEPENDENCE STANDARDS AND DETERMINATIONS	17
— "Independence" Standards	17
— "Independence" Determinations	17
RELATED PERSON TRANSACTIONS	19
PROPOSAL 1: ELECTION OF DIRECTORS	20
COMPENSATION COMMITTEE REPORT	34
COMPENSATION DISCUSSION AND ANALYSIS	35
— Introduction and Overview	35
— Program Objectives and Reward Philosophy	40
— Base Salaries	42
— Annual Cash Incentives	43
— Long-Term Equity Incentives	47
— Executive Benefits and Perquisites	49
— Executive Change-in-Control Policy	50
— Stock Retention and Ownership Guidelines	50
— Compensation Recovery	50
— Total Compensation Mix	51
SUMMARY COMPENSATION TABLE FOR 2011	52
GRANTS OF PLAN-BASED AWARDS FOR 2011	54
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2011	56
OPTION EXERCISES AND STOCK VESTED FOR 2011	57
PENSION BENEFITS FOR 2011	58
NON-QUALIFIED DEFERRED COMPENSATION FOR 2011	62
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL	64
AUDIT COMMITTEE REPORT	73
AUDIT FEES	74
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	75
PROPOSAL 3: APPROVE AMENDMENTS TO THE ECOLAB INC. RESTATED CERTIFICAT OF INCORPORATION TO ELIMINATE SUPER-MAJORITY VOTING	75
PROPOSAL 4: ADVISORY VOTE TO APPROVE THE COMPENSATION OF EXECUTIVES DISCLOSED IN THIS PROXY STATEMENT	77
PROPOSAL 5: TO CONSIDER A STOCKHOLDER PROPOSAL REQUESTING THE BOARD OF DIRECTORS TO PROVIDE AN ANNUAL ADVISORY VOTE ON ELECTIONEERING, POLITICAL CONTRIBUTIONS AND COMMUNICATION EXPENDITURES	79
PROPOSAL 6: TO CONSIDER A STOCKHOLDER PROPOSAL REQUESTING THE BOARD OF DIRECTORS TO ADOPT A RULE TO REDEEM ANY CURRENT OR FUTURE STOCKHOLDER RIGHTS PLAN UNLESS SUCH PLAN IS SUBMITTED TO A STOCKHOLDER VOTE WITHIN 12 MONTHS	81
OTHER MATTERS	84
— Proxy Solicitation Costs	84
— Section 16(a) Beneficial Ownership Reporting Compliance	84
— Householding Information	84
— Important Notice Regarding the Availability of Proxy Materials	84
— Voting by Plan Participants	84
APPENDIX: A — Form of Restated Certificate of Incorporation	A-1

March 19, 2012
Dear Fellow Stockholder:

You are cordially invited to join us for our Annual Meeting of Stockholders, to be held at 10:00 a.m. on Thursday, May 3, 2012, in the Auditorium of the Landmark Center, 75 West 5th Street, Saint Paul, Minnesota 55102. The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be conducted at our Annual Meeting. We urge you to read both carefully.

We hope you plan to attend our Annual Meeting. However, if you will not be able to join us, we encourage you to exercise your right as a stockholder and vote. Please sign, date and promptly return the accompanying proxy card, or make use of either our telephone or Internet voting services. Stockholders not in attendance may listen to a broadcast of the meeting on the Internet. Webcast instructions will be available on-line at www.ecolab.com/investor.

Sincerely,

Douglas M. Baker, Jr.
Chairman of the Board
and Chief Executive Officer

YOUR VOTE IS IMPORTANT!
PLEASE SUBMIT YOUR PROXY TODAY.

    Your vote is a valuable part of the investment made in our Company, and is the best way to influence corporate governance and decision-making. Please take time to read the enclosed materials and vote!

    Whether or not you plan to attend the meeting, please complete the accompanying proxy and return it in the enclosed envelope. Or, you may vote by telephone or the Internet. If you attend the meeting, you may vote your shares in person even though you have previously returned your proxy by mail, telephone or the Internet.

PLEASE REFER TO THE ACCOMPANYING MATERIALS FOR VOTING INSTRUCTIONS.

i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 3, 2012

To the Stockholders of Ecolab Inc.:

The Annual Meeting of Stockholders of Ecolab Inc. will be held on Thursday, May 3, 2012, at 10:00 a.m., in the Auditorium of the Landmark Center, 75 West 5th Street, Saint Paul, Minnesota 55102, for the following purposes (which are more fully explained in the Proxy Statement):

  (1)
  to elect as Class II Directors to a term ending in 2013 the five nominees named in the Proxy Statement;

  (2)
  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year ending December 31, 2012;

  (3)
  to approve amendments to the Ecolab Inc. Restated Certificate of Incorporation to eliminate super-majority voting;

  (4)
  to approve, on an advisory basis, the compensation of executives disclosed in this Proxy Statement;

  (5)
  to consider a stockholder proposal requesting the Board of Directors to provide an annual advisory vote on electioneering, political contributions and communication expenditures;

  (6)
  to consider a stockholder proposal requesting the Board of Directors to adopt a rule to redeem any current or future stockholder rights plan unless such plan is submitted to a stockholder vote within 12 months; and

  (7)
  to transact such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on March 6, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

James J. Seifert Executive Vice President, General Counsel and Secretary

March 19, 2012

ii

ECOLAB INC.
370 Wabasha Street North, Saint Paul, Minnesota 55102

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 3, 2012

The Board of Directors of Ecolab Inc. is using this Proxy Statement to solicit proxies from the holders of Ecolab Common Stock, par value $1.00 per share ("Common Stock"), for use at the 2012 Annual Meeting of Ecolab Stockholders. We are first mailing this Proxy Statement and accompanying form of proxy to Ecolab stockholders on or about March 19, 2012.

  •
  Meeting Time and Place — Thursday, May 3, 2012, at 10:00 a.m., in the Auditorium of the Landmark Center, 75 West 5th Street, Saint Paul, Minnesota 55102.

  •
  Purpose of the Meeting — is to vote on the following items:

  (1)
  to elect as Class II Directors to a term ending in 2013 the five nominees named in the Proxy Statement;

  (2)
  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year ending December 31, 2012;

  (3)
  to approve amendments to the Ecolab Inc. Restated Certificate of Incorporation to eliminate super-majority voting;

  (4)
  to approve, on an advisory basis, the compensation of executives disclosed in this Proxy Statement;

  (5)
  to consider a stockholder proposal requesting the Board of Directors to provide an annual advisory vote on electioneering, political contributions and communication expenditures;

  (6)
  to consider a stockholder proposal requesting the Board of Directors to adopt a rule to redeem any current or future stockholder rights plan unless such plan is submitted to a stockholder vote within 12 months; and

  (7)
  to transact such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

  •
  Record Date — The record date for determining the holders of Common Stock entitled to vote at our Annual Meeting is the close of business on March 6, 2012.

  •
  Shares Entitled to Vote — As of March 6, 2012, the record date for the meeting, there were [    •    ] shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote. Common Stock held by Ecolab in our treasury is not counted in shares outstanding and will not be voted.

Note — References in this Proxy Statement to "Ecolab," "the Company," "we," or "our" are to Ecolab Inc.

 VOTING PROCEDURES

Quorum — A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is a quorum. Abstentions and broker non-votes count as present for establishing a quorum. Common Stock held by Ecolab in our treasury does not count toward a quorum.

Broker Non-Votes — Generally, broker non-votes occur on a proposal when a broker is not permitted under applicable rules to vote on that proposal without instruction from the beneficial owner of the Common Stock and no instruction is given. Broker non-votes are not counted as votes cast for any purpose in determining whether a matter has been approved. To ensure that their views are represented at the meeting, we strongly urge all beneficial owners to provide specific voting instructions on all matters to be considered at the meeting to their record-holding brokers.

 How to Vote by Proxy — You may vote in person by ballot at our Annual Meeting or by submitting a valid proxy. We recommend you submit your proxy even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote by ballot, thereby canceling any proxy previously submitted.

Voting instructions are included on your proxy card. If you properly complete your proxy and submit it to us in time to be tabulated, one of the individuals named as your proxy will vote your Common Stock as you have directed. You may vote for or against each proposal, or you may abstain from voting on a proposal. With respect to the election of directors, you may vote for or against each nominee, or you may abstain from voting on the election of one or more nominees.

Revoking Your Proxy — You may revoke your proxy at any time before it is voted by:

  •
  timely delivery of a valid, later-dated proxy, including a proxy given by telephone or Internet;

  •
  timely delivery of written notice to our Corporate Secretary before the Annual Meeting, stating that you have revoked your proxy; or

  •
  voting by ballot at our Annual Meeting.

Treatment of Abstentions — Shares voting "Abstain" will have no effect on the election of directors. For the other proposals to be voted on at the Annual Meeting, abstentions are treated as shares present or represented and voting, and therefore have the same effect as negative votes.

Vote Tabulation — The vote on each proposal will be tabulated as follows:

  Proposal 1: Election of Directors — Each nominee will be elected by a majority of the votes cast in uncontested elections. We currently expect that the election of directors at our meeting will be uncontested. Under the majority voting standard, a nominee must receive a number of "FOR" votes that exceeds 50% of the votes cast with respect to that director's election. Votes cast with respect to a nominee include votes FOR or AGAINST a nominee and exclude abstentions and broker non-votes.

  In a contested election, directors will be elected by a plurality vote. A contested election is an election in which the number of candidates for election as directors exceeds the number of directors to be elected. Under the plurality standard, the five nominees receiving the most number of "FOR" votes will be elected as directors.

  If an uncontested nominee for director does not receive an affirmative majority of "FOR" votes, he or she will be required to promptly offer his or her resignation to the Board's independent Governance Committee. That committee will then make a recommendation to the Board as to whether the offered resignation should be accepted or rejected, or whether other action should be taken. The Board will publicly announce its decision regarding the offered resignation and the rationale behind it within 90 days after the election results have been certified. Any director who offered his or her resignation will not be permitted to vote on the recommendation of the Governance Committee or the Board's decision with respect to his or her resignation.

  Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR the election of the five nominees named in this Proxy Statement. If, for any reason, any nominee becomes unavailable for election prior to our Annual Meeting, the proxies solicited by our Board of Directors will be voted FOR such substituted nominee as is selected by our Board of Directors, or our Board of Directors, at its option, may reduce the number of directors to constitute the entire Board.

  Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute ratification of the appointment of PricewaterhouseCoopers LLP. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP.

  Proposal 3: Approve Amendments to the Ecolab Inc. Restated Certificate of Incorporation to Eliminate Super-Majority Voting — The affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting will constitute approval of the amendment of the Company's Restated Certificate of Incorporation to eliminate super-majority voting. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR amendment of the Restated Certificate of Incorporation to eliminate super-majority voting.

  Proposal 4: Advisory Vote to Approve the Compensation of Executives Disclosed in this Proxy Statement — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the compensation of executives disclosed in this Proxy Statement. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR approval of the compensation of executives disclosed in this Proxy Statement.

  Proposal 5: Stockholder Proposal Requesting the Board of Directors to Provide an Annual Advisory Vote on Electioneering, Political Contributions and Communication Expenditures — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST the proposal.

  Proposal 6: Stockholder Proposal Requesting the Board of Directors to Adopt a Rule to Redeem any Current or Future Stockholder Rights Plan Unless Such Plan is Submitted to a Stockholder Vote within 12 Months — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST the proposal.

 Discretionary Voting — We are not currently aware of any other business to be acted upon at our Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your Common Stock or act on those matters according to their best judgment, including to adjourn the Annual Meeting.

Adjournments — Adjournment of our Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time-to-time by approval of the holders of Common Stock representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

STOCKHOLDER ACCESS

Communications with Directors — Our stakeholders and other interested parties, including our stockholders and employees, can send substantive communications to our Board using the following methods published on our website at www.ecolab.com/investors/corporate-governance:

  •
  to correspond with the Board's Lead Director, please complete and submit the on-line "Contact Lead Director" form;

  •
  to report potential issues regarding accounting, internal controls and other auditing matters to the Board's Audit Committee, please complete and submit the on-line "Contact Audit Committee" form; or

  •
  to make a stockholder recommendation for a potential candidate for nomination to the Board, please submit an e-mail to the Board's Governance Committee, in care of our Corporate Secretary, at investor.info@ecolab.com.

All substantive communications regarding governance matters or potential accounting, control, compliance or auditing irregularities are promptly relayed or brought to the attention of the Lead Director or Chair of the Audit Committee following review by our management. Communications not requiring the substantive attention of our Board, such as employment inquiries, sales solicitations, questions about our products and other such matters, are handled directly by our management. In such instances, we respond to the communicating party on behalf of the Board. Nonetheless, our management periodically updates the Board on all of the on-line communications received, whether or not our management believes they are substantive. In addition to on-line communications, interested parties may direct correspondence to our Board of Directors, our Board Committees or to individual directors at our headquarters address, repeated at the top of page 1 of this Proxy Statement.

Future Stockholder Proposals and Director Nomination Process — Any stockholder proposal must comply with advance notice procedures set forth in Article II, Section 4 of our By-Laws. Under our By-Laws, to be in proper written form, the stockholder's notice to our Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting and as to the stockholder giving the notice and any Stockholder Associated Person (i.e., any person acting in concert, directly or indirectly, with such stockholder and any person controlling, controlled by or under common control with such stockholder) (i) the name and record address of such person, (ii) the number of shares beneficially owned by the stockholder, (iii) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any shares beneficially owned, (v) the name and address of any other stockholder supporting the proposal, (vi) a description of all arrangements or understandings between or among such persons in connection with the proposal, and (vii) a representation by the stockholder that he or she intends to appear at the Annual Meeting to present the business. Any ownership information shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date. This summary is qualified in its entirety by reference to the full text of our By-Laws, which can be found on our website at www.ecolab.com/investors/corporate-governance. If the presiding Chairperson of the Annual Meeting of Stockholders determines that business, or a nomination, was not brought before the meeting in accordance with the By-Law provisions, that business will not be transacted or the defective nomination will not be accepted.

  •
  Deadline for Inclusion in the Proxy Statement — All proposals to be considered by the Board for inclusion in the Proxy Statement and form of proxy for next year's Annual Meeting of Stockholders expected to be held on May 2, 2013, must be received by the Corporate Secretary at our headquarters address, repeated at the top of page 1 of this Proxy Statement, no later than November 19, 2012.

  •
  Deadline for Consideration — Stockholder proposals not included in a proxy statement for an annual meeting as well as proposed stockholder nominations for the election of directors at an annual meeting must each comply with advance notice procedures set forth in our By-Laws in order to be properly brought before that annual meeting of stockholders. In general, written notice of a stockholder proposal or a director nomination must be received by the Corporate Secretary not less than 120 days nor more than 150 days prior to the anniversary date of the preceding annual meeting of stockholders. With regard to next year's Annual Meeting of Stockholders, expected to be held on May 2, 2013, the written notice must be received between December 4, 2012 and January 3, 2013 inclusive.

  •
  Director Nomination Process — Our Board's Governance Committee has, under its Charter, responsibility for director nominee functions, including review of any director nominee candidates recommended by stockholders. The Governance Committee has the authority to:

  –
  Review and recommend to the Board of Directors policies for the composition of the Board, including such criteria as:

  •
  size of the Board;

  •
  diversity of experience, employment, background and other relevant factors of Board members;

  •
  the proportion of the Board to be comprised of non-management directors;

  •
  qualifications for new or continued membership on the Board, including experience, employment, background and other relevant considerations; and

  •
  director retirement requirements or standards.

  –
  Review any director nominee candidates recommended by stockholders.

    –
    Identify, interview and evaluate director nominee candidates and have sole authority to:

    •
    retain and terminate any search firm to be used to assist the Committee in identifying director candidates; and

    •
    approve the search firm's fees and other retention terms.

    –
    Recommend to the Board:

    •
    the slate of director nominees to be presented by the Board for election at the Annual Meeting of Stockholders;

    •
    the director nominees to fill vacancies on the Board; and

    •
    the members of each Board Committee.

Any stockholder nomination for directors must comply with the advance notice procedures set forth in Article II, Section 3 of our By-Laws. Under our By-Laws, to be in proper written form, the stockholder's notice to our Corporate Secretary must set forth as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address, residence address and record address of the person, (ii) the principal occupation or employment of the person, (iii) the number of shares owned beneficially or of record by the person, (iv) any information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the "Exchange Act", and the rules and regulations promulgated thereunder, (v) the nominee holder for, and number of, shares owned beneficially but not of record by the person, (vi) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the person with respect to any shares beneficially owned, (vii) to the extent known, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder's notice, (viii) a description of all arrangements or understandings between or among persons pursuant to which the nomination(s) are to be made by the stockholder and (ix) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice. Any ownership information shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date. The notice must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the foregoing procedures. This summary is qualified in its entirety by reference to the full text of our By-Laws, which can be found on our website at www.ecolab.com/investors/corporate-governance.

In terms of our principles for composition of the Board generally, and qualifications for director nominees specifically, we refer you to our Corporate Governance Principles, which can be found on our website at www.ecolab.com/investors/corporate-governance. Under these provisions, for example:

  •
  no more than three Board members will be from current management. These management members normally would be the Chief Executive Officer, the Chairman (if an employee of the Company and not the CEO) and the President (if an employee of the Company and not the CEO), but may be any other officer deemed appropriate by the Board;

  •
  it is desired that the members of the Board represent a geographical dispersion and variety of business disciplines so as to bring to the work of the Board a diversity of experience and background, with the predominance of members being chief or executive officers from different industries; and

  •
  a continuing effort is made to seek well-qualified women and minority group members for the Board, but these persons must be sought out and evaluated as individuals rather than as representatives of specific groups.

Other criteria relevant to service as a director of our Company are also set forth in our Corporate Governance Principles.

All directors are encouraged to submit to the Governance Committee the name of any person deemed qualified to serve on the Board, together with information on the candidate's qualifications. The Governance Committee screens and submits to the full Board the names and biographical information of those persons considered by the Committee to be viable candidates for election as directors. The same evaluation process and criteria are used by the Committee (i) for recommendations for director candidates submitted by stockholders in accordance with our Restated Certificate of Incorporation and By-Laws and (ii) for recommendations submitted by any other source, such as a director or a third-party search firm.

SECURITY OWNERSHIP

Certain Beneficial Owners — The following table sets forth information as to entities which have reported to the Securities and Exchange Commission ("SEC") or have advised us that they are a "beneficial owner," as defined by the SEC's rules and regulations, of more than 5% of our outstanding Common Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Common	William H. Gates III One Microsoft Way Redmond, WA 98052	31,367,773(2)	[10.77]%

(1)
The percent of class is based on the number of voting shares outstanding as of March 6, 2012.

(2)
This information is based on Amendment No. 4 to the Schedule 13D filed jointly with the SEC on February 23, 2012 by Cascade Investment, L.L.C., which we refer to as Cascade, William H. Gates III, whom we refer to as Mr. Gates, the Bill and Melinda Gates Foundation Trust, which we refer to as the Trust, and Melinda French Gates, whom we refer to as Mrs. Gates, and a Form 4 relating to Mr. Gates filed with the SEC on December 12, 2011. Mr. Gates reports that he has sole power to vote or direct the vote, and to dispose or to direct the disposition, of 27,001,348 shares of Ecolab common stock beneficially owned by Cascade, as the sole member of such entity. Additionally, the Schedule 13D reports that Mr. Gates and Mrs. Gates share the power to vote or direct the vote, and to dispose or to direct the disposition, of 4,366,425 shares of Ecolab common stock beneficially owned by the Trust, as co-trustees of such entity.

Executive Officers and Directors — In general, "beneficial ownership" includes those shares of our Common Stock which a director or executive officer has the power to vote or transfer, as well as stock options that are exercisable currently or within 60 days and stock underlying stock units that may be acquired within 60 days. On March 6, 2012, our current executive officers and directors beneficially owned, in the aggregate, [    •    ] shares of Common Stock constituting approximately [    •    ]% of our shares outstanding. As required by SEC disclosure rules, "shares outstanding" for this purpose includes options exercisable within 60 days and stock underlying stock units that may be acquired within 60 days by such executive officers and directors. The detail of beneficial ownership is set forth in the following table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares Beneficially Owned

Named Executive Officers
Douglas M. Baker, Jr.	[•]	(1)(2)	*
J. Erik Fyrwald	[•]	(1)(2)	*
Steven L. Fritze	[•]	(1)(2)	*
Thomas W. Handley	[•]	(1)(2)	*
Gregory E. Temple	[•]	(1)(2)	*
Directors
Barbara J. Beck	[•]	(2)(3)	*
Leslie S. Biller	[•]	(2)(3)(4)	*
Jerry A. Grundhofer	[•]	(2)(3)(4)	*
Arthur J. Higgins	[•]	(2)(3)	*
Joel W. Johnson	[•]	(2)(3)	*
Michael Larson	[•]
Jerry W. Levin	[•]	(2)(3)	*
Robert L. Lumpkins	[•]	(2)(3)	*
Paul J. Norris	[•]	(3)	*
C. Scott O'Hara	[•]	(2)(3)(4)	*
Victoria J. Reich	[•]	(2)(3)(4)	*
Daniel S. Sanders	[•]	(3)	*
Mary M. VanDeWeghe	[•]	(3)	*
John J. Zillmer	[•]	(2)(3)	*
Current Directors and Executive Officers as a Group (26 persons)	[•]	(4)	[•]%

*
Indicates beneficial ownership of less than 1% of our outstanding Common Stock.

(1)
Includes the following shares held by officers in the Ecolab Savings Plan and ESOP as of the last Plan report: Mr. Baker, [    •    ]; Mr. Fyrwald, [    •    ]; Mr. Fritze, [    •    ]; Mr. Handley, [    •    ]; and Mr. Temple, [    •    ].

(2)
Includes the following shares which could be purchased under Company-granted stock options within 60 days from March 6, 2012 including, in the case of retirement-eligible officers, options vesting upon retirement from the Company: Mr. Baker, [    •    ]; Mr. Fyrwald, [    •    ]; Mr. Fritze, [    •    ]; Mr. Handley, [    •    ]; Mr. Temple, [    •    ]; Ms. Beck, [    •    ]; Mr. Biller, [    •    ]; Mr. Grundhofer, [    •    ]; Mr. Higgins, [    •    ]; Mr. Johnson, [    •    ]; Mr. Levin, [    •    ]; Mr. Lumpkins, [    •    ]; Mr. O'Hara, [    •    ]; Ms. Reich, [    •    ]; and Mr. Zillmer, [    •    ].

(3)
Includes the following interests in stock units under our 2001 Non-Employee Director Stock Option and Deferred Compensation Plan: Ms. Beck, [    •    ]; Mr. Biller, [    •    ]; Mr. Grundhofer, [    •    ]; Mr. Higgins, [    •    ]; Mr. Johnson, [    •    ]; Mr. Levin, [    •    ]; Mr. Lumpkins, [    •    ]; Mr. Norris, [    •    ]; Mr. O'Hara, [    •    ]; Ms. Reich, [    •    ]; Mr. Sanders, [    •    ]; Ms. VanDeWeghe, [    •    ]; and Mr. Zillmer, [    •    ]. The stock units are Common Stock equivalents which may not be voted or transferred. They are included in the table because in certain circumstances they will be paid in the form of Common Stock within 60 days after a director leaves the Board.

(4)
Includes [    •    ] shares held by or on behalf of family members of certain directors or executive officers; [    •    ] shares of Mr. Grundhofer held in a foundation in which he has no economic interest; [    •    ] shares of Mr. Biller, [    •    ] shares of Mr. Lumpkins, [    •    ] shares of Mr. O'Hara, and [    •    ] shares of Ms. Reich held in trusts over which they have shared voting authority and/or shared power of disposition; [    •    ] shares held for executive officers in Company-sponsored employee benefit plans as of the last plan reports; and [    •    ] shares to which these persons have the right to acquire beneficial ownership within 60 days of March 6, 2012 including, in the case of retirement-eligible officers, options vesting upon retirement from the Company.

 CORPORATE GOVERNANCE

Corporate Governance Materials and Code of Conduct — Our Company is managed under the overall direction of our Board of Directors for the benefit of all stockholders. Written materials concerning policies of our Board of Directors, corporate governance principles and corporate ethics practices, including our Code of Conduct as last amended in 1995 and supplemented by our Code of Ethics for Senior Officers and Finance Associates adopted in 2003, and the Nalco Code of Ethical Business Conduct are available on our website at www.ecolab.com/investors/corporate-governance.

We intend to promptly disclose on our website should there be any amendments to, or waivers by the Board of Directors of, the Code of Conduct or the Code of Ethics for Senior Officers and Finance Associates.

Board Structure — Under our Restated Certificate of Incorporation, the number of directors is determined exclusively by the Board. Currently, the Board has fixed the number of directors at 15. Under our Corporate Governance Principles, the optimal size of the Board is between 11 and 15 members, in order to facilitate effective discussion and decision-making, adequate staffing of Board Committees, and a desired mix of diversified experience and background. On December 1, 2011, upon completion of the merger with Nalco Holding Company ("Nalco"), the Ecolab Board of Directors was increased to 14 members from 11 members, and Paul J. Norris, Daniel S. Sanders and Mary M. VanDeWeghe, formerly Nalco directors, were appointed to the Ecolab Board of Directors in accordance with the Agreement and Plan of Merger with Nalco. At the time of his appointment, Mr. Sanders was 72 years old. The Board of Directors has provided him an exception to Ecolab's Corporate Governance Principles, which sets 70 as the director retirement age, until the 2013 Annual Meeting of Stockholders. On February 23, 2012, the Ecolab Board of Directors was increased to 15 members, and Michael Larson was appointed to the Board. Mr. Larson is the Business Manager for Cascade Investment L.L.C., the Company's largest stockholder. There are no arrangements or understandings between Mr. Larson and any other person pursuant to which Mr. Larson was appointed as a director. No third party search firm was engaged with respect to these appointments.

Board Leadership Structure — Our Board of Directors is led by Douglas M. Baker, Jr., our Chairman, who is also our Chief Executive Officer. Mr. Baker was named President in 2002 and Chief Executive Officer in 2004. In 2006, upon the retirement of our former Chairman of the Board, Mr. Baker was elected by the Board as Chairman. In December 2011, upon completion of the Nalco merger, Mr. Baker relinquished the office of President and J. Erik Fyrwald, Nalco's former Chairman, President and Chief Executive Officer was elected President of Ecolab.

As stated in our Corporate Governance Principles, the Board believes that it is best not to have a fixed policy on whether the offices of Chairman and Chief Executive Officer are to be held by one person or not. In making the determination to appoint Mr. Baker to Chairman six years ago, the Board considered numerous factors, including the benefits to the decision-making process with a leader who is both Chairman and Chief Executive Officer, the significant operating experience and qualifications of Mr. Baker, the importance of deep Ecolab knowledge, which Mr. Baker's years at Ecolab have provided him, in exercising business judgment in leading the Board, the size and complexity of our business, the significant business experience and tenure of our directors and the qualifications and role of our Lead Director. Based on these factors, the Board determined that it was in the best interests of the Company and its stockholders to appoint Mr. Baker Chairman in addition to his duties as Chief Executive Officer.

In accordance with our Corporate Governance Principles, the Board has appointed Jerry W. Levin, as Lead Director. Responsibilities of the Lead Director include presiding over meetings of the independent directors; acting as a liaison between the Chairman and the independent directors; review of information sent to the Board; review of meeting agendas for the Board; and review of meeting schedules to assure that there is sufficient time for discussion of all agenda items. The Lead Director may at his discretion also call meetings of the independent directors. Mr. Baker works closely with Mr. Levin to establish Board agendas and to ensure the smooth operation of the Board. Mr. Levin is particularly well qualified to serve as our Lead Director. He is independent and is our longest serving director, with 20 years of continuous service on the Board, so he has considerable knowledge of our business. As detailed in Mr. Levin's biography and qualifications on page 28, Mr. Levin also has extensive public company board experience. His long history with the Company combined with his leadership skills and operating experience makes him an effective Lead Director.

Board's Role on Risk Oversight — The Board of Directors, in exercising its overall responsibility to direct the business and affairs of the Company, has established various processes and procedures with respect to risk management. First, annually as a core agenda item of the full Board, management presents the Board a comprehensive and detailed risk assessment for the Company after following a vigorous enterprise risk review and analysis. Pursuant to the risk assessment, the Company has categorized the most relevant risks as follows: strategic, operating, reporting and compliance. As part of the annual risk assessment, the Board determines whether any of the Company's overall risk management process or control procedures requires modification or enhancement.

Strategic risk, which relates to the Company properly defining and achieving its high-level goals and mission, as well as operating risk, the effective and efficient use of resources and pursuit of opportunities, is regularly monitored and managed by the full Board through the Board's regular and consistent review of the Company's operating performance and strategic plan. For example, at each of the Board's six regularly scheduled meetings throughout the year, management provided the Board presentations on the Company's various business units as well as the Company's performance as a whole. Agenda items were included for significant developments as appropriate, for example, significant acquisitions such as the Nalco merger, important market developments and management succession. Pursuant to the Board's established monitoring procedures, Board approval is required for the Company's strategic plan and annual plan which is reported on by management at each Board meeting. Similarly, significant transactions, such as acquisitions and financings are brought to the Board for approval.

Reporting risk, which relates to the reliability of the Company's financial reporting, and compliance risk, relating to the Company's compliance with applicable laws and regulations, are primarily overseen by the Audit Committee. The Audit Committee meets at least five times per year and, pursuant to its charter and core agendas, receives input directly from management as well as the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, regarding the Company's financial reporting process, internal controls and public filings. The Committee also receives regular updates from the Company's General Counsel and Corporate Compliance Officer regarding any Code of Conduct issues or legal compliance concerns and annually receives a summary of all Code of Conduct incidents during the preceding year from the General Counsel. See "Board Committees — Audit Committee" below for further information on how the Audit Committee fulfills, and assists the Board of Directors' oversight of, reporting and compliance risks.

The Company believes that its leadership structure, discussed in detail above, supports the risk oversight function of the Board. While the Company has a combined Chairman of the Board and Chief Executive Officer, we have a Lead Director, strong directors chair the various Board Committees involved in risk oversight, there is open communication between management and directors, and all directors are actively involved in the risk oversight function.

 Compensation Risk Analysis — In 2010, the Compensation Committee established an annual process and criteria for assessing risk in our compensation programs and directed management to apply that process and criteria to all compensation plans and practices that have the potential to give rise to behavior that creates risks that are reasonably likely to have a material adverse effect on the Company and to report the results to the Compensation Committee. As part of the process in 2011, the Company took the following steps to complete the assessment: (1) we agreed on a materiality framework for determining which compensation plans and practices to review; (2) we inventoried plans and practices that fell within the materiality framework; (3) we reviewed the identified plans and practices against our evaluation framework established in consultation with the Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., Inc.; (4) we identified factors, processes or procedures in place which may mitigate any risks in identified plans and practices; and (5) the Compensation Committee reviewed the results of the analysis with Frederic W. Cook & Co., Inc. Our risk assessment revealed that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, we took into account the compensation mix for our employees as well as various risk control and mitigation features of our programs, including varied and balanced performance targets, review procedures for incentive pay calculations, appropriate incentive payout caps, the Company's rights to cancel incentive awards for employee misconduct, discretionary authority of the Compensation Committee to reduce award pay-outs, internal controls around customer and distributor pricing and contract terms, our stock ownership guidelines, prohibition on hedging Company stock and our compensation recovery ("clawback") policy.

Director Attendance — There were 12 meetings of the Board of Directors during the year ended December 31, 2011. Each incumbent director attended at least 83% of all Board meetings and meetings held by all Committees on which he or she served. Overall attendance at Board and Committee meetings was 95%. Directors are expected, but are not required, to attend our Annual Meeting of Stockholders. All directors then serving who were continuing to serve following the meeting attended last year's Annual Meeting.

Board Committees — Our By-Laws permit the Board of Directors to designate Committees, each comprised of three or more directors, to assist the Board in carrying out its duties. The Board annually reviews its Committee structure as well as the Charter and composition of each Committee and makes modifications as necessary. In October 2011, the Board increased to five the number of Committees by adding, effective December 1, 2011, a new Safety, Health and Environment Committee. The Charters for the other standing Committees, Audit, Compensation, Finance and Governance Committees, were last reviewed and approved by the Board in May 2011. The Charters of each of our Committees are available on our website at www.ecolab.com/investors/board-of-directors. The separately designated standing Audit Committee meets the requirements of Section 3(a)(58)(A) of the Exchange Act. The members of the Audit, Compensation and Governance Committees meet the "independence" and other requirements established by the rules and regulations of the SEC, the Internal Revenue Code of 1986, as amended (the "IRS Code"), the New York Stock Exchange and our Board, as applicable.

  •
  Audit Committee — The Audit Committee members are Mses. Reich and VanDeWeghe and Messrs. Johnson (Chairman), Larson, Lumpkins (Vice Chairman) and Sanders. The Committee met eight times during 2011. In addition, the Committee Chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement for the first three calendar quarters of 2011 with our Chief Financial Officer, Controller and Assistant Controller and with our independent registered public accounting firm, prior to each of our quarterly earnings announcements. The Committee (and five of our other directors, as the full Board was invited to participate) met to discuss the financial information contained in the fourth quarter and full year 2011 earnings announcement prior to dissemination of that press release and it being furnished to the SEC on a Form 8-K in February 2012. The Form 10-K for the year ended December 31, 2011 was discussed by the Committee at its regularly scheduled February 2012 meeting.

    The Committee fulfills, and assists the Board of Directors' oversight of, its responsibilities to monitor (i) the quality and integrity of our consolidated financial statements and management's financial control of operations; (ii) the qualifications, independence and performance of the independent accountants; (iii) the role and performance of the internal audit function; and (iv) our compliance with legal and regulatory requirements. The Committee meets regularly and privately with our management and internal auditors and with our independent registered public accounting firm, PricewaterhouseCoopers LLP.

    A report of the Audit Committee is found under the heading "Audit Committee Report" at page 73.

    The Board of Directors has determined that each member of the Audit Committee is "independent" and meets the independence and other requirements of Sections 303A.02 and 303A.07(b) of the listing standards of the New York Stock Exchange, and Rule 10A-3 under the Exchange Act, as well as of our Board. The Board has determined that each member of the Committee is an "audit committee financial expert" under the SEC's rules and should be so designated. Further, the Board has determined, in its business judgment, that each member of the Committee has "accounting and related financial management expertise" and is "financially literate" under the New York Stock Exchange's listing standards.

  •
  Compensation Committee — The Compensation Committee members are Messrs. Biller, Grundhofer (Chair), Higgins, Levin (Vice Chair), Norris and Zillmer. The Committee met five times during the past year. The principal functions of this Committee are to (i) review and approve or recommend to the Board, as applicable, with respect to the establishment, amendment and administration of any compensation plans, benefits plans, severance arrangements and long-term incentives for directors and any executive officers (including the CEO); (ii) review and approve our overall compensation policy and annual executive salary plan, including CEO compensation; and (iii) administer our director stock option and deferred compensation plans, executive and employee stock incentive plans, stock purchase plans and cash incentive programs. The Committee may not delegate its primary responsibilities with respect to overseeing executive officer compensation.

    To assist the Committee in the design and review of the executive and director compensation programs, the Committee has selected and retained Frederick W. Cook & Co., Inc. ("Cook & Co."), an independent compensation consulting firm, which reports directly to the Committee. As requested from time to time on behalf of the Committee, Cook & Co. provides the Committee with market data regarding various components of executive and director compensation, reviews methodology on which compensation is based and designed, and informs the Committee of market trends in executive and director compensation. Cook & Co. performs no services for us other than those performed on behalf of the Committee. A report by the Committee is located on page 34 of this Proxy Statement.

    The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements of the SEC (including Rule 16b-3), the New York Stock Exchange, Section 162(m) of the IRS Code and of our Board.

  •
  Finance Committee — The current Finance Committee members are Mses. Beck and VanDeWeghe and Messrs. Biller (Chair), Grundhofer (Vice Chair) and O'Hara. The Committee met seven times during the past year. The principal functions of this Committee are to review and make recommendations to the Board concerning (i) management's financial and tax policies and standards; (ii) our financing requirements, including the evaluation of management's proposals concerning funding to meet such requirements; (iii) dividends; (iv) our capital expenditure budget; and (v) adequacy of insurance coverage. The Committee also evaluates specific acquisition, divestiture and capital expenditure projects from a financial standpoint. The Committee monitors our investor relations program and oversees a management committee which is charged with monitoring the performance of trust assets held in our benefit plans.

  •
  Governance Committee — The Governance Committee members are Messrs. Higgins, Johnson, Levin (Vice Chair), Sanders (Chair) and Zillmer. The Committee met five times during the past year. Certain functions of the Governance Committee are described on pages 5 through 7 of this Proxy Statement under the heading "Director Nomination Process." In addition, the principal functions of this Committee include: (i) lead the annual review of Board performance and effectiveness; (ii) review the Board's organizational structure and operations (including appointing a lead director for executive sessions of non-management directors) and its relationship to senior management; (iii) review issues of senior management succession; (iv) lead the annual Chief Executive Officer performance review and oversee the evaluation process for senior management; (v) review Certificate of Incorporation, By-Law or stockholder rights plan issues or changes in fundamental corporate charter provisions; (vi) review various corporate governance matters (including any necessary modifications to the Corporate Governance Principles); (vii) review and recommend to the Board with respect to director independence determinations and review, approve or ratify reportable related person transactions; (viii) receive reports from management with regard to relevant social responsibility issues and report to the Board as appropriate; (ix) review our Company's efforts to achieve its affirmative action and diversity goals; (x) review director orientation, training and continuing education; and (xi) undertake special projects which do not fall within the jurisdiction of other committees of the Board.

    The Board of Directors has determined that each member of the Governance Committee meets the "independence" requirements of the SEC, the New York Stock Exchange and of our Board.

  •
  Safety, Health and Environment Committee — Effective December 1, 2011, the Board established this new Committee to monitor compliance with applicable safety, health and environmental ("SHE") laws and regulations. The members of the SHE Committee are Mses. Beck and Reich and Messrs. Larson, Lumpkins (Chair), Norris (Vice Chair) and O'Hara. The principle functions of this Committee include: (i) review SHE policies, programs and practices, SHE risks, SHE statistics, pending SHE matters and industry best practices; (ii) review regulatory, environmental and health and safety trends, issues and concerns which affect or could affect Ecolab's SHE practices; (iii) review and recommend to the Board with respect to implementation and compliance with policies with respect to Ecolab's SHE practices; and (iv) review and recommend to the Board with respect to Ecolab's Sustainability Report.

 DIRECTOR COMPENSATION FOR 2011

Director Compensation Table — The following table summarizes the compensation that our non-employee directors received during 2011.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Total ($)

Barbara J. Beck	$ 85,000	$42,500	$48,132	$175,632
Leslie S. Biller	$ 95,000	$42,500	$48,132	$185,632
Jerry A. Grundhofer	$ 95,000	$42,500	$48,132	$185,632
Arthur J. Higgins	$ 92,500	$42,500	$48,132	$183,132
Joel W. Johnson	$100,000	$42,500	$48,132	$190,632
Jerry W. Levin	$100,000	$42,500	$48,132	$190,632
Robert L. Lumpkins	$ 92,500	$42,500	$48,132	$183,132
Paul J. Norris(4)	$ 7,084	0	0	$ 7,084
C. Scott O'Hara	$ 92,500	$42,500	$48,132	$183,132
Victoria J. Reich	$ 92,500	$42,500	$48,132	$183,132
Daniel S. Sanders(4)	$ 7,084	0	0	$ 7,084
Mary M. VanDeWeghe(4)	$ 7,084	0	0	$ 7,084
John J. Zillmer	$ 85,000	$42,500	$48,132	$175,632

(1)
Represents annual retainer of $85,000 earned during 2011, plus additional fees paid to the respective Chairs of Board Committees and to members of the Audit Committee; includes retainer and fees, if any, deferred at the election of directors pursuant to the 2001 Non-Employee Director Stock Option and Deferred Compensation Plan (the "2001 Plan"), as described in footnote (2) below. The dollar amount of retainer and fees deferred by applicable directors during 2011 is as follows: Ms. Beck, $85,000; Mr. Grundhofer, $95,000; Mr. Higgins, $92,500; Mr. Johnson, $100,000; Ms. Reich, $92,500; and Ms. VanDeWeghe, $7,084.

(2)
Represents the crediting by the Company of $42,500 (or a pro rata portion thereof) to a deferred stock unit account under the 2001 Plan during 2011. The features of the deferred stock unit account are described under footnote (3) to the "Security Ownership — Executive Officers and Directors" table at page 8 and the director compensation deferral paragraph under the "Summary" heading at page 15.

(3)
Represents the full grant date fair value of each option award, computed in accordance with FASB ASC Topic 718. The value has been determined by application of the lattice (binomial)-pricing model, based upon the terms of the option grant to directors. Director stock options granted in May 2011 to all of the directors have a ten-year contractual exercise term and vest 25% at the end of each three-month period following the date of grant. Key assumptions include: risk-free rate of return; expected life of the option, expected stock price volatility and expected dividend yield. The specific assumptions used in the valuation of these options is summarized in the table below:

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield

05/05/2011	2.26%	6.15 years	22.79%	1.35%

  As of December 31, 2011, the aggregate number of stock options held by each director named in the table above is as follows: Ms. Beck, 18,900; Mr. Biller, 49,946; Mr. Grundhofer, 43,867; Mr. Higgins, 8,700; Mr. Johnson, 66,265; Mr. Levin, 72,219; Mr. Lumpkins, 82,234; Mr. Norris, 0; Mr. O'Hara, 12,100; Ms. Reich, 10,900; Mr. Sanders, 0; Ms. VanDeWeghe, 0 and Mr. Zillmer, 27,200.

(4)
Ms. VanDeWeghe and Messrs. Norris and Sanders joined the Board on December 1, 2011, upon completion of the Nalco merger.

 Summary — During 2011, members of the Board of Directors who are not employees of the Company were entitled to receive base annual compensation valued at $182,500 as follows:

  •
  An annual retainer of $85,000;

  •
  $42,500 annually in the form of stock units (which are described under footnote (3) to the "Security Ownership — Executive Officers and Directors" table at page 8 and the director compensation deferral paragraph below); and

  •
  Stock options having a grant date fair value of approximately $55,000.

Chairs of the Board's Compensation and Finance Committees each received an additional fee of $10,000 per year. The Chair of the Governance Committee, in his capacity as Lead Director, received a $15,000 retainer. The Chair of the Audit Committee received an additional $15,000 fee and other Audit Committee members received $7,500 each. All reasonable travel, telephone and other expenses incurred by directors on behalf of Ecolab were reimbursed.

Non-employee directors may elect to defer some, or all, of the cash portion of their annual retainer and additional fees in a cash account or a deferred stock unit account until cessation of Board service. Amounts deferred in the cash account earn interest at market rates and amounts deferred in the stock unit account are credited with dividend equivalents. Upon cessation of Board service, deferred amounts (whether in the interest-bearing account or in the stock unit account) are paid in a lump sum or in equal installments to a maximum of ten years as elected by the director. Amounts deferred after January 1, 2005 must be paid in a lump sum. A distribution from a cash account will be made in cash only and a distribution from a stock unit account will be made in shares of Common Stock only. The aggregate number of stock units held by each non-employee director is set forth under footnote (3) to the "Security Ownership — Executive Officers and Directors" table at page 8.

Director stock option grants are made on the date of the Annual Meeting of Stockholders, and have an exercise price which is the average of the high and low market price on the date of grant. We believe that the use of the average of the high and low market price on the date of the grant removes same day stock volatility. We do not have a program, plan, or practice to time stock option grants to directors in coordination with the release of material non-public information. Director stock options vest 25% at the end of each three-month period following the grant date.

The options granted to directors under the 2001 Plan may be transferred to defined family members or legal entities established for their benefit, and with respect to options granted through May 2004, provide for a one-time automatic grant of a reload stock option if the optionee exercises the original stock option by tendering shares of previously owned Common Stock of the Company. The reload stock option is for the same number of shares tendered to exercise the original stock option and the number of shares required to be withheld to satisfy minimum statutory tax obligations, has an exercise price equal to the fair market value of our Common Stock on the reload grant date, and is immediately exercisable at any time during the remaining exercise term of the original stock option. The reload feature under the 2001 Plan was eliminated in 2004.

Stock Retention and Ownership Guidelines — We have in place stock retention and ownership guidelines to encourage our directors to accumulate a significant ownership stake so they are vested in maximizing long-term stockholder returns. Our guidelines provide that our directors own Company stock with a market value of at least five times the annual retainer. Until the stock ownership guideline is met, the director is expected to retain 100% of all after-tax profit shares from stock option exercises. For purposes of complying with our guidelines, stock is not considered owned if subject to an unexercised stock option. Shares owned outright, legally or beneficially, by a director or his or her immediate family members residing in the same household and deferred stock units in the director's deferral plan count towards meeting the guidelines. Our directors may not enter into any risk hedging arrangements with respect to Company stock. Our directors are in compliance with our guidelines by either having achieved the ownership guideline or, if the guideline is not yet achieved, by retaining 100% of all after-tax profit shares from any stock option exercises.

Changes Effective in 2012 — The Committee reviews our compensation program for non-employee directors annually; however, it is our general practice to consider adjustments to our program every other year. Based upon the recommendation of the Compensation Committee's independent consultant, Frederic W. Cook & Co., Inc., we made the following five changes effective as of January 1, 2012: (1) increased the annual retainer from $85,000 to $100,000; (2) increased the stock unit award from $42,500 to $50,000; (3) introduced a separate Lead Director retainer; (4) introduced Health, Safety & Environment Committee chair retainer; and (5) adjusted supplemental retainers in the following amounts:

Supplemental Retainers	2011	2012	Increase/(Decrease)

Lead Director*	$15,000	$25,000	$10,000
Audit — Chair	$15,000	$20,000	$ 5,000
Audit — Member	$ 7,500	$10,000	$ 2,500
Compensation — Chair	$10,000	$15,000	$ 5,000
Governance — Chair*	$15,000	$10,000	$(5,000)
Finance — Chair	$10,000	$10,000	$ 0
Safety, Health & Environment — Chair	N/A	$10,000	N/A

*
For 2011, Ecolab's Lead Director received $15,000 as an annual retainer in his capacity as both Lead Director and Governance Committee chair. Beginning in 2012, the role of Lead Director and Governance Committee chair are held by separate directors.

Effective in 2012, the changes to the annual cash retainer and stock unit awards increased total annual director compensation from $182,500 per year to $205,000 per year, excluding committee retainers, and is within the median range of our competitive market. For director compensation, we define our competitive market as the Standard & Poor's Materials Sector and the median range as within 10% of the median for total annual director compensation. The companies comprising the Standard & Poor's Materials Sector are set forth at page 41 of this Proxy Statement. This increase is designed to keep the total annual director compensation within the median range for the next two years.

DIRECTOR INDEPENDENCE STANDARDS AND DETERMINATIONS

"Independence" Standards — Pursuant to the Board of Directors' policy a director is not independent if:

  (i)
  The director is, or has been within the last three years, an employee of the Corporation, or an immediate family member is, or has been within the last three years, an executive officer, of the Corporation.

  (ii)
  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

  (iii)
  (A) The director is a current partner or employee of a firm that is the Corporation's internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Corporation's audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Corporation's audit within that time.

  (iv)
  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Corporation's present executive officers at the same time serves or served on that company's compensation committee.

  (v)
  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Corporation for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

The Board of Directors' independence policy is also available on our website at www.ecolab.com/investors/Board-of-Directors.

"Independence" Determinations — In February 2012, the Governance Committee undertook a review of director independence by examining the nature and magnitude of transactions and relationships during 2011, 2010 and 2009 between each director serving during 2011 or director nominee, as the case may be (or any member of his or her immediate family or the company he or she is employed by and its subsidiaries and affiliates), and Ecolab, its subsidiaries and affiliates. Appropriate scrutiny is given to any situation which could be reasonably considered a material relationship. Both the existence and nature of the relationship are considered. The relationships include, among others, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Ecolab also endeavors to identify, quantify and evaluate ordinary course commercial transactions between Ecolab and any company that employs a director or director nominee, including subsidiaries and affiliates of the company. The Board's Governance Committee has reviewed the following immaterial transactions between certain directors' companies and Ecolab, and determined that none of the transactions exceeds the Board's categorical "independence" standards described above, or adversely affects the director's "independence" status.

  •
  C. Scott O'Hara, a director, is an Executive Vice President of H.J. Heinz Company, a food producer and marketer. During 2011, Ecolab's sales to Heinz and its affiliates were approximately $9,069,000. Ecolab believes all sales to Heinz were made in the ordinary course, at arm's length, and at prices and on terms customarily available. Further, the director had no personal interest in, nor received any personal benefit from, such commercial transactions.

  •
  John J. Zillmer, a director, is the Chief Executive Officer of Univar Inc., a distributor of industrial chemicals. During 2011, Ecolab's sales (including all Nalco sales) to Univar and its affiliates were approximately $54,339,000. In addition, during 2011, Ecolab (including Nalco) purchased products from Univar and its affiliates in the amount of approximately $85,339,000. Ecolab believes all sales to and purchases from Univar were made in the ordinary course, at arm's length, and at prices and on terms customarily available. Further, the director had no personal interest in, nor received any personal benefit from, such commercial transactions.

Based on the review of the Governance Committee, the Board of Directors has determined that the following directors, including those on the slate of nominees for election to the Board at this year's Annual Meeting (other than Mr. Baker), are, and have been since January 1, 2011, or the date which they became an Ecolab director if later than January 1, 2011, independent in accordance with the listing standards of the New York Stock Exchange, the rules and regulations of the SEC, applicable law, and the Board's "independence" policy: Barbara J. Beck, Leslie S. Biller, Jerry A. Grundhofer, Arthur J. Higgins, Joel W. Johnson, Michael Larson, Jerry W. Levin, Robert L. Lumpkins, Paul J. Norris, C. Scott O'Hara, Victoria J. Reich, Daniel S. Sanders, Mary M. VanDeWeghe and John J. Zillmer.

The Board determined that Douglas M. Baker, Jr. is not "independent," due to his status as the current Chief Executive Officer.

 RELATED PERSON TRANSACTIONS

The Governance Committee of the Board of Directors is responsible for reviewing, approving or ratifying transactions in excess of $120,000 with the Company's executive officers or directors, including their immediate family members, or any greater than 5% stockholder known to us. Our practices and procedures for identifying transactions with related persons are located in the charter of the Governance Committee. The Governance Committee considers the related person's relationship to the Company and interest in the transaction; the material facts of the transaction, including the proposed aggregate value of such transaction; the benefits to the Company of the proposed related person transaction; if applicable, the availability of other sources of comparable products or services; an assessment of whether the proposed related person transaction is on terms that are comparable to the terms available to an unrelated third party or to employees; and such other factors and information as the Governance Committee may deem appropriate. The Governance Committee determined that there were no such transactions with related persons during 2011, nor any currently anticipated transactions.

 PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of 15 members; however, pursuant to a resolution of the Board, upon Mr. Norris' retirement from the Board, immediately prior to the Annual Meeting in May 2012, the size of the Board will be reduced to 14 members. The Board of Directors is divided into three classes. Prior to the 2010 amendment of our Restated Certificate of Incorporation ("Restated Certificate") with respect to the classification of the Board, the members of each class were elected to serve a three-year term with the terms of office of each class ending in successive years. Pursuant to the Restated Certificate, as of the 2013 Annual Meeting of Stockholders, our Board will no longer be classified and each director will be subject to annual election. With respect to Class II Directors being nominated for election at the Annual Meeting, the nominees, if elected, will serve a one-year term ending as of the 2013 Annual Meeting expected to be held in May 2013. The directors of Class I and Class III will continue in office.

Pursuant to the recommendation of the Governance Committee, Ms. Reich and Messrs. Biller, Grundhofer, Larson and Zillmer were nominated by the Board of Directors for election as Class II Directors. The Board of Directors has no reason to believe that any of the named nominees is not available or will not serve if elected.

Board of Directors' Recommendation — The Board of Directors recommends a vote FOR the election of the five nominees named in this Proxy Statement. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR the four nominees named in this Proxy Statement.

The following information with regard to business experience, qualifications and directorships has been furnished by the respective directors or nominees or obtained from our records.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS — CLASS II (TERM ENDING 2013)

LESLIE S. BILLER, age 63.

Biography — Chairman of the Board of Sterling Financial Corporation, the bank holding company for Sterling Savings Bank, a Pacific Northwest regional community bank. Also, Chief Executive Officer of Greendale Capital, LLC, a private investment and consultive company. Director of Ecolab since 1997. Chair of the Finance Committee and member of the Compensation Committee.

After holding various positions with Citicorp and Bank of America, Mr. Biller joined Norwest Corporation in 1987 as Executive Vice President in charge of strategic planning and acquisitions for Norwest Banking. Appointed Executive Vice President in charge of South Central Community Banking in 1990. Mr. Biller served as President and Chief Operating Officer of Norwest Corporation from February 1997 until its merger with Wells Fargo & Company in November 1998. Mr. Biller retired as Vice Chairman and Chief Operating Officer of Wells Fargo & Company in October 2002. He became Chairman of Sterling Financial Corporation in 2010.

Qualifications — Throughout his career in banking, including as Vice Chair and Chief Operating Officer of Wells Fargo, Mr. Biller gained extensive public company senior management and board experience. Having spent a significant part of his career in international assignments in Europe, he is familiar with operating businesses in that region, which allows him to provide advice and guidance relevant to our significant European operations. He has extensive knowledge and experience in banking, treasury and finance, which enables him to provide insight and advice on financing, treasury and enterprise risk management areas. As a chemical engineer, he is familiar with chemicals manufacturing and distribution, which allows him to relate well to our operations.

Other directorships held during the past five years — Director of Sterling Financial Corporation, Knowledge Schools Inc. and Knowledge Universe Education. Formerly a director of PG&E Corporation.

JERRY A. GRUNDHOFER, age 67.

Biography — Chairman of the Board of Santander Holdings USA, Inc. and its wholly-owned subsidiary Sovereign Bank, a Northeastern United States regional bank, and Chairman Emeritus and retired Chairman of the Board of U.S. Bancorp, a financial services holding company. Director of Ecolab since 1999. Chair of the Compensation Committee and Vice Chair of the Finance Committee.

Following an extensive career in the commercial banking industry, including serving as Vice Chairman of the Board of BankAmerica Corporation, Mr. Grundhofer joined Star Banc Corporation as President and Chief Executive Officer in 1993, assuming the Chairman post in December 1993. In November 1998, Star Banc acquired Firstar Corporation and he assumed the position of President and Chief Executive Officer of Firstar Corporation. In 2001, following a merger of Firstar Corporation and U.S. Bancorp, Mr. Grundhofer was named President and CEO of U.S. Bancorp and added the position of Chairman of the Board in 2003. Mr. Grundhofer retired as CEO in 2006, and as Chairman of the Board in December 2007.

Qualifications — Mr. Grundhofer has more than 40 years leadership experience in the banking and financial services industry, including as Chairman and Chief Executive Officer of U.S. Bancorp. His senior operating experience and public company board experience give him an understanding for leading a public company and allow him to provide strategic vision to the Company. He has extensive knowledge and experience in banking, treasury and finance, which enables him to provide insight and advice on financing, treasury and enterprise risk management areas. He also possesses extensive experience with mergers and acquisitions.

Other directorships held during the past five years — Chairman of the Board of Santander Holdings USA, Inc. and its wholly-owned subsidiary Sovereign Bank. Formerly a director of U.S. Bancorp, Citibank, N.A., Citigroup, Lehman Brothers Inc. and The Midland Company.

MICHAEL LARSON, age 52.

Biography — Chief Investment Officer to William H. Gates III. Director of Ecolab since February 2012. Member of the Audit and Safety, Health and Environment Committees.

Mr. Larson has been Chief Investment Officer for Mr. Gates and the Business Manager of Cascade Investment L.L.C., since 1995. He is responsible for Mr. Gates' non-Microsoft investments as well as the investment assets of the Bill & Melinda Gates Foundation Trust. Previously, Mr. Larson was at Harris Investment Management, Putnam Management Company and ARCO.

Qualifications — With 30 years of portfolio management experience, Mr. Larson has deep investment expertise and broad understanding of the capital markets, business cycles and capital efficiency and allocation practices. He also has served on several other public company boards providing him relevant corporate governance experience. In addition, as a professional investor and as the investment officer of the Company's largest shareholder, Mr. Larson brings a long-term shareholder perspective to the Board.

Other directorships held during the past five years — Director of AutoNation, Inc., Republic Services,  Inc., Grupo Televisa, S.A.B. and Fomento Mexicano Economico, S.A.B. de C.V. In addition, he is Chairman of the Board of Trustees for Western Asset/Claymore Inflation-Linked Securities & Income Fund and Western Asset/Claymore Inflation-Linked Opportunities & Income Fund. Formerly a director of Pan American Silver Corp.

VICTORIA J. REICH, age 54.

Biography — Former Senior Vice President and Chief Financial Officer of United Stationers Inc., a broad line wholesale distributor of business products. Director of Ecolab since 2009. Member of the Audit and Safety, Health and Environment Committees.

From 2007 to 2011 Ms. Reich was Senior Vice President and Chief Financial Officer of United Stationers Inc. Prior to joining United Stationers, Ms. Reich spent ten years as an executive with Brunswick Corporation, last serving as President — Brunswick European Group, and previously as Senior Vice President and Chief Financial Officer. Before joining Brunswick, Ms. Reich was employed for 17 years at General Electric Company in various financial management positions.

Qualifications — As a former Chief Financial Officer of a public company, Ms. Reich possesses relevant financial leadership experience with respect to all financial management disciplines relevant to the Company, including public reporting, strategic planning, treasury, IT and financial analysis. Her financial management background at United Stationers, Brunswick and General Electric, combined with her experience in European general management at Brunswick, enables her to provide strategic input as well as financial discipline. United Stationers operates a cleaning supplies distribution business which provided Ms. Reich familiarity with the institutional market, one of our largest end-markets.

Other directorships held during the past five years — Director of H&R Block, Inc.

JOHN J. ZILLMER, age 56.

Biography — Chief Executive Officer of Univar Inc., a global distributor of industrial chemicals and related specialty services. Director of Ecolab since 2006. Member of the Compensation and Governance Committees.

Prior to joining Univar in 2009, Mr. Zillmer served as Chairman and Chief Executive Officer of Allied Waste Industries, a solid waste management business, from 2005 until the merger of Allied Waste with Republic Services, Inc. in December 2008. Before Allied Waste, Mr. Zillmer spent 30 years in the managed services industry, most recently as Executive Vice President of ARAMARK Corporation, a provider of food, uniform and support services. During his eighteen-year career with ARAMARK, Mr. Zillmer served as President of ARAMARK's Business Services division, the International division and the Food and Support Services group. Prior to joining ARAMARK, Mr. Zillmer was employed by Szabo Food Services until Szabo was acquired by ARAMARK in 1986.

Qualifications — As Chief Executive Officer of Univar and previously Allied Waste, Mr. Zillmer has experience leading both public and large private companies. With Univar, he is intimately familiar with the chemical market, including with respect to chemicals that Ecolab uses to manufacture its products. He also has extensive knowledge of the environmental aspects of chemicals manufacturing and distribution. His experience leading various ARAMARK operations has given him deep knowledge of the institutional market, particularly the contract catering segment, which is a large market for the Company. His roles on the boards of Reynolds American, Allied Waste and United Stationers have provided him with significant public company board experience.

Other directorships held during the past five years — Director of Reynolds American Inc. Formerly a director of Allied Waste Industries, Inc., Casella Waste Systems, Inc., Pathmark Stores Inc. and United Stationers Inc.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE — CLASS I (FOR A TERM ENDING 2013)

DOUGLAS M. BAKER, JR., age 53.

Biography — Chairman of the Board and Chief Executive Officer of Ecolab. Director of Ecolab since 2004.

Since joining Ecolab in 1989, Mr. Baker has held various leadership positions within our Institutional, Europe and Kay operations. Mr. Baker was named Ecolab's President and Chief Operating Officer in August 2002, was promoted to President and Chief Executive Officer in July 2004, and added the position of Chairman of the Board in May 2006. Mr. Baker relinquished the office of President in December 2011 upon completion of the Nalco merger. Prior to joining Ecolab in 1989, Mr. Baker was employed by The Procter & Gamble Company in various marketing and management positions.

Qualifications — Mr. Baker has more than 20 years of Ecolab marketing, sales and general management experience, including leadership roles in Ecolab's Institutional, Europe and Kay businesses before becoming Ecolab's Chief Operating Officer in 2002 and Chief Executive Officer in 2004. He has deep and direct knowledge of Ecolab's businesses and operations. In addition, his experience at The Procter & Gamble Company included various marketing and management positions, including in the institutional market in which Ecolab operates.

Other directorships held during the past five years — Director of U.S. Bancorp.

BARBARA J. BECK, age 51.

Biography — Chief Executive Officer, Learning Care Group, Inc., a leading for-profit early education/child care provider in North America. Director of Ecolab since 2008. Member of the Finance and Safety, Health and Environment Committees.

Prior to joining Learning Care Group in March 2011, Ms. Beck spent nine years as an executive of Manpower Inc., a world leader in the employment services industry. From 2006 to 2011, Ms. Beck was President of Manpower's EMEA operations, overseeing Europe (excluding France), the Middle East and Africa. She previously served as Executive Vice President of Manpower's U.S. and Canada business unit from 2002 to 2005. Prior to joining Manpower, Ms. Beck was an executive of Sprint, a global communications company, serving in various operating and leadership roles for 15 years.

Qualifications — Ms. Beck has extensive North American and European general management and operational experience, including as a current CEO, allowing her to contribute to Ecolab's strategic vision particularly as it relates to Europe, the Middle East and Africa. With her Manpower knowledge of the impact of labor market trends on global and local economies combined with her knowledge of employment services, which tends to be a leading economic indicator, she provides timely insight into near-term projections of general economic activity. As an executive at Sprint, Ms. Beck obtained experience in the information technology field which is relevant to Ecolab's development of its ERP systems as well as field automation tools.

Other directorships held during the past five years — None.

JERRY W. LEVIN, age 67.

Biography — Chairman and Chief Executive Officer of Wilton Brands Inc., a consumer products company. Also Chairman of JW Levin Partners LLC, a private investment and advisory firm. Director of Ecolab since 1992. Lead Director, Vice Chair of the Governance Committee and Vice Chair of the Compensation Committee.

Mr. Levin served in a number of senior executive positions with The Pillsbury Company from 1974 through 1989. In 1989, he joined MacAndrews & Forbes Holdings,  Inc., which controlled Revlon, Inc. and The Coleman Company, among other companies. From 1989 through 1997, Mr. Levin served in various capacities at the Coleman Company, Inc., Revlon, Inc., Revlon Consumer Products Corporation and the Cosmetic Center, Inc., including as Chairman and/or Chief Executive Officer. Mr. Levin served as Chairman and Chief Executive Officer of American Household, Inc. (formerly known as Sunbeam Corporation) from 1998 to 2005. He joined the Board of Sharper Image in July 2006, and served as interim CEO from September 2006 to April 2007. He became Chairman and Chief Executive Officer of Wilton Brands in 2009.

Qualifications — Mr. Levin has more than 30 years of public company operating experience, including as Chairman and/or Chief Executive Officer of Coleman, Revlon and American Household, and has served on numerous public company boards. In addition to his experience leading companies, he has a background and expertise in mergers and acquisitions, which allows him to provide the company guidance and counsel for its acquisition program. He has experience in operating companies in diverse industries, giving him a unique perspective to provide advice to the Company regarding its many operating units. In addition, with 20 years on Ecolab's Board, Mr. Levin is our longest serving director and has developed a deep knowledge of our business. His long history with the Company, combined with his leadership skills and operating experience, makes him particularly well suited to be our Lead Director.

Other directorships held during the past five years — Director of Saks Incorporated and U.S. Bancorp. Formerly a director of American Household, Inc., Sharper Image and Wendy's Inc.

ROBERT L. LUMPKINS, age 68.

Biography — Chairman of the Board of The Mosaic Company, a leading producer and marketer of crop and animal nutrition products and services. Director of Ecolab since 1999. Chair of the Safety, Health and Environment Committee and Vice Chair of the Audit Committee.

Mr. Lumpkins, who retired as Vice Chairman and a director of Cargill Inc. in 2006, began his career with Cargill in 1968, and served in various finance and general management positions. Named President of the Financial Services Division in 1983 and Chief Financial Officer for Cargill Europe in 1988. Served as Chief Financial Officer of Cargill from 1989 to 2005, and elected to Cargill's Board of Directors in 1991. Elected Vice Chairman in 1995.

Qualifications — Mr. Lumpkins' nearly 40-year career at Cargill, a large and diverse global industrial company, which operates in the food industry and chemicals industry, provides him with background in two industries relevant to Ecolab. His service in various domestic and international senior operating and financial roles at Cargill, including as Chief Financial Officer, allows him to contribute both strategic direction and sophisticated financial management advice to the Company. As Chairman of the Board of Mosaic, he also has current experience leading a public company Board.

Other directorships held during the past five years — Chairman of The Mosaic Company and director of Airgas, Inc. Formerly a director of Cargill Inc. and Webdigs Inc.

MARY M. VANDEWEGHE, age 52.

Biography — Chief Executive Officer and President of Forte Consulting Inc., a financial and management consulting firm, and Professor at Georgetown University McDonough School of Business. Director of Ecolab since December, 2011. Member of the Audit and Finance Committees.

Prior to returning to Forte Consulting in 2009, Ms. VanDeWeghe was Senior Vice President of Finance for Lockheed Martin from 2006 to 2009. Her responsibilities included Corporate Treasury, Mergers & Acquisitions, Investor Relations, Corporate and Competitive Financial Analysis, and Investment Management. From 1996 to 2006, she was CEO and President of Forte Consulting, providing financial and management consulting to corporate and government clients. During that time period, she also served as executive in residence and finance professor at the University of Maryland Smith School of Business. She began her career in 1983 at J.P. Morgan, where she held positions in corporate finance, capital markets and general management, and rose to the rank of Managing Director. During her tenure at J.P. Morgan, she covered clients in a variety of industries including energy, mining, chemicals and health care.

Qualifications — Through her role in financial management at Lockheed Martin as well as her work in consulting and investment banking, Ms. VanDeWeghe gained directly relevant experience in corporate governance, financial analysis and strategy, mergers and acquisitions, and capital markets. As a former director of Nalco, Ms. VanDeWeghe possesses deep knowledge with respect to the water treatment and energy services businesses that Ecolab gained with the recent Nalco merger.

Other directorships held during the past five years — Director of Brown Advisory. Formerly a director of Nalco Holding Company.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE — CLASS III (TERM ENDING 2013)

ARTHUR J. HIGGINS, age 56.

Biography — Consultant, Blackstone Healthcare Partners of The Blackstone Group. Director of Ecolab since 2010. Member of the Compensation and Governance Committees.

Until 2010, Mr. Higgins served as Chairman of the Board of Management of Bayer HealthCare AG, a developer and manufacturer of human and animal health products, and Chairman of the Bayer HealthCare Executive Committee. Prior to joining Bayer HealthCare in 2004, Mr. Higgins served as Chairman, President and Chief Executive Officer of Enzon Pharmaceuticals, Inc. from 2001 to 2004. Prior to joining Enzon Pharmaceuticals, Mr. Higgins spent 14 years with Abbott Laboratories, most recently as President of the Pharmaceutical Products Division from 1998 to 2001. He is a past member of the Board of Directors of the Pharmaceutical Research and Manufacturers of America (PhRMA), of the Council of the International Federation of Pharmaceutical Manufacturers and Associations (IFPMA) and President of the European Federation of Pharmaceutical Industries and Associations (EFPIA).

Qualifications — Mr. Higgins has extensive leadership experience in the global healthcare market. Through leadership positions with large healthcare developers and manufacturers in both the United States and Europe, Mr. Higgins has gained deep knowledge of the healthcare market and the strategies for developing and marketing products in this highly regulated area. This knowledge and industry background allows him to provide valuable insight to Ecolab's growing Healthcare business, which is developing in both the U.S. and Europe. In addition, his global perspective from years of operating global businesses and his background in working with high growth companies fits well with Ecolab's ambitions for global growth and provide him experiences from which to draw to advise the Company on strategies for sustainable growth. In his role as Chief Executive Officer of Bayer HealthCare he gained significant exposure to enterprise risk management as well as quality and operating risk management necessary in a highly regulated industry such as healthcare.

Other directorships held during the past five years — Director of Zimmer Inc. and Resverlogix Corp.

JOEL W. JOHNSON, age 68.

Biography — Retired Chairman of the Board and Chief Executive Officer of Hormel Foods Corporation, a processor and marketer of meat and food products. Director of Ecolab since 1996. Chairman of the Audit Committee and member of the Governance Committee.

Following an extensive career at General Foods Corporation, Mr. Johnson joined Hormel Foods Corporation in 1991 as Executive Vice President — Sales & Marketing. Advanced to President in 1992, Chief Operating Officer and Chief Executive Officer in 1993 and Chairman of the Board in 1995.

Qualifications — Mr. Johnson's tenure as Chairman and Chief Executive Officer of Hormel Foods, a public company with global operations, provides him with directly relevant operating experience. As the former leader of a food products company, Mr. Johnson has insights into one of Ecolab's major end-markets. In addition, with Hormel, he has experience with and understanding of the complexities of operating a global manufacturing company in a regulated environment like the one in which Ecolab operates (e.g., EPA, FDA and USDA). His roles on the boards of Hormel, Meredith Corporation and U.S. Bancorp have provided him with significant public company board experience.

Other directorships held during the past five years — Director of the Meredith Corporation and U.S. Bancorp. Formerly a director of Hormel Foods Corporation.

C. SCOTT O'HARA, age 50.

Biography — Executive Vice President of H.J. Heinz Company, a leading producer and marketer of healthy and convenient foods. Director of Ecolab since 2009. Member of the Finance and Safety, Health and Environment Committees.

Mr. O'Hara was named President and Chief Executive Officer of Heinz North America in July 2009. He previously served as Heinz's Executive Vice President — Europe and formerly as Executive Vice President — Asia Pacific/Rest of World. Prior to Joining H.J. Heinz Company in 2006, Mr. O'Hara was an executive of the Gillette Company serving in various global operating and management roles for 14 years.

Qualifications — In his leadership roles at Heinz and Gillette, Mr. O'Hara has gained significant experience operating businesses in Europe, Asia and Latin America. His international experiences running manufacturing operations for public companies allow him to provide strategic input with respect to Ecolab's significant international operations, which in 2011 accounted for approximately 48% of our sales. In addition, running major portions of Heinz's operations, first in Europe and more recently in North America, gives Mr. O'Hara knowledge of the food industry, which is one of our major end-markets.

Other directorships held during the past five years — None.

DANIEL S. SANDERS, age 72.

Biography — Retired President of ExxonMobil Chemical Company and Vice President of ExxonMobil Corporation, a leading oil, natural gas and chemicals producer. Director of Ecolab since December 2011. Chairman of the Governance Committee and member of the Audit Committee.

Mr. Sanders retired from ExxonMobil in 2004 after 43 years of service. He was named President of ExxonMobil Chemical Company in December of 1999 when Exxon Corporation and Mobil Oil merged. Prior to that, he held various positions of increasing responsibility with Exxon, including President of Exxon Chemical, Vice President of Human Resources of Exxon Corporation and President of Exxon Chemical Asia Pacific. Mr. Sanders is past Chairman of the Board of the American Chemistry Council and past Chairman of the Society of Chemical Industry, American Section. Mr. Sanders received the Society of Chemical Industry Medal in 2005.

Qualifications — Through his 43-year career at ExxonMobil and his experience as a director of other public companies, Mr. Sanders possesses knowledge and experience in the chemical industry, corporate management, human resources and compensation, public company governance and board practices. He also has detailed knowledge of the energy sector, a significant end-market for the Company following the recent Nalco merger. As a former director of Nalco, Mr. Sanders possesses deep knowledge with respect to the water treatment and energy services businesses that Ecolab gains with the Nalco merger.

Other directorships held during the past five years — Non-executive chairman of Milliken & Company and director of Pacolet Milliken Enterprises, Arch Chemicals, Inc. and Celanese Corporation. Formerly a director of Nalco Holding Company.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis of the Company with management. Based on their review and discussion, the Compensation Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in both the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and the Company's Proxy Statement for the Annual Meeting of Stockholders to be held May 3, 2012.

Dated: February 24, 2012	Les S. Biller	Paul J. Norris
	Jerry A. Grundhofer	John J. Zillmer
Jerry W. Levin

 COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION AND OVERVIEW

The Company's compensation programs have contributed to its strong growth and returns over the past decade. The mix of annual salary, annual cash incentive bonus and long-term incentives, as more fully described in this Compensation Discussion and Analysis, has motivated executives to meet the Company's annual growth targets (in most years, strong revenue and operating income growth accompanied by double-digit EPS, or adjusted EPS, growth) while balancing necessary investments in the business in order to achieve attractive, long-term shareholder returns. Evidence of the Company's consistently strong performance can be seen in both our financial performance and stock appreciation over the past decade. For the ten-year period from January 1, 2002 to December 31, 2011, the Company's sales have increased 100% and its adjusted earnings per share have increased 192%. During this same ten-year period, our stock price has appreciated 187% versus the S&P 500's 10% increase. More recently, 2011 reported sales and adjusted earnings per share (earnings per share excluding the impact of special gains and charges, the Nalco merger and discrete tax items)(1) increased 12% and 14%, respectively, over 2010. Our 2011 share performance (up 15% for the year) has outperformed the S&P 500 for the eighth consecutive year and ten of the last eleven years.

The chart below depicts our 10-year earnings performance from January 1, 2002 through December 31, 2011 and our stock price performance versus the S&P 500 Composite Index over the same period.

(1)
A reconciliation of 2011 earnings per share to 2011 adjusted earnings per share is as follows: 2011 reported earnings per share were $1.91; excluding the impact of special gains and charges ($0.52), Nalco merger impact ($0.08) and discrete tax items ($0.03), adjust earnings per share were $2.54. Reported and adjusted earnings per share for the years 2002 through 2011 are provided in our 2011 Annual Report. We believe that adjusted diluted earnings per share is a better measure of the Company's underlying business performance than reported diluted earnings per share because it eliminates the effect of nonrecurring items such as special gains from the sale of assets as well as special charges from restructuring activities.

 Impact of Nalco Merger on Our Analysis — On December 1, 2011, we completed the merger announced in July 2011 with Nalco Holding Company ("Nalco"). Effective on closing of the merger, J. Erik Fyrwald, Nalco's Chairman, President and Chief Executive Officer prior to the merger, became President of Ecolab. Mr. Fyrwald's 2011 compensation since becoming President of Ecolab on December 1, 2011, including his long-term equity incentive award, which was granted as part of, and at the same time as, Ecolab's regular annual executive long-term equity incentives, qualified him as a named executive officer. As of December 31, 2011, Mr. Fyrwald continues to remain eligible for the benefit plans and programs in which he participated prior to the Nalco merger. As appropriate, those plans and programs are described in this Compensation Discussion and Analysis. In addition, as of the closing of the merger, Mr. Fyrwald became eligible to participate in Ecolab's long-term incentive program and as indicated above received an equity award in December 2011.

The Compensation Committee has determined that, based on Mr. Fyrwald's experience as the Chairman, President and Chief Executive Officer of Nalco and his importance to the combined Ecolab and Nalco business and the integration of Nalco's business with Ecolab, Mr. Fyrwald's total compensation would generally be maintained at a level consistent with what he received from Nalco prior to the merger. This results in Mr. Fyrwald's total compensation and various compensation components, including base salary, annual incentives and long-term incentives, being above the median range for his position at Ecolab. Accordingly, when generally describing our compensation programs and philosophies throughout this Compensation Discussion and Analysis, such generalities may not apply to Mr. Fyrwald's compensation; however, where such distinction is not otherwise apparent, we will highlight key features of Mr. Fyrwald's compensation if different from the other named executive officers.

Highlights — Some of the key components of our compensation programs that have contributed to our successful track record of business results are briefly highlighted below and discussed in more detail throughout this Compensation Discussion and Analysis:

  •
  Pay-for-Performance and Pay Risk Philosophy.  We emphasize pay-for-performance and structure our programs to provide incentives for executives to drive business and financial results. We believe that the pay of our executives, particularly our principal executive officer, correlates well with our total shareholder returns; and while our incentive programs help to drive results, they do so without encouraging excessive risk taking that would threaten the long-term growth of our business (see "Annual Cash Incentives" on page 43, "Long-term Equity Incentives" on page 47 and "Corporate Governance — Compensation Risk Analysis" on page 11);

  •
  Compensation Mix.  We utilize a mix of compensation elements — salary, annual cash incentive bonus and long-term incentives — that is within the median range for the mix of executive compensation provided by the market survey data we review in determining compensation (see "Total Compensation Mix" on page 51);

  •
  Base Salary Philosophy.  We provide executives with competitive base salaries that are within the median range of our size-adjusted competitive market (see "Base Salaries" on page 42);

  •
  2011 Salary and Incentive Pay Statistics.  With respect to the 2011 compensation for our named executive officers who were employed by us in 2010 and 2011, excluding salary adjustments for promotions or changes of responsibility, base salaries increased between 0% and 2% (0% and 5.6% including the impact of a promotion for one of our named executive officers) and on average 1.3% (2.5% including the impact of the promotions) versus 2010, annual cash incentive bonus payouts were between 114% and 142% of target, and averaged 137% of target, and long-term incentive awards, consisting of stock options and performance-based restricted stock units, were within the median range of our competitive market for each named executive officer (see "Base Salaries" on page 42, "Annual Cash Incentives" on page 43, and "Long-term Equity Incentives" on page 47);

  •
  Performance-Based Compensation.  At least 66% of each of our named executive officers' 2011 target compensation was performance based (87% in the case of our principal executive officer), with the majority of the performance-based compensation coming in the form of long-term incentives (see "Total Compensation Mix" on page 51);

  •
  Setting Performance Targets.  We utilize a robust planning process to establish financial and business performance metrics for incentive plans that, while challenging, are designed to be achievable for the participant when we meet our performance goals, and appropriately balance short-term results with necessary investments to achieve our long-term goals. These performance measures are fully disclosed in this Proxy Statement (see "Annual Cash Incentives" on page 43);

  •
  Performance Measures.  We use numerous performance measures to determine the amount of incentive compensation an executive will receive under both short-term and longer-term performance based incentive programs, including adjusted earnings per share, business unit sales and operating income and return on invested capital. Again, this approach balances annual financial objectives with long-term value creation and avoids reliance on a single metric that could unduly cause our executives to focus on limited components of our business (see "Annual Cash Incentives" on page 43 and "Long-term Equity Incentives" on page 47);

  •
  Long-term Incentives.  A significant portion of our executives' compensation is derived from long-term equity based compensation awards granted each year. Our long-term incentive program is designed so that approximately 50% of the value is delivered in the form of performance-based restricted stock units (PBRSUs) with the remaining 50% of the value delivered in the form of stock options. Under such awards, our executives' compensation increases in an appropriate relationship with the increase in the value of our Company, promoting our pay-for-performance philosophy. In addition, the PBRSU component can only be fully earned when our performance on return on invested capital (adjusted for the impact of purchase accounting relating to the Nalco merger) is above our weighted average cost of capital. This further aligns compensation with performance and shareholder value creation (see "Long-term Equity Incentives" on page 47);

  •
  Stock Ownership Guidelines.  We have established stock ownership guidelines that encourage executives to retain a significant long-term position in our stock and thereby align them with the interests of our stockholders (see "Stock Retention and Ownership Guidelines" on page 50);

  •
  Change-in-Control Benefits.  We have in place a balanced change-in-control severance policy that provides our officers severance at two times the sum of base compensation plus annual incentive pay at target following a change in control and termination of employment (a so-called "double-trigger"), with no tax gross-ups (see "Executive Change-in-Control Policy" on page 49); and

  •
  Risk Mitigation Features.  Our programs contain other features to mitigate against our executives taking excessive risk in order to maximize pay-outs, including varied and balanced performance targets, discretionary authority of the Compensation Committee to reduce award pay-outs, bonus caps at 200% of target and a Policy on Reimbursement of Incentive Payments (or so-called "clawback" policy) (see "Compensation Recovery" on page 50 and "Corporate Governance — Compensation Risk Analysis" on page 11).

The Compensation Committee of the Board of Directors oversees the design and administration of our executive compensation programs according to the processes and procedures discussed in the Corporate Governance section of this Proxy Statement, located at pages 12 and 13 hereof. The Committee is advised by an independent compensation consultant as it deems appropriate.

2011 Say-on-Pay Results — At the 2011 Annual Meeting, Ecolab stockholders approved on an advisory basis the compensation of our executives disclosed in the proxy statement, with 97% of the total votes cast by holders of shares represented at the meeting voting in favor of our executive compensation proposal. The Compensation Committee took this overwhelmingly favorable shareholder support into account in deciding to retain the overall structure and philosophy of our compensation plans and programs in 2011.

In addition, at last year's Annual Meeting Ecolab's stockholders agreed with the Board's recommendation for the annual frequency of future stockholder advisory votes on executive compensation. Following the Annual Meeting, the Board re-affirmed its policy for annual stockholder advisory votes on executive compensation.

Changes in 2011 — We made three notable changes to our compensation programs in 2011.

First, effective January 1, 2012, we eliminated two perquisites of our executive compensation structure: (1) Executive Allowance; and (2) Executive Financial Planning services. The Executive Allowance was eliminated with a corresponding salary adjustment; however, generally the Executive Financial Planning was eliminated without a corresponding adjustment. From a financial perspective, the effects of these changes are generally neutral to the executives and the Company; however, the changes provide greater transparency to the executives' total cash compensation.

Second, we amended Ecolab's Change-in-Control Policy to exclude any officer that would otherwise qualify for coverage if that officer is covered by an existing change-in-control agreement with Ecolab or any of its subsidiaries. This change excludes former Nalco executives who became Ecolab officers from coverage under both an existing Nalco change-in-control agreement and Ecolab's Change-in-Control Policy. Such officers will be covered under Ecolab's Change-in-Control Policy when their existing change-in-control agreement expires or terminates.

Third, we amended our Stock Retention and Ownership Guidelines to increase the stock ownership guideline level for our chief executive officer from five times base salary to six times base salary, consistent with market best practice.

 Program Elements — The principal elements of our executive compensation programs for 2011 are illustrated below:

*
Total compensation is defined as the sum of base salary, target annual cash incentives and the grant date present value of long-term equity incentives, and does not necessarily tie to the values disclosed in the Summary Compensation Table and supplemental tables. The chart is not drawn to scale for any particular named executive officer.

Our philosophy is to position the aggregate of these elements of compensation in the median range of our competitive market, adjusted for the Company's current size. For annual cash incentives, our philosophy generally is to also position them at a level commensurate with the Company's performance based on adjusted earnings per share compared to EPS growth in the Standard & Poor's 500. We position annual cash incentives and long-term incentives to provide lower than median compensation for lower than competitive market performance and higher than median compensation for higher than competitive market performance. This approach provides motivation to executives without incentivizing inappropriate risk-taking to achieve pay-outs, as we believe that the Company's prospects for growth are generally at least as favorable as the average of the S&P 500. For stock options, our grant processes do not permit backdating and, as described under Long-Term Equity Incentives, are granted on the same date as the Compensation Committee approval date.

This Compensation Discussion and Analysis contains statements regarding incentive targets and goals. These targets and goals are disclosed in the limited context of the Company's compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance.

 PROGRAM OBJECTIVES AND REWARD PHILOSOPHY

In General — We use executive compensation (i) to support our corporate vision and long-term financial objectives, (ii) to communicate the importance of our business results, (iii) to retain and motivate executives important to our success and (iv) to reward executives for contributions at a level reflecting our performance. Our executive compensation program, that is the compensation package as a whole as well as each element of compensation, is designed to be market competitive in order to attract, motivate and retain our executives in a manner that is in the best interests of our stockholders. Our executive compensation program is further designed to reinforce and complement ethical and sustainable management practices, which is supported in part by our compensation recovery (or "clawback") policy, promote sound risk management and to align management interests (such as sustainable long-term growth) with those of our stockholders. We believe that our long-term equity incentive program, which typically accounts for at least half of our named executive officers' total annual compensation, is an effective tool in aligning our executives' interests with those of our stockholders and incentivizing long-term value creation.

Competitive Market — We define our competitive market to be a broad range of general industry manufacturing and service companies, as reflected in third party surveys in which we participate. We use surveys published by Aon Hewitt Associates and Towers Watson as the primary sources of competitive data because we have determined these to be the best sources for credible, size-adjusted market data for general industry companies. Due to the high correlation between annual sales revenue and compensation, we size adjust the competitive market compensation data and use the median to set our targeted parameters, which we refer to as the median range. We define the median range as within 15% of the median for base salaries and within 20% of the median for annual cash incentive targets and long-term incentive targets.

We used two surveys for benchmarking 2011 base salary and annual cash incentive compensation. The 2010 Towers Watson CDB Executive Compensation Survey includes over 400 corporate entities that range in revenue from approximately $1 billion to $46 billion. Including subsidiaries, this survey includes over 800 participants. We also used the 2010 Aon Hewitt TCM Executive Regression Analysis Survey, which includes over 300 corporate entities that range in revenue from approximately $100 million to $400 billion. For benchmarking long-term incentives, in addition to Towers Watson, we used the Frederic W. Cook & Co. 2011 Survey of Long-Term Incentives. The Frederic W. Cook & Co. survey has 62 participants which range in revenue from $4.6 billion to $370 billion.

We size adjust the survey data by inserting the annual revenue for the Company (for use with the principal executive officer, principal financial officer and chief supply chain officer) or the applicable business unit (for use with the leaders of particular business units) into a statistical regression model supplied by the survey providers, which then computes the size-adjusted median by position for base salaries and annual cash incentives. We use the average of the size-adjusted medians from the two surveys as the standard by which we set base salary and annual cash incentive targets. For long-term incentive guidelines, we calculate the size-adjusted median by applying the median LTI value as a percentage of salary from the Towers Watson and Frederic W. Cook & Co. surveys to the size-adjusted base salary.

We annually assess the reasonableness of our total compensation levels and mix relative to the data contained in these surveys. We have no explicit peer group with which to compare compensation levels because our primary competitors are either privately held or are publicly held but the portion of the company which competes with our business is not separately reported and, therefore, directly comparable compensation figures are not publicly available. Since no explicit peer group exists based on our size and business type, we annually verify the reasonableness of the survey information used for our principal executive officer and principal financial officer by compiling proxy statement compensation information from the Standard & Poor's 500 Materials Sector, of which we are a component. The companies which currently comprise the Standard & Poor's 500 Materials Sector are:

Air Products & Chemicals Inc.	Eastman Chemical Co.	Nucor Corp.
Airgas Inc.	Ecolab Inc.	Owens — Illinois Inc.
Alcoa Inc.	FMC Corp.	PPG Industries Inc.
Allegheny Technologies Inc.	Freeport-McMoran Copper & Gold	Praxair Inc.
Ball Corp.	Int'l Flavors & Fragrances	Sealed Air Corp.
Bemis Co. Inc.	Int'l Paper Co.	Sherwin-Williams Co.
CF Industries Holdings Inc.	MeadWestvaco Corp.	Sigma-Aldrich Corp.
Cliffs Natural Resources Inc.	Monsanto Co.	Titanium Metals Corp.
Dow Chemical	Mosaic Co.	United States Steel Corp.
Du Pont (EI) De Nemours	Newmont Mining Corp.	Vulcan Materials Co.

The 2011 median revenue of the Materials Sector was $6.6 billion and the median market capitalization of the Sector as of December 31, 2011 was $7.9 billion.

Compensation Process — For the named executive officers, the Compensation Committee reviewed and approved (except in the case of Mr. Fyrwald as described under "Impact of the Nalco Merger on Our Analysis" on page 36 and "Annual Cash Incentives" beginning on page 43) all elements of 2011 compensation taking into consideration recommendations from our principal executive officer (but not for his own compensation), as well as competitive market guidance and feedback provided by the Compensation Committee's independent compensation consultant and our human resources staff regarding individual performance, time in position and internal pay comparisons. The Compensation Committee reviewed and approved all elements of 2011 compensation for our principal executive officer taking into consideration the Board's performance assessment of the principal executive officer and recommendations, competitive market guidance and feedback from the Compensation Committee's independent compensation consultant and our human resources staff. Recommendations with respect to the compensation of our principal executive officer are not shared with our principal executive officer.

Regulatory Considerations — We monitor changes in the regulatory environment when assessing the financial efficiency of the various elements of our executive compensation program. We have designed and administered our annual cash incentives, particularly our stockholder-approved Management Performance Incentive Plan, which we refer to as the MPIP, and long-term equity incentive plans in a manner that is intended to preserve the federal income tax deductibility of the associated compensation expense.

The MPIP is designed to meet the requirements of Internal Revenue Code Section 162(m) regarding performance-based compensation and is administered by the Compensation Committee, who selects the participants each year, establishes the annual performance goal based upon performance criteria that it selects, the performance target and a maximum annual cash award dependent on achievement of the performance goal. For 2011, the Compensation Committee selected diluted earnings per share as the performance measure under the MPIP. The Compensation Committee certifies the extent to which the performance goal has been met and the corresponding amount of the award earned by the participants, with the ability to exercise downward discretion to lower, but not raise, the award to an amount based upon the metrics used for our Management Incentive Plan cash incentive and to recognize individual performance. In effect, the MPIP establishes the maximum bonus pool for the named executive officers, while the Management Incentive Plan criteria is used by the Compensation Committee to exercise downward discretion to determine the pay-outs which have historically been (and were in 2011) well below the MPIP maximum awards. As described under Long-Term Equity Incentives below, the Compensation Committee has similarly positioned the performance-based restricted stock units to meet the requirements of Section 162(m).

We have designed and administered our deferred compensation, equity compensation and change-in-control severance plans to be in compliance with federal tax rules affecting nonqualified deferred compensation. In accordance with FASB Accounting Standards Codification 718, Compensation — Stock Compensation, for financial statement purposes, we expense all equity-based awards over the service period for awards expected to vest, based upon their estimated fair value at grant date. Accounting treatment has not resulted in changes in our equity compensation program design for our named executive officers.

BASE SALARIES

In General — The Compensation Committee reviews base salaries for the named executive officers and other executives annually in December effective for the following fiscal year, and increases are based on changes in our competitive market, changes in scope of responsibility, individual performance and time in position. Our philosophy is to pay base salaries that are within the median range of our size-adjusted competitive market. When an executive officer is new to his/her position, his/her initial base salary will likely be at the low end of the median range but, if performance is acceptable, his/her base salary will be increased over several years to arrive at the median.

Salary Increases — For 2010 and 2011, annualized base salary rates for the named executive officers are summarized below:

Name	Fiscal Year 2011	Fiscal Year 2010	Annualized Percent Increase from 2010 to 2011

Douglas M. Baker, Jr.	$1,000,000	$1,000,000	0.0%
Steven L. Fritze	$ 520,000	$ 510,000	2.0%
J. Erik Fyrwald(1)	$ 950,000	—	—
Thomas W. Handley(2)	$ 475,000	$ 450,000	5.6%
Gregory E. Temple(3)	$ 460,000	—	—

(1)
Mr. Fyrwald joined the Company in December 2011 upon completion of the Nalco merger.

(2)
Effective January 1, 2011, Mr. Handley received a 2.0% merit increase plus a 3.6% promotion increase.

(3)
Mr. Temple joined the Company in April 2011.

For 2011, the Compensation Committee increased the principal executive officer's salary by 2%, consistent with our U.S. merit increase budget; however, Mr. Baker declined the base salary increase.

Our Analysis — For 2011, base salaries accounted for approximately 13% of total compensation for the principal executive officer and 25% on average for the other named executive officers. 2011 base salary rates were within the median range for all our named executive officers, with the exception of Mr. Fyrwald, whose salary was initially established by the Nalco Compensation Committee prior to the merger and reflected his position as Chairman, President and Chief Executive Officer of Nalco. As noted above under "Impact of the Nalco Merger on Our Analysis" on page 36, when joining Ecolab upon completion of the Nalco merger, the Compensation Committee kept Mr. Fyrwald's base salary level consistent with his pre-merger salary at Nalco. In general, 2011 salary increases for our named executive officers were in line with the Company's U.S. salary increases broadly, which reflected the continued difficult economic environment. Mr. Handley's 2011 salary increase recognized his increased responsibilities for oversight of our Asia Pacific and Latin America businesses in addition to his role as President of the Global Food and Beverage business and a merit based increase.

ANNUAL CASH INCENTIVES

In General — To determine the 2011 award payments (which were paid in March 2012), the Committee reviewed the performance of the named executive officers and other executives at its February 2012 meeting. With respect to the 2011 awards, the Committee established a performance goal under the MPIP to determine maximum pay-out potential and then used the goals described below with respect to the Management Incentive Plan (or MIP) to determine the appropriate amount for each named executive officer's annual cash incentive award.

Target Award Opportunities — Under the MIP, we establish annual target award opportunities expressed as a percentage of base salary paid during the year and various award payment limits expressed as a percentage of the target award. Our bonus targets are set within the median range relative to our competitive market for each position, and the bonus plan is structured so that lower performance results in below market payouts and superior performance drives payouts above the median range. For 2011, target award opportunities were within the median range for all our named executive officers ranging from 65% to 135% of base salary. Minimum and maximum payout opportunities ranged from 0% to 200% of target award opportunity, respectively.

Performance Measures — Under the MIP, we use a mix of overall corporate, business unit and individual performance measures to foster cross-divisional cooperation and to assure that executives have a reasonable measure of control over the factors that affect their awards. This performance measure mix varies by executive position. For 2011, the performance measure mix for the named executive officers is summarized in the table on page 46.

Performance Goals and Achievement — Under the MIP, several performance goals are used, including goals measuring overall corporate performance as well as goals for specific business unit performance for those executives who are responsible for these business units. Overall corporate performance in 2011 was based on adjusted earnings per share goals. The Company uses adjusted earnings per share as a measure because it is most closely aligned with our strategy of delivering profitable growth and increased stockholder value. We define adjusted diluted earnings per share as diluted earnings per share excluding discrete tax items, special gains and charges and for 2011, the impact of the Nalco merger. See footnote 1 on page 35 for a reconciliation of 2011 reported diluted earnings per share to 2011 adjusted diluted earnings per share. We believe that adjusted diluted earnings per share is a better measure of the

Company's underlying business performance than reported diluted earnings per share because it eliminates the effect of nonrecurring items such as special gains from the sale of assets as well as special charges from restructuring activities. In addition, a total company measure of performance such as adjusted diluted earnings per share is used as one of the performance measures with respect to our named executive officers who manage particular business units because it reinforces our Circle the Customer — Circle the Globe strategy and fosters cross-divisional cooperation. In establishing these goals for 2011 we took into consideration our prior year results, overall economic and market trends, other large companies' performance expectations and our anticipated business opportunities, investment requirements and the competitive situation. For 2011, the adjusted diluted earnings per share goals were: payout at 40% of the target award opportunity (minimum level) at $2.30; payout at 100% of the target award opportunity (target level) at $2.43; payout at 140% percent of the target award opportunity (140% level) at $2.52; and payout at 200% of the target award opportunity (maximum level) at $2.56. Payouts for results between performance levels are interpolated on a straight-line basis. Actual 2011 adjusted earnings per share were $2.54 resulting in the achievement of the adjusted earnings per share goal at 170% of target; however, Management recommended a pay-out at $2.52, resulting in achievement of the adjusted earnings per share goal at 140% of target. Management recommended the $0.02 adjustment in order to better align the corporate performance component of the MIP pay-out (as measured by adjusted earnings per share) with the business unit pay-outs. The Compensation Committee exercised its discretion and accepted Management's recommendation. The adjustment generated approximately $3.5 million of savings for the Company, which the Compensation Committee, at the recommendation of Management, redeployed to increase the cash incentive pay-outs for several of the Company's business units which were negatively impacted by the challenging operating environment. Accordingly, the aggregate cash incentive pay-outs did not change; however, the pay-outs to certain business units were raised while the pay-outs to executive leadership, including the named executive officers, were lowered. See the "2011 Annual Incentive Pay-Out Summary" table on page 46 for details of the impact of the adjustment on the named executive officers' 2011 cash incentives.

As described under "Impact of Nalco Merger on Our Analysis" on page 36, one of our named executive officers, Mr. Fyrwald, joined us in December 2011 as a result of the merger with Nalco. Prior to the merger, Mr. Fyrwald participated in Nalco's Management Incentive Plan (the "Nalco MIP") and received compensation under that plan related to Nalco's performance in 2011. Performance under the Nalco MIP is measured by Nalco EBITDA, Nalco Free Cash Flow and Nalco EPS Growth, with each factor evenly weighted. In general, Nalco set its MIP targets at levels consistent with its short-term business plan and representative of stretch but achievable performance if Nalco had met its performance goals for 2011. Threshold performance goals were generally set to represent minimally acceptable levels of financial performance for the Nalco Compensation Committee to fund any payout with respect to the plan, and Nalco was expected to exceed threshold performance roughly 80% of the time. Maximum performance goals were generally set to represent truly superior financial performance, materially in excess of expectations. Nalco should be expected to attain maximum performance roughly 20% of the time. Upon the recommendation of the Chief Executive Officer, the Nalco Compensation Committee had the discretion to increase or decrease the payouts under the Nalco MIP based on individual and business unit performance. Based on the actual Nalco performance for the first three quarters and forecasted performance for the fourth quarter (as the merger was anticipated to close during the fourth quarter) measured against the targets described above, the Nalco Compensation Committee, prior to completion of the merger determined a corporate achievement of 114% in 2011. In addition, Mr. Fyrwald received an individual performance award of 125% under the Nalco MIP in recognition of corporate revenue performance and overall business performance in light of difficult markets. Combined, these two factors resulted in a total Nalco MIP award for Mr. Fyrwald of 142% of base salary, or $1,351,000.

For Mr. Handley, who manages a particular business unit for us, as indicated in the table on page 46, 70% of his annual cash incentive is based upon his respective 2011 business unit performance (Global Food & Beverage and Asia Pacific/Latin America) which is measured against the achievement of revenue and operating income goals measured at fixed currency rates established at the beginning of the year, which eliminates the impact of currency movements on the cash incentive calculation. For Mr. Handley, the revenue goal and operating income goal are weighted equally for measuring Global Food & Beverage performance and weighted 60% on sales and 40% on operating income for measuring Asia Pacific/Latin America performance. For Global Food & Beverage the 2011 revenue goal for Mr. Handley was 4.7% growth over 2010 revenue for payout at the minimum level, 5.0% growth for payout at the target level, 7.5% growth for payout at the 140% level and 10.0% growth for payout at the maximum level. The 2011 Global Food & Beverage operating income goal for Mr. Handley was 1.4% growth over 2010 operating income for payout at the minimum level, 5.4% growth for payout at the target level, 8.1% growth for payout at the 140% level and 14.0% growth for payout at the maximum level. For Asia Pacific/Latin America, the 2011 revenue goal for Mr. Handley was 10.8% growth over 2010 revenue for payout at the minimum level, 13.5% growth for payout at the target level, 15.4% growth for payout at the 140% level and 20.0% growth for payout at the maximum level. The 2011 Asia Pacific/Latin America operating income goal for Mr. Handley was 97.3% of 2010 operating income for payout at the minimum level, 0.7% growth over 2010 operating income for payout at the target level, 3.0% growth for payout at the 140% level and 12.9% growth for payout at the maximum level. No pay-out is made with respect to the business unit revenue goal unless the business unit achieves at least the minimum level on its operating income goal. Pay-outs for results between these performance levels are interpolated on a straight-line basis.

For two of our named executive officers (Messrs. Fritze and Temple), who hold staff positions (principal financial officer, and executive vice president and chief supply chain officer, respectively), as indicated in the table on page 46, 30% of their annual cash incentive is based upon performance of individual performance goals. This component of staff position awards under the MIP is set at 30% of the performance measure mix for annual cash incentives so that achievement of these goals is a component of the award but remains balanced against achievement of corporate performance goals. The 2011 individual performance objectives for our principal financial officer and the chief supply chain officer are specific, qualitative, achievable with significant effort and, if achieved, provide benefit to the Company. Mr. Fritze's individual performance goals covered organizational and strategic initiatives, including developing talent and projects to increase efficient service delivery. Mr. Temple's individual performance goals also covered organizational and strategic initiatives, including strengthening the Supply Chain organization, developing a comprehensive Supply Chain strategy and driving impaired Supply Chain metrics. Mr. Fritze and Mr. Temple both achieved 100% of their individual target performance goals. The Compensation Committee, with input from the principal executive officer, approved the annual cash incentives as shown on the table on page 46, including the component based on the principal financial officer's and chief supply chain officer's achievement of their respective 2011 individual performance goals.

2011 Annual Incentive Compensation Pay-Out Summary — The table below illustrates the calculation of the 2011 annual cash incentive pay-outs based on the targets and performance achievements described above (pay-out amounts are rounded up to the nearest $1,000, except in the case of pay-out amounts for our principal executive officer which are rounded up to the nearest $10,000):

		MIP Target Award Opportunity (% of Base Salary)	Performance Measure Mix
	2011 Base Salary		EPS	Business Unit /Function	Individual	MIP Target Pay-Out Level	MIP Performance Achieved	Pay-Out Based on MIP Performance	Compensation Committee Adjustments(1)	Actual Payout

Douglas M. Baker, Jr.	$1,000,000	135%	100%			$1,350,000	170%	$2,300,000	$(400,000)	$1,900,000

Steven L. Fritze	$ 520,000	70%	70%			$ 255,000	170%	$434,000
					30%	$ 109,000	100%	$109,000

								$543,000	$(77,000)	$466,000

J. Erik Fyrwald(2)	$ 950,000	100%		100%	(3)	$ 950,000	142%(3)	$1,351,000	—	$1,351,000

Gregory E. Temple(4)	$ 460,000	65%	35%			$ 105,000	170%	$179,000
				35%		$ 105,000	100%	$105,000
					30%	$ 90,000	100%	$90,000

								$374,000	$(32,000)	$342,000

Thomas W. Handley	$ 475,000	70%	30%			$ 100,000	170%	$170,000
				70%		$ 233,000	167%	$388,000

								$558,000	$(30,000)	$528,000

(1)
Management recommended that the Compensation Committee exercise its discretion as provided under the MIP (and MPIP) and adjust the Company's performance achievement with respect to adjusted earnings per share from the actual adjusted earnings per share achieved of $2.54 to $2.52. The Compensation Committee followed Management's recommendation, and as a result, the adjusted earnings per share pay-out was adjusted from 170% of target to 140% of target. The amounts shown in this column represent the decrease in the named executive officers' 2011 cash incentive as a result of the adjustment. Management recommended the adjustment in order to allow for additional incentive pay-outs to be made to certain business units which were negatively impacted by the challenging economic environment which, aggregate bonus pay-outs remained P & L neutral to the Company due to the corresponding reduction in executive leadership payouts. See "Annual Cash Incentives — Performance Goals and Achievement", starting on page 43 for a further discussion of the reasons for the adjustment.

(2)
The bonus for Mr. Fyrwald, who joined the Company upon completion of the Nalco merger, was determined by Nalco's Compensation Committee under the Nalco MIP.

(3)
Under the Nalco MIP, once corporate or business unit performance is determined (in this case, 114%), the business unit performance is multiplied by an individual performance factor which in the case of Mr. Fyrwald was determined by the Nalco Compensation Committee to be 125%; thus resulting in a performance achievement level of 142%.

(4)
Pursuant to the terms of his offer letter, Mr. Temple's bonus was determined based on his annualized 2011 base salary, though he joined the Company in April 2011.

Discretionary Adjustments — To recognize individual performance, the Compensation Committee also may increase or decrease a named executive officer's MIP award, with input from the principal executive officer (other than as to his own award), based on the individual performance of the named executive officer. This is done to recognize either inferior or superior individual performance in cases where this performance is not fully represented by the performance measures. As described under "Annual Cash Incentives — Performance Goals and Achievement", starting on page 43, and footnote (1) of the table above, at Management's recommendation, the Compensation Committee exercised its discretion as provided under the MIP (and MPIP) and adjusted the Company's performance achievement with respect to adjusted earnings per share. As a result, the cash incentive pay-outs for four of our named executive officers were adjusted downward. The adjustments were made in order to allow for additional incentive pay-outs to be made to certain business units which were negatively impacted by the challenging operating environment while aggregate bonus pay-outs remained p&l neutral to the Company due to the corresponding reduction in executive leadership pay-outs.

The Compensation Committee reviews and approves all adjustments to our overall corporate results and significant adjustments to our business unit performance results. Other than as described above, for 2011 the Committee did not make any adjustments to our results when determining performance achievement.

Our Analysis — In 2011 the Compensation Committee set the minimum, target and maximum levels of the adjusted EPS component of the annual incentive so that the intended relative difficulty of achieving the various levels is consistent with the past several years taking into account current prospects and market considerations. Target award opportunities in 2011 accounted for approximately 18% of total compensation on average for the named executive officers and were within the median range of our competitive market for each position. Actual award payments for the named executive officers averaged 137% of target award opportunities. The slow economic recovery in 2011 in many of our end markets and significant raw material price increases negatively impacting the profitability many of our product lines made our executives' performance goals challenging. The 2011 award pay outs are indicative of the achievement of good underlying earnings growth and business improvements during the year and the reallocation of a portion of the aggregate bonus pay-outs from corporate executives to business unit executives recognizes the impact of the uneven economic recovery on our various businesses, which management and the Compensation Committee seeks to address in a manner that ensures executives remain appropriately rewarded and motivated in the difficult operating environment.

LONG-TERM EQUITY INCENTIVES

In General — The Compensation Committee granted long-term equity incentives to our named executive officers and other executives in December 2011, consistent with its core agenda and past practice of granting these incentives at its regularly scheduled December meeting. For 2011, our long-term equity incentive program consisted of an annual grant of stock options and performance-based restricted stock units, weighted approximately equally in terms of grant value.

Our program continues to be based on pre-established grant guidelines that are calibrated annually to our competitive market. Grant guidelines for the named executive officers are developed on a position-by-position basis using market data from the Towers Watson CDB Long-Term Incentive Plan report for general industry companies and the Frederic W. Cook & Co. 2011 survey of Long-Term Incentives. The survey data represent the median range of long-term incentive values adjusted for size based on revenue.

Actual grants may be above or below our guidelines based on our assessment of individual performance and future potential. Generally, all long-term equity incentives are granted on the same date as our Compensation Committee approval date. Because we anticipated closing the Nalco merger on December 1, 2011, on November 30, 2011, the Compensation Committee at its regularly scheduled Committee meeting approved the 2011 equity incentives effective December 1, 2011; thus, allowing grants to be made to the Nalco executive team who became Ecolab executives by virtue of the merger, with such awards having the same grant date of December 1 for all executives.

Stock Options — Our stock options have a 10-year contractual exercise term from the date of grant and vest ratably over three years. Our stock options have an exercise price which is the average of the high and low market price on the date of grant. We believe that the use of the average of the high and low market price on the date of the grant removes potential same day stock volatility. We do not have a program, plan or practice to time stock option grants to executives in coordination with the release of material non-public information. From time-to-time, in addition to our annual grants, we may make special grants of stock options to our named executive officers and other executives in connection with promotions and recruitment, and for general retention purposes. During 2011, we made one special grant of stock options to one of our named executive officers, Mr. Temple. In connection with his hiring in 2011, Mr. Temple was awarded an option to acquire 30,500 shares, which vest one third per year on the anniversary date of the grant. The award (in addition to a restricted stock award described below) was granted as an inducement to Mr. Temple to join the Company and was designed to compensate him for the loss of other equity awards due to his leaving his prior employer.

At the time of the Nalco merger, Mr. Fyrwald had unvested stock options (the "Nalco Stock Options") under the former Nalco Amended and Restated 2004 Stock Incentive Plan (the "Nalco SIP"). Under the terms of his Nalco Change of Control Agreement, Mr. Fyrwald's Nalco Stock Options vested immediately before the Nalco merger and were converted using the stock award exchange ratio set out in the merger agreement into vested options for the purchase of Ecolab shares.

Performance-Based Restricted Stock Units — Our performance-based restricted stock units, or PBRSUs, cliff vest after three years, subject to attainment of three-year average annual return on invested capital (ROIC) goals over the performance period. We selected ROIC as the performance measure because it reinforces focus on capital efficiency throughout the organization, is highly correlated with shareholder returns, matches well with our long-standing corporate goal of achieving consistent return on beginning equity and is understood by our external market. We define ROIC as the quotient of after-tax operating income divided by the sum of short-term and long-term debt and shareholders' equity, less cash and cash equivalents. Considering the significant impact of purchase accounting relating to the Nalco merger on the ROIC calculation, for the 2012 to 2014 performance cycle, ROIC is measured excluding the purchase accounting impact. The Compensation Committee established an ROIC goal for the executive officers to determine maximum payout potential, with the ability to exercise downward discretion to reduce the actual payout in accordance with the ROIC goals described below. For the 2012 to 2014 performance cycle, 40% of the PBRSUs granted may be earned subject to attainment of a threshold goal of 10% average annual ROIC over the cycle and 100% of the PBRSUs may be earned subject to attainment of a target goal of 13% average annual ROIC over the cycle, with straight-line proration for performance results between threshold and target goals. No PBRSUs may be earned if ROIC is below the threshold goal, and no more than 100% of the PBRSUs may be earned if ROIC is above the target goal; accordingly, target and maximum are equal. Importantly, the threshold goal exceeds our cost of capital thereby ensuring that value is created before awards are earned. Excluding the impact of the Nalco merger, the Company's annual ROIC for 2011 was 17.8%. Dividend equivalents are not paid or accrued during the performance period. The Committee has the discretion to make adjustments to the actual ROIC achieved for such things as unplanned acquisitions or unusual, non-recurring charges.

At the time of the Nalco merger, Mr. Fyrwald had unvested performance based restricted stock units (the "Nalco Performance Shares") under the Nalco SIP. Because following the merger the Nalco performance metrics would no longer be available for determination of the performance element of the Nalco Performance Shares, in accordance with the merger agreement, the Nalco Compensation Committee determined that the following principles would be used for the Nalco Performance Shares: (a) performance for 2011 would be based on actual performance for the first three quarters and forecasted performance for the fourth quarter and (b) performance objectives for 2012 and 2013 would be based on the target values for those years. Accordingly, under the terms of the merger agreement, Mr. Fyrwald's Nalco Performance Shares were converted using the stock award exchange ratio set out in the merger agreement and the performance principles established by the Nalco Compensation Committee into Ecolab time-based restricted stock units, with vesting subject to continued employment.

Restricted Stock — From time-to-time, we may make special grants of restricted stock or restricted stock units to our named executive officers and other executives in connection with promotions and recruitment, and for general retention purposes. During 2011, we made one special grant of restricted stock to one of our named executive officers, Mr. Temple. In connection with his hiring in 2011, Mr. Temple was awarded 26,720 restricted shares, which vest one third per year on the anniversary date of the grant. The award was granted as an inducement to Mr. Temple to join the Company and was designed to compensate him for the loss of other equity awards due to his leaving his prior employer.

At the time of the Nalco merger, Mr. Fyrwald had unvested restricted stock units (the "Nalco RSUs") under the Nalco SIP. Under the terms of his Nalco Change of Control Agreement, Mr. Fyrwald's RSUs vested and were converted into Nalco shares immediately before the merger.

Our Analysis — For the last completed fiscal year, long-term equity incentives accounted for approximately 69% of total target compensation for the principal executive officer and 57% on average for the other named executive officers, which is consistent with our competitive market. Actual grants to the named executive officers were within the median range for all our named executive officers, excluding Mr. Fyrwald. Mr. Fyrwald's grant reflected the Compensation Committee's philosophy to maintain Mr. Fyrwald's total compensation level consistent with the level he had as Nalco's Chairman, President and Chief Executive Officer. Accordingly, the value of Mr. Fyrwald's 2011 grant is consistent with the last grant he received with Nalco. Our annual practice of granting equity incentives in the form of stock options and PBRSUs is similar to our competitive market, where other forms of long-term equity and cash compensation are typically awarded in addition to, or in lieu of, stock options. Our selective use of restricted stock or restricted stock units as a retention or recruitment incentive is consistent with our competitive market. We believe that our overall long-term equity compensation cost is within a reasonable range of our competitive market as to our named executive officers and also our other employees.

EXECUTIVE BENEFITS AND PERQUISITES

In General — Our named executive officers participate in all of the same health care, disability, life insurance, pension, and 401(k) benefit plans made available generally to the Company's U.S. employees. In addition, our named executive officers are eligible to participate in a deferred compensation program, restoration plans for the qualified 401(k) and pension plans, an executive disability and life benefit and, with respect to certain of our named executive officers, a supplemental retirement benefit. These plans are described in more detail on pages 59 to 61. In the case of Mr. Fyrwald, he does not participate in these plans, but rather Mr. Fyrwald continues to participate in the same defined contribution retirement plan (profit sharing and savings plan), supplemental defined contribution plan, executive death benefit plan and other benefit plans that he participated in prior to the Nalco merger. The named executive officers also receive limited perquisites described in more detail in footnote (6) to the Summary Compensation Table.

Our Analysis — We review our executive benefits and perquisites program periodically to ensure it remains market competitive for our executives and supportable to our stockholders. In 2011 we took action to eliminate starting in 2012 two executive perquisites: (1) Executive Allowance, with a corresponding salary adjustment; and (2) Executive Financial Planning services, generally without a corresponding salary adjustment. Perquisites account for 1% of total compensation for the principal executive officer and 2% on average for the other named executive officers. Taking into account the 2011 changes, executive benefits and perquisites are consistent with our competitive market.

EXECUTIVE CHANGE-IN-CONTROL POLICY

In General — The terms of our Change-In-Control Severance Compensation Policy, including the events constituting a change in control under our policy, are described on pages 68 to 70. Our policy applies to all elected officers, including the named executive officers, except those who are covered by separate change-in-control or similar agreements with the Company or a subsidiary, a circumstance which arises only in the case of an executive having such an agreement with a company we acquire. The only current officers who are covered by separate change-in-control agreements are those officers who were former officers of Nalco, including Mr. Fyrwald.

Our Analysis — We review our change-in-control protection periodically to ensure it continues to address the best interests of our stockholders. In 2011, we amended our change-in-control policy to exclude certain officers that may otherwise be eligible for coverage but are covered by separate change-in-control or similar agreements with the Company or a subsidiary. The affected executives will become covered automatically under the Company's change-in-control policy when the existing agreements terminate or expire. Our analysis indicates that our change-in-control policy, which is structured as a so-called "double-trigger" policy, promotes the interests of stockholders by mitigating executives' concerns about the impact a change-in-control may have on them thereby allowing the executives to focus on the best interests of stockholders under such circumstances.

STOCK RETENTION AND OWNERSHIP GUIDELINES

In General — We have in place stock retention and ownership guidelines to encourage our named executive officers and other executives to accumulate a significant ownership stake so they are vested in maximizing long-term stockholder returns. In 2011 we increased our retention guidelines for the principal executive officer, requiring ownership of Company stock with a market value of at least six times current base salary to align with current best practices. The Company also requires other corporate officers own Company stock with a market value of at least three times current base salary. Until the stock ownership guideline is met, our principal executive officer, principal financial officer and president are expected to retain 100% of all after-tax profit shares from exercise, vesting or payout of equity awards. Our other officers are expected to retain 50% of all after-tax profit shares from exercise, vesting or payout of equity awards. For purposes of complying with our guidelines, stock is not considered owned if subject to an unexercised stock option or unvested performance based restricted stock unit. Shares owned outright, legally or beneficially, by an officer or his or her immediate family members residing in the same household and shares held in the 401(k) plan count towards meeting the guideline. Our named executive officers and other officers may not enter into any risk hedging arrangements with respect to Company stock.

Our Analysis — Our analysis indicates that our stock retention and ownership guidelines are consistent with the design provisions of other companies disclosing such guidelines, as reported in public SEC filings and as periodically published in various surveys and research reports. Our analysis further indicates that our named executive officers are in compliance with our guidelines by either having achieved the ownership guideline or, if the guideline is not yet achieved, by retaining 100% or 50%, as applicable, of all after-tax profit shares from any stock option exercises.

 COMPENSATION RECOVERY

The Company's Board of Directors has adopted a policy requiring the reimbursement of payments made to an executive officer due to the executive officer's misconduct, as determined by the Board. Each of our executive officers has agreed in writing to this policy. This policy was filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as Exhibit (10)W.

51

TOTAL COMPENSATION MIX

In General — The table below illustrates how total compensation for our named executive officers for 2011 was allocated between performance based and fixed components, how performance based compensation is allocated between annual and long-term components and how total compensation is allocated between cash and equity components:

2011 Total Compensation Mix (base salary, target annual incentives, and long-term equity incentives valued in total at grant)
	Percent of Total Compensation that is:		Percent of Performance Based Total Compensation that is:		Percent of Total Compensation that is:

Name	Performance Based(1)	Fixed(2)	Annual(3)	Long-Term(4)	Cash Based(5)	Equity Based(6)

Douglas M. Baker, Jr	87%	13%	21%	79%	31%	69%
Steven L. Fritze	76%	24%	22%	78%	41%	59%
J. Erik Fyrwald	83%	17%	21%	79%	35%	65%
Gregory E. Temple(7)	66%	34%	33%	67%	55%	45%
Thomas W. Handley	75%	25%	23%	77%	42%	58%

(1)
Target annual incentives plus long-term equity incentives divided by total compensation.

(2)
Base salary divided by total compensation.

(3)
Target annual incentives divided by target annual incentives plus long-term equity incentives.

(4)
Long-term equity incentives divided by target annual incentives plus long-term equity incentives.

(5)
Base salary plus target annual incentives divided by total compensation.

(6)
Long-term equity incentives divided by total compensation.

(7)
Excludes Mr. Temple's inducement stock options and restricted stock grants, which were granted as an inducement for Mr. Temple to join the Company and were designed to compensate him for the loss of other equity awards due to his leaving his prior employer.

Our Analysis — Our analysis indicates that total compensation mix for our named executive officers on average is generally consistent with the competitive market, except with respect to Mr. Fyrwald. The principal executive officer receives a higher proportion of his total compensation allocated to performance based components than non-performance based components and more allocated to equity based compensation than cash based compensation compared to the other named executive officers. Because Mr. Fyrwald's compensation was kept consistent with the levels he received as Chairman, President and Chief Executive Officer of Nalco, he also receives a higher portion of his total compensation allocated to performance based compensation and a higher proportion on equity compensation. The higher emphasis on performance based compensation for the principal executive officer is designed to reward him for driving company performance and creating long-term shareholder value that is a greater responsibility in his position than in the positions of the other named executive officers, and is consistent with the competitive market for the CEO position. The level of compensation of Mr. Baker reflects the many responsibilities of serving as chief executive officer of a public company. Accordingly, Mr. Baker's median range competitive pay levels (including long-term equity awards) reflect his broader scope and greater responsibilities compared to our other named executive officers.

 SUMMARY COMPENSATION TABLE FOR 2011

The following table shows cash and non-cash compensation for the years ended December 31, 2011, 2010 and 2009 for the persons serving as the Company's "Principal Executive Officer" and "Principal Financial Officer" during the year ended December 31, 2011 and for the next three most highly-compensated executive officers who were serving in those capacities at December 31, 2011.

Name & Principal Position	Year	Salary(1) ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compen- sation(1,4) ($)	Change in Pension Value and Non- qualified Deferred Compen- ation Earnings(5) ($)	All Other Compen- sation(6) ($)	Total ($)

Douglas M. Baker, Jr.	2011	$1,000,000	0	$2,441,456	$2,113,100	$1,900,000	$2,565,328	$217,591	$10,237,475
Chairman of the Board	2010	$1,000,000	0	$1,904,531	$1,677,848	$ 2,020,000	$2,651,968	$200,200	$ 9,454,547
and Chief Executive Officer	2009	$1,000,000	0	$1,910,994	$1,973,026	$ 1,880,000	$1,774,381	$236,166	$ 8,774,567
(principal executive officer)

Steven L. Fritze	2011	$ 520,000	0	$ 610,099	$ 528,000	$ 466,000	$1,191,599	$ 92,746	$ 3,408,444
Chief Financial Officer	2010	$ 510,000	0	$ 504,733	$ 573,498	$ 525,000	$1,280,801	$ 95,982	$ 3,490,014
(principal financial officer)	2009	$ 500,000	0	$ 527,923	$ 728,957	$ 500,000	$1,017,942	$114,604	$ 3,389,426

J. Erik Fyrwald(7)	2011	$ 79,167	0	$1,709,019	$1,479,500	$ 112,583	—	$ 16,750	$ 3,397,019
President	2010	—	—	—	—	—	—	—	—
	2009	—	—	—	—	—	—	—	—

Gregory E. Temple(8)
Executive Vice President and	2011	$ 325,833	0	$1,618,715	$ 604,665	$ 342,000	—	$121,793	$ 3,013,006
Chief Supply Chain Officer	2010	—	—	—	—	—	—	—	—
	2009	—	—	—	—	—	—	—	—

Thomas W. Handley	2011	$ 475,000	0	$ 537,014	$ 465,300	$ 528,000	$ 515,571	$ 96,735	$ 2,617,620
Senior Executive Vice President and	2010	$ 450,000	0	$ 412,755	$ 363,656	$ 557,000	$ 393,159	$ 94,058	$ 2,270,628
President — Global Food & Beverage	2009	$ 425,000	$44,000	$ 383,944	$ 330,642	$ 406,000	$ 262,799	$ 86,116	$ 1,938,501
and Asia Pacific/Latin America

(1)
Includes amounts deferred under Section 401(k) of the Internal Revenue Code, pursuant to the Company's Savings Plan and ESOP (or the Nalco Company Profit Sharing and Savings Plan in the case of Mr. Fyrwald), amounts deferred under a non-qualified mirror 401(k) deferred compensation plan maintained by the Company for a select group of executives and any salary reductions per Section 125 or Section 132(f)(4) of the Internal Revenue Code.

(2)
Represents the aggregate grant date fair value of performance-based restricted stock unit (PBRSU) award grants during the year in accordance with FASB ASC topic 718, based on the average daily share price of the Company's Common Stock at the date of grant, adjusted for the absence of future dividends, and assuming full (maximum) achievement of the performance criteria over the performance period. The PBRSU awards cliff-vest after three years, subject to attainment of three-year average annual return on invested capital goals for the Company over the performance period. See Note 10 to the Company's Consolidated Financial Statements for the year ended December 31, 2011, included as Exhibit (13) to the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for further discussion of the assumptions used in determining these values. See footnote (1) to the Grants of Plan-Based Awards for 2011 table on page 54 for a description of the specific performance goals. With Respect to Mr. Temple, includes a restricted stock award granted in 2011 of 26,720 shares (valued at $1,325,846) which vests ratably on the first three anniversaries of the date of grant, subject to the post-termination and change-in-control provisions generally described at pages 64 through 70 under the heading "Potential Payments Upon Termination or Change-in-Control." This award was granted as an inducement for Mr. Temple to join the Company and was designed to compensate him for the loss of other equity awards due to his leaving his prior employer.

(3)
Represents the aggregate grant date fair value of stock option grants during the year in accordance with FASB ASC Topic 718 but with no discount for estimated forfeitures. The value of grants have been determined by application of the lattice (binomial)-pricing model. Key assumptions include: risk-free rate of return, expected life of the option, expected stock price volatility and expected dividend yield. See Note 10 to the Company's Consolidated Financial Statements for the year ended December 31, 2011, included as Exhibit (13) to the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for further discussion of the assumptions used in determining these values. The specific assumptions used in the valuation of the options granted in 2011 are summarized in the table below:

Grant Date	Risk Free Rate	Expected Life (years)	Expected Volatility	Expected Dividend Yield

05/04/2011 (Temple)	2.26%	6.15	22.79%	1.35%
12/01/2011 (All)	1.31%	6.17	22.76%	1.44%

  During 2010, Mr. Fritze received reload options totaling 29,895 shares (valued at $129,146). During 2009, Messrs. Baker and Fritze received reload options totaling 61,885 shares (valued at $326,134) and 55,133 shares (valued at $275,114), respectively. The issuance of these reload options were not new discretionary grants by the Company; rather, the issuance results from rights that were granted as part of their original option grants made under the Company's 1997 and 2002 Stock Incentive Plans. The respective reload options expire on the expiration date of their original grant. The reload feature was eliminated for grants subsequent to 2002. In connection with his hiring in 2011, the Company awarded Mr. Temple a special option grant to acquire 30,500 shares. This award was granted as an inducement for Mr. Temple to join the Company and was designed to compensate him for the loss of other equity awards due to his leaving his prior employer.

(4)
Represents the annual cash incentive awards earned and paid in respect of 2011 under the Company's Management Incentive Plan ("MIP") and the Company's Management Performance Incentive Plan ("MPIP"). The MIP and MPIP are discussed in the Compensation Discussion and Analysis beginning at page 43 and as part of the table entitled "Grants of Plan-Based Awards For 2011" at page 55. In the case of Mr. Fyrwald, amounts represent one-twelfth of the annual cash incentive awards incurred and paid under the Nalco Management Incentive Plan ("Nalco MIP") discussed in the Compensation Discussion and Analysis beginning at page 44 and the table entitled Grants of Plan Based Awards for 2011 at page 55.

(5)
Represents the change in the actuarial present value of the executive officer's accumulated benefit under the Company's defined benefit plans as of December 31, 2011 over such amount as of December 31, 2010. The Company's defined benefit plans include the Pension Plan, the Mirror Pension Plan and the Supplemental Executive Retirement Plan which are discussed beginning at page 58 as part of the table entitled Pension Benefits For 2011. Mr. Fyrwald does not participate in a defined benefit pension plan. There are no "above market" earnings under either the non-qualified mirror 401(k) deferred compensation plan maintained by the Company or the non-qualified profit sharing plan maintained by Nalco Company, for a select group of executives because all earnings under these plans are calculated at the same rate as earnings on one or more externally managed investments available to participants of the Company's or Nalco's broad-based tax qualified deferred compensation plans.

(6)
Amounts reported as All Other Compensation include:

(a)
Payment by the Company of certain perquisites, including costs relating to the following: (i) an executive cash allowance for each of the named executive officers, except Mr. Fyrwald; (ii) executive physical examinations in the case of Mr. Fritze; (iii) financial planning in the case of Messrs. Baker ($36,887), Fritze, Temple and Handley; (iv) moving expenses in the case of Mr. Temple; (v) relocation allowance in the case of Mr. Temple ($38,333).

(b)
Payment of tax gross-ups (i) by the Company in connection with moving expenses in the case of Mr. Temple; and (ii) by Nalco in connection with personal use of his company car in the case of Mr. Fyrwald.

(c)
Payment by the Company, or Nalco in the case of Mr. Fyrwald, of life insurance premiums in 2011 for: Mr. Baker, $40,694; Mr. Fritze, $25,858; Mr. Fyrwald, $2,443 (one-twelfth of annual amount); Mr. Temple, $23,967; and Mr. Handley, $30,115.

(d)
Payment of matching contributions made by the Company for 2011 as follows: (i) maximum matching contributions of $9,800 to Messrs. Baker, Fritze and Handley made by the Company under the Company's tax-qualified defined contribution 401(k) Savings Plan and ESOP available generally to all employees; (ii) matching contributions and profit sharing contributions to Mr. Fyrwald made by Nalco Company under the tax qualified Nalco Company Profit Sharing and Savings Plan available generally to all Nalco employees of $817 and $1,892 respectively (one-twelfth of annual amount); (iii) matching contributions made or to be made by the Company on base salary and annual cash incentive award earned in respect of 2011 that the executive deferred under a non-qualified mirror 401(k) deferred compensation plan maintained by the Company for a select group of executives, in the following amounts: Mr. Baker, $106,200; Mr. Fritze, $29,640; Mr. Temple, $16,913; and Mr. Handley, $30,320; and (iv) profit sharing contribution made or to be made by Nalco Company in respect of 2011 under the Nalco Company Supplemental Profit Sharing Plan to Mr. Fyrwald in the amount of $11,568 (one-twelfth of the annual amount).

(e)
The Company maintains a self-funded, supplemental long-term disability benefit plan for a select group of executives. No specific allocation of cost is made to any named executive officer prior to the occurrence of a disability.

(7)
Mr. Fyrwald became employed as an executive officer effective December 1, 2011 upon the close of the Nalco merger. Compensation reported is from that date unless otherwise indicated.

(8)
Mr. Temple became employed as an executive officer effective April 18, 2011.

 GRANTS OF PLAN-BASED AWARDS FOR 2011

								All Other Stock Awards: Number of Shares of Stock or Units(2,4) (#)	All Other Option Awards: Number of Securities Underlying Options(3,4) (#)		Closing Market Price of Stock on Grant Date(5) ($/Sh)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1,4)					Exercise or Base Price of Option Awards(5) ($/Sh)		Grant Date Fair Value of Stock and Option Awards(6) ($)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Douglas M. Baker, Jr. (PEO)
MPIP(7)	N/A	$540,000	$1,350,000	$2,700,000	0	0	0	0	0	0	0	0
2010 Stock Incentive Plan	12/01/11	0	0	0	0	0	0	0	192,100	$55.595	$55.62	$2,113,100
2010 Stock Incentive Plan	12/01/11	0	0	0	18,440	46,100	46,100	0	0	0	0	$2,441,456

Steven L. Fritze (PFO)
MPIP(7)	N/A	$146,000	$ 364,000	$ 728,000	0	0	0	0	0	0	0	0
2010 Stock Incentive Plan	12/01/11	0	0	0	0	0	0	0	48,000	$55.595	$55.62	$ 528,000
2010 Stock Incentive Plan	12/01/11	0	0	0	4,608	11,520	11,520	0	0	0	0	$ 610,099

J. Erik Fyrwald
MIP(8)	N/A	32,000	$ 80,000	$ 159,000	0	0	0	0	0	0	0	0
2010 Stock Incentive Plan	12/10/11	0	0	0	0	0	0	0	134,500	$55.595	$55.62	$1,479,500
2010 Stock Incentive Plan	12/10/11	0	0	0	12,908	32,270	32,270	0	0	0	0	$1,709,019

Gregory E. Temple
MPIP(7)	N/A	$120,000	$ 299,000	$ 598,000	0	0	0	0	0	0	0	0
2010 Stock Incentive Plan	05/04/11	0	0	0	0	0	0	0	30,500	$52.045	$52.18	$ 351,665
2010 Stock Incentive Plan	05/04/11	0	0	0	0	0	0	26,720	0	0	0	$1,325,846
2010 Stock Incentive Plan	12/01/11	0	0	0	0	0	0	0	23,000	$55.595	$55.62	$ 253,000
2010 Stock Incentive Plan	12/01/11	0	0	0	2,212	5,530	5,530	0	0	0	0	$ 292,869

Thomas W. Handley
MPIP(7)	N/A	$133,000	$ 333,000	$ 665,000	0	0	0	0	0	0	0	0
2010 Stock Incentive Plan	12/01/11	0	0	0	0	0	0	0	42,300	$55.595	$55.62	$ 465,300
2010 Stock Incentive Plan	12/01/11	0	0	0	4,056	10,140	10,140	0	0	0	0	$ 537,014

(1)
Amounts reflect the threshold, target and maximum number of shares of Company Common Stock that may be earned pursuant to performance-based restricted stock unit (PBRSU) awards granted in 2011. The PBRSU awards cliff-vest after three years, subject to attainment of performance goals over a three-year performance period of 2012 to 2014. For the 2012 to 2014 performance cycle, 40% of the PBRSUs granted may be earned subject to attainment of a threshold goal of 10% average annual return on invested capital excluding purchase accounting relating to the Nalco merger (ROIC) over the performance cycle and 100% of the PBRSUs may be earned subject to attainment of a target goal of 13% average annual ROIC over the cycle, with straight-line proration for performance results between threshold and target goals. No PBRSUs may be earned if ROIC is below the threshold goal, and no more than 100% of the PBRSUs may be earned if ROIC is above the target goal; accordingly, target and maximum are equal. Dividend equivalents are not paid or accrued during the performance period. See the discussion of performance-based restricted stock units in the Compensation Discussion and Analysis at page 48 for more information on these awards.

(2)
Reflects the number of shares granted to Mr. Temple under a restricted stock award. The award will vest as to one third of the shares on the first and second anniversaries of the date of grant and as to the remaining shares on the third anniversary. Dividends are not paid or accrued on unvested shares.

(3)
Options granted in 2011 have a ten-year contractual exercise term and vest (or will be exercisable) over three years, on a cumulative basis, as to one third of the option shares on the first and second anniversaries of the date of grant and as to the remaining option shares on the third anniversary. In connection with his hiring in 2011, the Company awarded Mr. Temple a special grant of 30,500 options in May 2011. This award was granted as an inducement for Mr. Temple to join the Company and was designed to compensate him for the loss of other equity awards due to his leaving his prior employer.

(4)
If a holder terminates employment at or after age 55 with five or more years of continuous employment, stock options held at least six months will become immediately exercisable in full and the service-based vesting conditions on PBRSU awards held at least six months shall be deemed satisfied but vesting will remain subject to attainment of the performance goals; all unvested restricted stock awards will terminate and be forfeited. For a discussion of the consequences of a change-in-control on outstanding options, PBRSU awards and restricted stock awards, see page 68 under the heading "Change-in-Control."

(5)
Generally, our stock options are granted on the same date as our Compensation Committee approval date (except that in 2011, the grant date of December 1, 2011 was one day following the Committee approval date because the Nalco merger closed on December 1, 2011 and the Committee wished to grant options to legacy Nalco executives contemporaneous with grants to legacy Ecolab executives), and have an exercise price which is the average of the high and low market price on the date of grant. We believe that the use of the average of the high and low market price on the date of the grant removes potential same day stock volatility.

(6)
Represents the grant date fair value of each equity award, computed in accordance with FASB ASC Topic 718. With respect to stock options, the value has been determined by application of the lattice (binomial)-pricing model, based upon the terms of the option grant and Ecolab's stock price performance history as of the date of the grant. Key assumptions include: risk-free rate of return, expected life of the option, expected stock price volatility and expected dividend yield. The specific assumptions used in the valuation of these options are located in footnote (3) to the Summary Compensation Table at page 52.

With respect to PBRSUs, the value has been determined based on the maximum award payout, consistent with the estimate of aggregate compensation cost to be recognized over the three-year vesting period of the award. See footnote (1) above for a description of the performance goals and performance period. In connection with his hiring in 2011, the Company awarded Mr. Temple a special grant of 26,720 restricted shares in May 2011. This award was granted as an inducement for Mr. Temple to join the Company and was designed to compensate him for the loss of other equity awards due to his leaving his prior employer. With respect to this restricted stock award, the value represents the aggregate grant date fair value in accordance with FASB ASC topic 718, based on the average grant date share price.

(7)
The Company maintains annual cash incentive programs for executives referred to as the Management Incentive Plan or MIP and Management Performance Incentive Plan or MPIP, which are discussed in the Compensation Discussion and Analysis beginning at page 43. In 2009, the Company's stockholders approved the version of the MPIP applicable for 2011, an annual incentive plan under which awards should qualify as performance based under Internal Revenue Code Section 162(m). As required under the terms of the MPIP, the Compensation Committee of the Board ("Committee") selected each of the named executive officers employed on the first day of the year to participate in the MPIP for 2011, established the 2011 performance goal based upon the performance criteria of diluted earnings per share ("EPS"), and EPS performance target of a designated earnings per share, and a cash award of 300% of the participant's base salary for 2011 to the extent the goal is achieved. The award is subject to and interpreted in accordance with the terms and conditions of the MPIP and no amount will be paid under the MPIP unless and until the Committee has determined the extent to which the performance goal has been met and the corresponding amount of the award earned by the participant. The MPIP permits the Committee to exercise downward discretion so as to pay an amount which is less than the amount of the award earned by the participant. In applying this downward discretion, the Committee considers underlying operating metrics communicated to the participant at the beginning of 2011, which in the case of the named executive officer participants are noted in the MPIP row of the above table. Actual payouts to each of the named executive officers with respect to 2011 are included under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table at page 52.

(8)
Mr. Fyrwald participated in the annual cash incentive program for executives maintained by Nalco for 2011 (Nalco MIP), which is discussed in the Compensation Discussion and Analysis beginning at page 44. One-twelfth of the award is noted in the MIP row of the above tables and one-twelfth of the actual payment for Mr. Fyrwald with respect to 2011 is included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table at page 52, representing that portion of 2011 following the merger of the Company and Nalco.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2011

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)

Douglas M. Baker, Jr.	314,000		0	0	$34.500000	12/09/14	0	0	0		0
(PEO)	303,000		0	0	$34.075000	12/07/15	0	0	0		0
	293,100		0	0	$45.240000	12/06/16	0	0	0		0
	37,034		0	0	$43.240000	12/05/12	0	0	0		0
	59,544		0	0	$51.445000	12/05/12	0	0	0		0
	61,885		0	0	$46.715000	12/05/12	0	0	0		0
	310,000		0	0	$49.420000	12/05/17	0	0	0		0
	421,000		0	0	$35.630000	12/03/18	0	0	0		0
	104,266		52,134	0	$45.665000	12/02/19	0	0	43,800		$ 2,532,078
	53,366		106,734	0	$48.055000	12/01/20	0	0	41,620		$ 2,406,052
	0		192,100	0	$55.595000	12/01/21	0	0	46,100		$ 2,665,041

Steven L. Fritze	29,895		0	0	$49.335000	12/05/12	0	0	0		0
(PFO)	100,000		0	0	$27.390000	12/11/13	0	0	0		0
	88,200		0	0	$34.500000	12/09/14	0	0	0		0
	83,200		0	0	$34.075000	12/07/15	0	0	0		0
	73,300		0	0	$45.240000	12/06/16	0	0	0		0
	1,394		0	0	$51.520000	12/05/12	0	0	0		0
	55,133		0	0	$44.330000	12/05/12	0	0	0		0
	86,100		0	0	$49.420000	12/05/17	0	0	0		0
	114,700		0	0	$35.630000	12/03/18	0	0	0		0
	28,733		14,367	0	$45.665000	12/02/19	0	0	12,100		$ 699,501
	14,133		28,267	0	$48.055000	12/01/20	0	0	11,030		$ 637,644
	0		48,000	0	$55.595000	12/01/21	0	0	11,520		$ 665,971

J. Erik Fyrwald	125,723	(4)	0	0	$30.670000	03/07/18	0	0	0		0
	27,183	(4)	0	0	$30.670000	03/07/18	0	0	0		0
	101,937	(4)	0	0	$30.670000	03/07/18	0	0	67,959	(5)	$ 3,928,710	(5)
	113,074	(4)	0	0	$17.550000	02/12/19	0	0	54,852	(5)	$ 3,170,994	(5)
	49,431	(4)	0	0	$32.350000	02/09/20	0	0	77,265	(5)	$ 4,466,690	(5)
	56,294	(4)	0	0	$40.530000	02/08/21	0	0	56,018	(5)	$ 3,238,401	(5)
	0		134,500	0	$55.595000	12/01/21	0	0	32,270		$ 1,865,529

Gregory E. Temple	0		30,500	0	$52.045000	05/04/21	0	0	0		0
	0		23,000	0	$55.595000	12/01/21	26,720	$1,544,683	5,530		$ 319,689

Thomas W. Handley	70,000		0	0	$25.490000	08/14/13	0	0	0		0
	54,100		0	0	$34.500000	12/09/14	0	0	0		0
	45,400		0	0	$34.075000	12/07/15	0	0	0		0
	36,600		0	0	$45.240000	12/06/16	0	0	0		0
	53,800		0	0	$49.420000	12/05/17	0	0	0		0
	73,400		0	0	$35.630000	12/03/18	0	0	0		0
	20,933		10,467	0	$45.665000	12/02/19	0	0	8,800		$ 508,728
	11,566		23,134	0	$48.055000	12/01/20	0	0	9,020		$ 521,446
	0		42,300	0	$55.595000	12/01/21	0	0	10,140		$ 586,193

(1)
Except for certain reload options described under footnote (3) to the Summary Compensation Table located on page  52 and options held by Mr. Fyrwald described under footnote (4) to this table, stock options have a ten-year contractual exercise term and vest ratably on the first three anniversaries of the date of grant, subject to the post-termination and change-in-control provisions generally described at pages 70 through 72 under the heading "Potential Payments Upon Termination or Change-in-Control."

  The vesting dates of the respective stock options held at December 31, 2011 that were unexercisable are summarized in the table below:

Name	Option Grant Date	Securities vesting December 2012	Securities vesting December 2013	Securities vesting December 2014	Option Expiration Date

Douglas M. Baker, Jr.	12/02/09	52,134	0	0	12/02/19
	12/01/10	53,367	53,367	0	12/01/20
	12/01/11	64,033	64,033	64,034	12/01/21

Steven L. Fritze	12/02/09	14,367	0	0	12/02/19
	12/01/10	14,133	14,134	0	12/01/20
	12/01/11	16,000	16,000	16,000	12/01/21

J. Erik Fyrwald	12/01/11	44,833	44,833	44,834	12/01/21

Gregory E. Temple	05/04/11	10,166	10,167	10,167	05/04/21
	12/01/11	7,666	7,667	7,667	12/01/21

Thomas W. Handley	12/02/09	10,467	0	0	12/02/19
	12/01/10	11,567	11,567	0	12/01/20
	12/01/11	14,100	14,100	14,100	12/01/21

(2)
Represents restricted stock award granted in 2011 which vests ratably on the first three anniversaries of the date of grant, subject to the post-termination and change-in-control provisions generally described at pages 64 through 70 under the heading "Potential Payments Upon Termination or Change-in-Control."

(3)
Represents performance-based restricted stock unit (PBRSU) awards which cliff-vest after three years, subject to attainment of performance goals over a three-year performance period, and assuming attainment of target (which also represents maximum) performance, as the performance over the prior three-year period has exceeded threshold. The reported market value is based on the closing market price of the Company's Common Stock on December 31, 2011 of $57.81 per share. The awards are subject to the post-termination and change-in-control provisions generally described at pages 64 through 72 under the heading "Potential Payments Upon Termination or Change-in-Control."

(4)
Represents options to purchase shares of Ecolab common stock that were converted from options to purchase shares of Nalco common stock in connection with the Nalco merger.

(5)
Represents three grants of Performance Stock Unit awards vesting February 2012 - 2014 and a Restricted Stock Unit award vesting March 2012 to receive shares of Ecolab Common Stock that were converted from awards to receive shares of Nalco Common Stock in connection with the Nalco merger.

OPTION EXERCISES AND STOCK VESTED FOR 2011

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Douglas M. Baker, Jr. (PEO)	74,323	$486,258	0	0
Steven L. Fritze (PFO)	33,989	$124,230	0	0
J. Erik Fyrwald	0	0	0	0
Gregory E. Temple	0	0	0	0
Thomas W. Handley	0	0	0	0

The table above shows the aggregate number of shares and dollar amount realized by the named executive officer upon exercise of one or more stock options during 2011. The dollar amount realized on exercise represents the difference between the fair market value of our Common Stock on the exercise date and the exercise price of the option.

PENSION BENEFITS FOR 2011

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Douglas M. Baker, Jr. (PEO)	Pension Plan	22	$ 576,327	0
	Mirror Pension Plan	22	$8,332,367	0
	Supplemental Executive Retirement Plan	22	$2,623,687	0

Steven L. Fritze (PFO)	Pension Plan	31	$1,036,060	0
	Mirror Pension Plan	31	$4,387,604	0
	Supplemental Executive Retirement Plan	31	$1,353,211	0

J. Erik Fyrwald(1)	N/A	—	—	—
	N/A	—	—	—
	N/A	—	—	—

Gregory E. Temple	Pension Plan	0	$0	0
	Mirror Pension Plan	0	$0	0
	Supplemental Executive Retirement Plan	—	—	—

Thomas W. Handley(2)	Pension Plan	8	$ 96,098	0
	Mirror Pension Plan	8	$ 202,673	0
	Supplemental Executive Retirement Plan	22.10	$1,498,425	0

(1)
Mr. Fyrwald does not participate in a pension plan.

(2)
Mr. Temple was employed on 04/18/2011 and did not become a participant in the Pension Plan and the Mirror Pension Plan until January 1, 2012 in accordance with plan terms. He does not participate in SERP.

The Company maintains the following non-contributory defined benefit plans for its executives: (i) a tax-qualified plan (Pension Plan); (ii) a non-qualified excess plan (Mirror Pension); and (iii) a supplemental executive retirement plan (SERP). The preceding table shows the actuarial present value of the accumulated benefit for each executive officer under the Pension Plan, the Mirror Pension and the SERP as of December 31, 2011, using the same assumptions as are used for financial reporting purposes under generally accepted accounting principles by the Company, except that retirement age is assumed to be age 62, the earliest retirement age at which a participant may retire under the plans without any benefit reduction due to age. The current accrued benefit is allocated between the tax-qualified Pension Plan and the related supplemental non-qualified plans based on the Internal Revenue Code limitations applicable to tax-qualified plans as of December 31, 2011. The present value is determined by using a discount rate of 5.07% for 2011 and assuming that the executive officer (i) terminated employment on December 31, 2011 with vested benefits; and (ii) commenced a retirement benefit at age 62 as a single life annuity or lump sum, if available. Pension annuities were converted to lump sums, where available, using an interest rate of 2.69% and the mortality rates defined in the Mirror Pension and SERP plans as prescribed in Revenue Ruling 2001-62. The present value of the pension single life annuity assumed mortality rates from the 2012 PPA Funding Static Mortality table. Cash balance benefits were valued assuming future interest credits of 3.57% (the discount rate less 1.50%) for periods after December 31, 2011. The cash balance annuity conversion for the SERP offset used an interest rate of 4.07% (the discount rate less 1.00%) and the mortality rates prescribed by the IRS for 2011 pension lump sum calculations.

The Pension Plan is a tax-qualified defined benefit plan covering most U.S. employees of the Company and its U.S. affiliates except Nalco. It is intended to provide long-service employees a foundation for retirement benefits in the form of regular income. Participants hired prior to January 1, 2003, including Messrs. Baker and Fritze, earn monthly pension benefits under the following formula ("traditional formula"): 1/12 of the sum of (a) years of credited service times 1% of "final average compensation" plus (b) years of credited service (not exceeding 35) times 0.45% of "final average compensation" minus "covered compensation." "Final average compensation" is the average of the participant's annual compensation for the five consecutive calendar years that produce the highest average, counting the participant's base salary and annual cash incentive compensation for a plan year, excluding any long-term and non-cash incentive bonuses and amounts above the IRS compensation limits for qualified plans. "Covered compensation" is the average amount determined by the IRS to have been subject to Social Security taxes over the participant's working life.

Participants hired after 2002 accrue an account credit at the end of each year equal to a fixed percentage of the participant's compensation for that year plus an interest credit applied to the participant's account balance on the first day of that year ("cash balance formula"). Compensation used in determining the credits is the participant's base salary and annual cash incentive compensation for a plan year, excluding any long-term and non-cash incentive bonuses and amounts above the IRS limits for qualified plans.

Participants become entitled to a non-forfeitable ("vested") right to their Pension Plan benefit upon completing three years of continuous service with the Company. Normal retirement date is the date on which the participant attains age 65 and has completed at least three years of continuous service. Traditional formula participants who have terminated employment with the Company may begin to receive benefit payments as early as age 55, reducing the benefit by 1/280 for each month by which payment begins before age 62. Unreduced benefits may begin after age 62. The normal form of benefit is a single life only annuity for participants who are not married and a joint and 50% survivor annuity for married participants. Subject to a spousal consent requirement for married participants, participants may select an actuarially equivalent benefit in one of the following forms: single life only annuity, joint and 75% or 100% survivor annuity (married participants only); life and five year certain annuity; and life and ten-year certain annuity.

If a participant dies after benefit commencement, payments to a beneficiary, if any, are made according to the payment option selected by the participant. If a participant with a vested traditional formula benefit dies before benefit payments commence, the participant's beneficiary is entitled to a death benefit. If the beneficiary is the participant's surviving spouse, the benefit is a life annuity beginning after the participant would have attained age 55. Other beneficiaries receive a five or ten-year annuity benefit.

Cash balance formula participants with at least three years of continuous service may commence benefit payment at any time after termination. The payment will be the actuarial equivalent value of their account balance, determined using the mortality and interest factors prescribed by the IRS. The normal form of benefit for cash balance formula participants is a single life only annuity for participants who are not married and a joint and 50% survivor annuity for married participants. Optional forms of payment for cash balance formula participants are lump-sum payment, single life annuity, and, for married participants only, joint and 75% or 100% survivor annuity. The beneficiary of a cash balance formula participant who dies before commencing benefits will receive a death benefit actuarially equivalent to the participant's account balance.

The Mirror Pension is a non-qualified plan intended to restore benefits under the tax-qualified Pension Plan for those employees whose benefits are reduced by Internal Revenue Code limits. The Mirror Pension has generally the same terms as the Pension Plan except: (i) compensation is determined without regard to the IRS limits for qualified plans; (ii) vesting is accelerated upon a change-in-control; (iii) benefits may be forfeited for certain serious misconduct; and (iv) the optional forms of benefits available to participants with respect to benefits accrued and vested as of December 31, 2004 ("Grandfathered Mirror Pension Benefits") include a lump sum payment. Benefits accrued or vested after December 31, 2004 are subject to Internal Revenue Code Section 409A ("409A Mirror Pension Benefits") and are not linked to the Pension Plan.

The normal form of 409A Mirror Pension Benefit is a 10-Year Annual Installment payout commencing upon the later of attainment of age 55 or separation from service for traditional formula participants or upon separation from service for cash balance formula participants, provided that payment to a "specified employee" (corporate officers, including each of the named executive officers) may not commence earlier than six months after separation from service. Optional forms of benefits available to participants include 5-Year Annual Installments, Lump Sum or an Annuity Option (Single Life, Life & 5-Year Certain, Life and 10-Year Certain, and for married participants, Joint and 50%, 75% or 100% Survivor). Participants were permitted to make a transition election as to an optional form of benefit for their 409A Mirror Pension Benefit before the end of 2008 as permitted under 409A regulations. Any subsequent change in optional form by a participant is subject to the "1-year/5-year rule" which requires that the change be made 12 months before separation from service and must not become effective for 12 months after the election is made (the 1-year rule), and the payment commencement date must be delayed for 5-years after the original commencement date (the 5-year rule). A participant who elects an Annuity Option may choose among the various types of annuity forms at any time before separation from service. Despite the plan's normal form of benefit or a participant's election of an optional form of benefit, the Company will cash out the participant's Grandfathered Mirror Pension Benefit and/or the participant's 409A Mirror Pension Benefit in a lump sum if the present value of such portion of the benefit at the time of distribution does not exceed $25,000.

The SERP is a non-qualified supplemental executive retirement plan intended to ensure a pension benefit that replaces a significant portion of the income of certain executives. The maximum SERP benefit equals 2% of final average compensation times years of credited service (up to 30 years), reduced by the benefits payable under the Pension Plan, the Mirror Pension and 50% of the age 65 Primary Social Security benefit. A participant age 65 with 30 years of service would receive benefits from all three defined benefit plans equal to 60% of final average compensation (less 50% of the age 65 Social Security benefit). For executives hired by the Company after age 35 and therefore unable to earn the maximum benefit at age 65, the SERP provides an additional "past service benefit." The annual past service benefit equals 1% of the difference between final average compensation and annualized earnings at the time of joining the Company ("first year earnings") multiplied by the difference between the executive's age at date of hire and 35. Material terms of the SERP are similar to those of the Pension Plan except: (i) compensation is determined without regard to the IRS limits for qualified plans; (ii) the SERP benefit vests upon attainment of age 55 and completion of ten-years of service or attainment of age 65; (iii) vesting is accelerated upon a change-in-control; (iv) benefits may be forfeited for certain serious misconduct; (v) participants hired after age 35 are credited with additional "past service credit" equal to one year for each year by which the executive's age at date of hire exceeded 35. In addition, the normal form of benefit with respect to SERP benefits accrued and vested as of December 31, 2004 ("Grandfathered SERP Benefits") is a 15-year certain monthly annuity commencing at age 65 and participants may elect to receive an actuarially equivalent benefit in any of the optional forms of payment available under the Pension Plan or in a lump sum. SERP benefits accrued or vested after December 31, 2004 are subject to Internal Revenue Code Section 409A ("409A SERP Benefits"). The normal form of benefit, election of optional forms of benefit and time of commencement of the 409A SERP Benefit are linked to the Mirror Pension. Despite the normal form of benefit or a participant's optional form of benefit election, the Company will cash out the participant's Pre-409A SERP Benefit and/or the participant's 409A SERP Benefit in a lump sum if the present value of such portion of the benefit at the time of distribution does not exceed $25,000.

Mr. Handley was hired by the Company after age 35 and will benefit from the past service benefit and past service credits under the SERP. The SERP benefit in the above table includes past service benefits for Mr. Handley as follows: Mr. Handley, $ 681,576 and 14.10 years of past service credit.

In 2010, the SERP was amended to eliminate further benefit accruals after December 31, 2020.

Mr. Fritze is the only named executive officer who is currently eligible for early retirement under the Pension Plan, Mirror Pension and SERP. As a cash balance formula participant, Mr. Handley would be eligible to receive his vested benefits under the Pension Plan and Mirror Pension upon separation from service.

The Company does not grant extra years of credited service under the Pension Plan or the Mirror Pension except as approved by its Board of Directors. Prior service credits have been approved by the Board in limited circumstances in connection with a business acquisition or merger, entry into plan participation by employees formerly participating in a union plan while employed with the Company and for employment with the Company before the Pension Plan was adopted in 1972. None of the named executive officers has been granted extra years of service under these plans. The SERP grants extra years of credited service for executive officers hired by the Company after age 35. Mr. Handley has been granted extra years as noted above in the discussion of the SERP.

 NON-QUALIFIED DEFERRED COMPENSATION FOR 2011

Name	Executive Contributions in Last FY(1,2) ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(2) ($)

Douglas M. Baker, Jr. (PEO)	$138,750	$111,000	$17,230	0	$2,129,755
Steven L. Fritze (PFO)	$ 40,000	$ 32,000	$ 6,291	0	$2,317,208
J. Erik Fyrwald(3)	—	—	—	—	—
Gregory E. Temple	$ 4,042	$ 3,233	$ 67	0	$ 7,342
Thomas W. Handley	$ 39,350	$ 31,480	$50,313	0	$1,370,753

(1)
Contributions credited in 2011 include deferrals and match on base salary earned in 2011 and annual cash incentive earned in respect of 2010.

(2)
Amounts reported for executive contributions and included in the aggregate balance at year-end include the following amounts which were reported as salary in 2011 in the Summary Compensation Table at page 52 and which were deferred by each named executive officer: Mr. Baker, $37,750; Mr. Fritze, $13,750; Mr. Fyrwald, $0; Mr. Temple, $4,042; and Mr. Handley, $11,500. Amounts reported in the aggregate balance at last fiscal year end include the following amounts which were reported for 2011 and which were previously reported as compensation to the named executive officer in the Summary Compensation Table for previous years and which were deferred in 2006 through 2011: Mr. Baker, $666,350; Mr. Fritze, $668,949; Mr. Fyrwald, $0; Mr. Temple, $4,042; and Mr. Handley, $368,175.

(3)
Mr. Fyrwald participates in the Nalco Company Supplemental Defined Contribution Plan (Profit Sharing and Savings Plan) described below. His entire balance of $245,135 was paid out on December 1, 2011 as a result of a change-in-control due to the merger. No contribution was made in 2011 following the merger.

The Mirror Savings Plan is a non-qualified mirror 401(k) deferred compensation excess plan which enables executives to obtain benefits of a tax-deferred savings and investment program without regard to limits on compensation and benefits imposed by the Internal Revenue Code on the Company's tax-qualified deferred compensation plan. The plan is unfunded and does not protect the executive from insolvency of the Company.

Participants may defer up to 25% of base salary and up to 100% of annual cash incentive compensation for a calendar year. The Company credits a matching contribution equal to (i) 100% of the amount of the executive's deferrals that do not exceed 3% of covered compensation plus (ii) 50% of the executive's deferrals that exceed 3% but do not exceed 5% of the executive's covered compensation. An account is maintained on the Company's books in the name of each executive. The account is credited with phantom earnings at the same rate as earnings on externally managed investment funds available to participants of the Company's tax-qualified deferred compensation plan. An executive is allowed to elect the investment fund or funds that will apply and may change the election at any time; provided that (i) an executive officer is not permitted to elect the Company stock fund, and (ii) effective January 1, 2006, the Company discontinued making its matching contributions to the Company stock fund. The earnings rate applicable to each such investment fund for 2011 is as set forth in the following table:

Fund Name	2011 Earnings Rate

Managed Income Portfolio II	1.47%
Fidelity Money Market Trust Retirement Money Market Portfolio	0.01%
Fidelity Government Income Fund	7.88%
PIMCO Total Return Fund — Institutional Class	4.16%
SSgA Target Retirement Income Securities Lending Series Fund-Class II	4.64%
SSgA Target Retirement 2010 Securities Lending Series Fund-Class I	6.92%
SSgA Target Retirement 2015 Securities Lending Series Fund-Class II	7.33%
SSgA Target Retirement 2020 Securities Lending Series Fund-Class II	5.91%
SSgA Target Retirement 2025 Securities Lending Series Fund-Class II	4.92%
SSgA Target Retirement 2030 Securities Lending Series Fund-Class II	3.52%
SSgA Target Retirement 2035 Securities Lending Series Fund-Class II	1.50%
SSgA Target Retirement 2040 Securities Lending Series Fund-Class II	0.07%
SSgA Target Retirement 2045 Securities Lending Series Fund-Class II	0.09%
SSgA Target Retirement 2050 Securities Lending Series Fund-Class II	0.11%
Fidelity Puritan® Fund — Class K	0.74%
Spartan® 500 Index Fund — Institutional Class	2.09%
Harbor Capital Appreciation Fund — Institutional Class	0.61%
Dodge & Cox Stock Fund	-4.08%
Spartan Extended Market Index Fund — Investor Class	-3.82%
Hartland Value Plus Fund Class Institutional	-5.07%
Hartford Small Company Fund — Class 1A	-3.36%
Dodge & Cox International Stock Fund	-15.97%
Ecolab Stock Fund	15.92%

Participants are always 100% vested in their deferred compensation account and are entitled to receive a distribution in cash upon termination, death or disability. The normal form of distribution with respect to the portion of the account attributable to contributions made before 2005 ("Grandfathered Mirror Savings Benefit") is a single lump sum, but an executive may elect to receive such portion of the account in the form of annual installments over a period not to exceed ten years. The portion of the executive's account attributable to contributions made after 2004 is subject to Internal Revenue Code Section 409A ("409A Mirror Savings Benefit"). The normal form of 409A Mirror Savings Benefit is a 10-Year Annual Installment payout commencing upon separation from service, provided that payment to a "specified employee" (corporate officers, including each of the named executive officers) may not commence earlier than six months after separation from service. Optional forms of benefits available to participants include 5-Year Annual Installments or Lump Sum. Participants were permitted to make a transition election as to an optional form of benefit for their 409A Mirror Savings Benefit before the end of 2008 as permitted under 409A regulations and new participants may make such an election at the time of initial enrollment. Any subsequent change in optional form by a participant is subject to the "1-year/5-year rule" which requires that the change be made 12 months before separation from service and must not become effective for 12 months after the election is made (the 1-year rule), and the payment commencement date must be delayed for 5-years after separation from service (the 5-year rule). Despite the plan's normal form of benefit or a participant's election of an optional form of benefit, the Company will cash out the participant's Grandfathered Mirror Savings Benefit and/or the participant's 409A Mirror Savings Benefit in a lump sum if the present value of such portion of the benefit at the time of distribution does not exceed $25,000. Deferrals may be withdrawn during employment only upon an unforeseeable emergency and are limited to the amount needed to satisfy such emergency. Company matching amounts are not available for such in-service withdrawal and are subject to forfeiture for certain serious misconduct.

The Nalco Company Supplemental Defined Contribution Plan (Profit Sharing and Savings Plan), in which Mr. Fyrwald participates, is a non-qualified deferred compensation plan maintained by Nalco Company which is intended to cover retirement and profit sharing contributions that exceed qualified plan limits and to comply with Section 409A. Qualified participants are entitled to receive a profit sharing credit to the extent Nalco Company determines. The administrative committee administering the plan shall determine the rate to be applied to all participants' accounts as of the last day of the year or such other date as it determines. For 2011, the account earnings and end-of-year account values are based on the return of the Stable Value Fund available to participants in the qualified Nalco Company Profit Sharing and Savings Plan which was 0.28%. A participant shall become one hundred percent (100%) vested in his or her account if he or she retires on or after qualifying for normal retirement, dies or becomes disabled. In any other termination of employment, a participant will be vested in his or her account under the plan to the same extent he or she is vested in his or her profit sharing account under the qualified plan. Benefits provided under this plan to which a participant becomes entitled to receive shall be offset by any benefit the participant is entitled to receive under any other plan, agreement or arrangement with Nalco Company that is intended to provide benefits that cannot be provided under the qualified plan because of limitations set forth in Code Sections 401(a)(17) and 415(c).

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE-IN-CONTROL

The Company maintains, as does Nalco, certain plans, policies and practices covering named executive officers that will require it to provide incremental compensation upon certain types of terminations, including termination due to a change-in-control of the Company.

Overview — The following discussion describes additional amounts that either the Company or Nalco would pay or provide to a named executive officer or his or her beneficiaries as a result of termination of employment in each of the following situations: voluntary resignation, discharge for cause, discharge without cause, resignation due to constructive discharge, death or disability and change-in-control of the Company. For purposes of this discussion, estimated benefits are calculated as if the termination occurred on December 31, 2011 and that the value of a share of the Company's stock on that day was $57.81, the closing price on December 30, 2011, the last trading day of 2011.

As permitted by SEC rules, the following discussion and amounts do not include the payments and benefits that are not enhanced by the termination of employment or change-in-control. These payments and benefits are referred to hereafter in this discussion as "vested benefits" and include:

  •
  benefits accrued under either the Company's or Nalco's tax-qualified Pension Plan, tax-qualified deferred compensation 401(k) plan and tax qualified profit-sharing plan in which all employees participate;

  •
  benefits provided under a retiree health and death benefits program in which all employees participate;

  •
  accrued vacation pay, health and life insurance plan continuation and other similar amounts payable when employment terminates under programs applicable to the Company's or Nalco's salaried employees generally;

  •
  payment of earned annual cash incentive payable if employed through the end of the year described at page 43;

  •
  benefits accrued under the Company's non-qualified mirror 401(k) deferred compensation plan, or benefits that have become vested under Nalco's non-qualified profit sharing plan, described in connection with the Non-Qualified Deferred Compensation table at page 62;

  •
  benefits accrued that have become vested under the Company's non-qualified Mirror Pension and Supplemental Executive Retirement Plan ("SERP") described in connection with the Pension Benefits table at page 58;

  •
  stock options that have vested and become exercisable as described at page 47 and 56;

  •
  performance-based restricted stock unit ("PBRSU") awards that have vested upon attainment of the relevant performance goals as described at page 48; and

  •
  shares of restricted stock that have vested as described at page 48.

Because Mr. Fyrwald participates in the benefits of Nalco Company, parts of this discussion related to his Nalco benefits are reported separately at the end of this section.

Voluntary Resignation — The Company is not obligated to pay any amounts in addition to the named executive officer's vested benefits in the event of a voluntary termination of employment, unless the executive's age and years of service qualify for special provisions applicable for retirement under the plans described below.

  •
  Annual Cash Incentive — If termination is after age 55 and completion of at least three years of service, the executive would receive payment of a portion of the annual cash incentive under the Company's annual cash incentive program (Management Performance Incentive Plan or "MPIP" and Management Incentive Plan or "MIP") which is described in the Compensation Discussion and Analysis beginning at page 43 and as part of the table entitled "Grants of Plan — Based Awards in 2011" at page 54 earned for the year that is proportionate to the portion of the performance period under the Plan that was completed prior to the termination of employment. The earned annual cash incentive payable to such an eligible executive officer for termination on December 31, 2011 would be the full amount of the actual annual cash incentive earned as reported as Non-Equity Incentive Plan Compensation column of the Summary Compensation Table at page 52.

  •
  Retiree Life Insurance — Elected corporate officers who terminate employment at or after (i) attaining age 55 and completing at least ten-years of service or (ii) attaining age 65 are covered by an executive life insurance policy. Under the program, the beneficiary of the retired executive is entitled to a death benefit equal to the lesser of (i) 200% of the executive's average compensation for the five consecutive years of employment preceding retirement which yields the highest average compensation, or (ii) $750,000.

  •
  Options — If termination is after (i) age 55 and (ii) completion of (a) at least three years of service for options granted prior to 2010 and (b) at least five years of service for options granted in 2011 or later, the executive would be entitled to accelerated vesting for options held at least six months and extended, post-retirement exercise period of five years (or the remaining term of the options, if shorter).

  •
  PBRSUs — If termination is after (i) age 55 and (ii) completion of (a) at least three years of service for PBRSU awards granted prior to 2010 and (b) at least five years of service for PBRSU awards granted in 2010 or later, service-vesting conditions with respect to PBRSU awards held at least six months will be deemed satisfied but vesting remains subject to attainment of performance goals.

Messrs. Fritze and Handley are the only named executive officers who would have been entitled to some or all of such special retirement provisions as of December 31, 2011 as follows:

Mr. Fritze, $466,000 annual cash incentive, $750,000 retiree life insurance coverage, 42,634 accelerated options at $450,232 value, and 23,130 accelerated PBRSU awards at $1,337,145 value; and Mr. Handley $528,000 annual cash incentive, 33,601 accelerated options at $352,794 value, and 17,820 accelerated PBRSU awards at $1,030,174 value.

Discharge for Cause — The Company is not obligated to pay any amounts in addition to the named executive officer's vested benefits in the event of a termination of employment for cause. The executive's right to exercise vested options expires and unvested PBRSU and restricted stock awards are forfeited upon discharge for cause. Cause under the Company's stock incentive plans includes (a) deliberate injury or attempted injury related to the Company or any subsidiary, including dishonesty, fraud, misrepresentation, or embezzlement; (b) any unlawful or criminal activity of a serious nature; (c) any intentional and deliberate material breach of duty; or (d) material breach of any confidentiality or non-compete agreement.

An elected corporate officer with qualifying age and years of service would receive coverage under the retiree death benefit program described in the above section entitled "Voluntary Resignation."

Death or Disability — In the event of a termination as a result of death or disability, the named executive officer or his or her beneficiaries would be entitled to the following benefits in addition to his or her vested benefits.

  •
  Executive Long-Term Disability Benefits — An executive who becomes "disabled" will, following a 180-day elimination period, receive payments from the Company equal to 60% of his or her base salary and annual cash incentive, reduced by the benefit paid under the Company's insured long-term disability plan available to all full time employees (which is limited to $15,000 per month). Total disability benefits are limited to $35,000 per month. An executive is "disabled" during the first 18 months if he or she cannot earn at least 80% of his or her pre-disability compensation at his or her own occupation. After 18 months, the executive is "disabled" if he or she cannot earn at least 80% of his or her pre-disability compensation at any occupation for which he or she is qualified by training, education or experience. Benefits may continue until the executive reaches Social Security Normal Retirement Age, subject to certain minimum lengths of payment. Benefits are limited to 24 months if disability is a result of mental illness that results from any cause; any condition that may result from mental illness; alcoholism which is under treatment; or the non-medical use of narcotics, sedatives, stimulants, hallucinogens or any other such substance.

  •
  Executive Life Insurance — If the executive dies, his beneficiary will receive an insured basic executive death benefit equal to three times the executive's annual compensation for the year preceding the death, subject to a maximum benefit of $9,000,000. The basic executive death benefit which would have been payable to the beneficiaries of each of the named executive officers for a death as of December 31, 2011 would be as follows: Mr. Baker, $8,640,000; Mr. Fritze, $3,030,000; Mr. Temple, $1,380,000; and Mr. Handley, $2,700,000. If the death is accidental, the beneficiary would receive an additional accidental death benefit amount equal to the basic executive death benefit, subject to a maximum of $6,000,000. If the executive's death occurs during travel on Company business, the benefit would be increased by three times the executive's annual compensation for the year preceding the death, subject to a maximum business travel benefit of $6,000,000.

  •
  Annual Cash Incentive — Payment of the annual cash incentive under the Company's annual cash incentive program (Management Performance Incentive Plan or "MPIP" and Management Incentive Plan or "MIP") which is described in the Compensation Discussion and Analysis beginning at page 43 and as part of the table entitled "Grants of Plan — Based Awards For 2011" at page 54 earned for the year that is proportionate to the portion of the performance period under the Plan that was completed prior to the termination of employment. The earned annual cash incentive payable to each of the named executive officers for termination due to death or disability on December 31, 2011 would be the full amount of the actual annual cash incentive earned as reported as Non-Equity Incentive Plan Compensation column of the Summary Compensation Table at page 52.

  •
  Executive Financial Counseling — The Company's Executive Financial Counseling Plan pays for financial, investment, tax and estate planning, tax preparation and tax audit assistance. This plan was terminated effective December 31, 2011. The maximum annual benefit for 2011 was 5% for the principal executive officer's, and 3% for each of the other named executive officer's, rate of annual base compensation as of the first day of the year (or the date of employment in the case of an executive officer employed after January 1), which in the case of the named executive officers would be as follows: Mr. Baker, $50,000; Mr. Fritze, $15,600; Mr. Temple, $13,800; and Mr. Handley, $14,250.

  •
  Options — If employment terminates as a result of death or disability, the vesting of options is accelerated and the post-death/disability exercise period is extended to five years (or the remaining term of the options, if shorter). Accelerated vesting for each of the named executive officers would be as follows: Mr. Baker 350,968 shares at $2,099,859 value; Mr. Fritze, 90,634 shares at $556,552 value; Mr. Fyrwald, 134,500 shares at $297,918 value; Mr. Temple, 53,500 shares at $226,778 value; and Mr. Handley, 75,901 shares at $446,488 value.

  •
  PBRSU Awards — If employment terminates as a result of death or disability, service-based vesting conditions on PBRSU awards will be deemed satisfied but vesting remains subject to attainment of performance goals. Accelerated vesting for each of the named executive officers would be as follows, assuming full attainment of performance goals, payment after the end of the performance period and a stock price of $57.81, the closing price on December 31, 2011: Mr. Baker, 131,520 units at $7,603,171 value; Mr. Fritze, 34,650 units at $2,003,117 value; Mr. Fyrwald, 32,270 units at $1,865,529 value; Mr. Temple, 5,530 units at $319,689 value; and Mr. Handley, 27,960 units at $1,616,368 value.

  •
  Restricted Stock Awards — If employment terminates as a result of death or disability, the vesting of restricted stock awards is accelerated. In the case of Mr. Temple, accelerated vesting of restricted stock awards would be as follows: 26,720 units at $1,544,683 value.

Discharge Not for Cause; Resignation Due to Constructive Discharge — The Company negotiates severance arrangements on a case-by-case basis if an executive's employment is terminated involuntarily without cause or if the executive resigns as a result of a constructive discharge. Any such negotiated settlement would require the named executive officer to sign a general release and waiver of claims against the Company and would typically require compliance with confidentiality and non-compete restrictions. Payment of such severance will generally be made in equal installments over regular payroll periods. For purposes of this disclosure, such a negotiated severance is estimated to include payment of up to two years base salary and target annual cash incentive for each of the named executive officers, as follows: Mr. Baker, $4,700,000; Mr. Fritze, $1,768,000; Mr. Temple, $1,518,000; and Mr. Handley, $1,616,000.

At the discretion of the Compensation Committee, the vesting of options may be accelerated or extended and the exercise period extended. However, no option may remain exercisable or continue to vest for more than two years beyond the date such option would have terminated if not for the Compensation Committee's action, or beyond its expiration date, whichever first occurs. In addition, the Compensation Committee may, at its discretion, accelerate the vesting of PBRSU and restricted stock awards. The PBRSU awards granted in 2010 further provide that vesting of the service-based vesting conditions will be accelerated on a pro-rated basis in the event an executive's employment is terminated without cause, with payment of the pro-rated award subject to satisfaction of applicable performance criteria. Accelerated vesting for certain named executive officers would be as follows: Mr. Baker, 13,873 units at $802,017 value; Mr. Fritze, 3,677 units at $212,548 value; and Mr. Handley, 3,007 units at $173,815 value.

In addition, if the executive's position, age and years of service qualify at time of termination, the executive would receive benefits under the same special provisions applicable for retirement as are described in the section entitled voluntary resignation above. As noted in that section, Messrs. Fritze and Handley are the only named executive officers who would have been entitled to such special retirement provisions as of December 31, 2011.

Change-in-Control — The Company maintains a Change-in-Control Severance Compensation Policy (the "Policy") which applies to elected officers (other than assistant officers) of the Company, including each named executive officer listed in the Summary Compensation Table at page 52. The Policy excludes an officer that may otherwise be eligible for coverage but is covered by separate change-in-control or similar agreements with the Company or a subsidiary, as is the case for Mr. Fyrwald. Such excluded officer will become covered under the Policy when the existing agreements terminate or expire. The Board of Directors may terminate the Policy after two years' advance notice except that the Policy may not be terminated within two years after a change-in-control has occurred.

The Policy entitles the officer to a severance payment if, within two years following a change-in-control, the officer's employment with the Company is terminated without Just Cause (as defined in the Policy) or the officer voluntarily terminates employment for Good Reason (as defined in the Policy). The severance payment is paid in a lump sum equal to the sum of (i) two times the sum of the officer's base salary plus target annual cash incentive; plus (ii) a pro-rated portion of the target annual cash incentive for the year of termination. The officer also is entitled to payment of reasonable outplacement service fees up to 20% of base salary and continuation, for up to 18 months, of medical and dental health coverage at the cost the officer paid prior to termination of employment. The Policy does not provide a gross-up for the 280G excise tax. However, the Policy does provide for a reduction of payments if the Policy results in higher after-tax income to the participant due to 280G excise tax. As a condition of the payment of such benefits, the officer must release the Company from employment-related claims.

The Company's non-qualified Mirror Pension and Supplemental Executive Retirement Plan discussed under the section entitled Pension Benefits For 2011 at page 58 provide that the interests of participants shall vest and become non-forfeitable upon a change-in-control of the

Company. Messrs. Baker, Fritze, Temple and Handley participate in the Mirror Pension Plan (Mr. Temple's participation commenced January 1, 2012) and Messrs. Baker, Fritze and Handley participate in the Supplemental Executive Retirement Plan.

Upon a change-in-control, the vesting for outstanding stock options, PBRSUs and restricted stock awards that were granted prior to 2010 would be accelerated (but no extended exercise period for options). If any outstanding option, PBRSU award or restricted stock award granted in 2010 or later is continued, assumed or replaced by the Company or the surviving or successor entity in connection with the change-in-control, and if within two years after the change in control an executive's employment or other service is terminated without cause or is terminated by the executive for good reason, then (i) each of the executive's outstanding options will become exercisable in full and remain exercisable for the remaining term of the option, (ii) each of the holder's unvested restricted stock awards and PBRSU awards will fully vest, and (iii) any performance goals applicable to the holder's PBRSU awards will be deemed to have been satisfied to the maximum degree. If any outstanding option, PBRSU award or restricted stock award is not continued, assumed or replaced in connection with the change-in-control, then the same consequences as specified in clauses (i) through (iii) of the previous sentence will occur in connection with a change-in-control unless and to the extent the Compensation Committee elects to terminate such options or awards in exchange for a payment with respect to each option or award in an amount equal to the excess, if any, between the fair market value of the shares subject to the option or award immediately prior to the effective date of such change-in-control (which may be the fair market value of the consideration to be received in the change of control transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such option or award (or, if there is not excess, such option or award may be terminated without payment).

For purposes of the Policy and stock incentive plans, the term "change-in-control" means the occurrence of any of the events set forth in the paragraph immediately below. This definition was amended in 2010 and the definition below has been marked to show the changes. The amended definition applies to the Policy and stock incentive grants made in 2010 or later; the prior definition continues to apply to the deferred compensation plans and to stock incentive grants made prior to 2010. (Double underline text indicates language added in the 2010 amendments; strikethrough text indicates language deleted in the 2010 amendments.)

A change-in-control of the Company occurs if:

  •
  a person or group acquires 25% or more of the Company's outstanding voting power~~. However, if the acquisition was approved by the Board of Directors, then a change-in-control occurs at 34% ownership. If the acquiring person, prior to becoming a 25% shareholder, has entered into (and is in compliance with) a shareholder agreement which imposes limits on the person's maximum Company shareholdings, then a change-in-control occurs only upon acquisition of 50% of the Company's voting power~~;

  •
  during any ~~36~~

  consecutive month period, individuals who constitute the Board on the first day of the period or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election relating to the election of directors) whose election or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on the first day of such period (or whose election or nomination were previously so approved) shall cease for any reason to constitute at least a majority of the Board of Directors;

  •
  the Company engages in a merger or consolidation, other than a merger or consolidation in which the Company's voting securities immediately prior to the transaction continue to represent over 50% of the voting power of the Company or the surviving entity immediately after the transaction and in which no person or group acquires 50% or more of the voting power of the Company or surviving entity; and

  •
  the ~~Company's stockholders approve~~

  a plan of complete liquidation or the Company sells all or substantially all of the Company's assets, other than to an entity with more than 50% of its voting power owned by the Company's stockholders in substantially the same proportion as their ownership of the Company immediately prior to the sale.

The table below summarizes the maximum additional payments the Company would be obligated to make if a qualifying termination due to a change-in-control occurred on December 31, 2011.

	Severance Payments					Equity Awards
						(B) Accelerated Portion of Stock Options		(C) Accelerated Portion of PBRSU & RS Awards
		Accelerated Portion of Pension(1)		Health Insurance Premiums	(A) Total Severance Payments					Total Potential Value(5)
	Cash Lump Sum		Outplacement Service Fees
Name						Number(2)	Value(3)	Number	Value(4)

Douglas M. Baker, Jr.	$4,700,000	$2,623,687	$200,000	$20,911	$7,544,598	350,968	$2,099,859	131,520	$7,603,171	$17,247,628
Steven L. Fritze	$1,768,000	0	$104,000	$11,408	$1,883,408	90,634	$ 556,552	34,650	$2,003,117	$ 4,443,077
Gregory E. Temple	$1,518,000	0	$ 92,000	$ 5,234	$1,615,234	53,500	$ 226,778	32,250	$1,864,372	$ 3,706,384
Thomas W. Handley	$1,616,000	$1,498,425	$ 95,000	$20,911	$3,230,336	75,901	$ 446,488	27,960	$1,616,368	$ 5,293,192

(1)
Represents that portion of the actuarial present value of accumulated pension benefits reported in the Pension Benefits For 2011 table at page 58 which would become payable upon a change-in-control as a result of acceleration of vesting.

(2)
Total number of unvested options as of December 31, 2011.

(3)
Represents the difference between the closing price of our Common Stock as of December 31, 2011 ($57.81) and the exercise price of each option. All options may be exercised at any time during the three months (or five years if retirement eligible) after employment after the change-in-control, but not beyond the original ten-year term of the option.

(4)
Represents the value of PBRSU and restricted stock awards accelerated as of December 31, 2011 ($57.81).

(5)
Represents the sum of amounts in Column (A) Total Severance Payouts, (B) Accelerated Portion of Stock Options and (C) Accelerated Portion of PBRSU and restricted stock awards.

Potential Payment upon Termination or Change-in-Control for Mr. Fyrwald — In connection with the Nalco merger, the Company agreed to honor benefit plans and compensation arrangements and agreements that had been executed between Nalco and its executives, including change-in-control and severance agreements that had been executed between Nalco and Mr. Fyrwald, which are described below. After completion of the Nalco merger, the Compensation Committee amended Mr. Fyrwald's change-in-control and severance agreements in order to extend the period of time that Mr. Fyrwald could terminate his employment for "good reason" from 90 days after the date of the merger to two years after such date. The amendments were designed to eliminate a potential incentive for Mr. Fyrwald to leave the company quickly after the merger by extending the period of time Mr. Fyrwald could voluntarily terminate his employment and receive the benefits of the change-in-control and severance agreements upon such termination. These agreements expire on November 30, 2013.

Severance Agreement

The Severance Agreement, which was entered into between Nalco and Mr. Fyrwald effective January 1, 2011, provides the following payments and benefits in the event of either involuntary termination without cause, or voluntary termination for good reason (each term as defined in the Severance Agreement): (1) a lump-sum cash severance payment equal to two times the sum of Mr. Fyrwald's base salary plus his target bonus under the Management Incentive Plan payable, to the extent required by Section 409A of the Code, six months and one day following termination of employment; (2) a pro-rata share (through date of termination of employment) of bonus under the Management Incentive Plan for the termination year based on actual performance for the year, payable on or before March 15 of the year following termination of employment or, to the extent required by Section 409A of the Code, six months and one day following termination of employment; (3) continuation of participation for eighteen months in Nalco Company's medical and dental plans at active employee rates; and (4) outplacement services of up to $50,000 during the 24-month period following termination of employment.

As a condition of receipt of the above payments and benefits, Mr. Fyrwald must sign a general release in favor of Nalco which releases Nalco from all future claims, and he must continue to comply with the confidentiality and the two-year non-compete and non-solicit provisions in the agreement.

Change-In-Control Agreement

The Change-in-Control Agreement which was entered into between Nalco and Mr. Fyrwald effective January 1, 2011 provides the following benefits in connection with a change-in-control of Nalco: (1) acceleration of vesting of all Nalco Stock Options and Nalco RSUs granted under the Nalco SIP upon a Change-In-Control (which occurred upon the Nalco merger effective 12/01/2011); and (2) acceleration of vesting of unvested Nalco Performance Shares granted under Nalco's SIP, in the event of either an involuntary termination without "cause" or by Mr. Fyrwald for "good reason" (each term as defined in the Change-In-Control Agreement) within 90 days prior to, or two years following, a Change-In-Control, on a pro-rated basis to reflect the period of time between the grant of the applicable Performance-Vesting RSU and the Change-In-Control in relation to the entire vesting period of such award.

Non-Plan Inducement Stock Options and Time-Vesting RSUs

Nalco granted certain awards to Mr. Fyrwald outside of the Nalco SIP in connection with his hiring in March 2008, which are referred to herein as the Inducement Awards, and which include: (1) 150,000 non-qualified stock options that vested with respect to 50% of the options on March 6, 2011 and were scheduled to vest with respect to the remaining 50% of options on March 6, 2012, but which vested upon consummation of the merger with Nalco pursuant to their terms; (2) 40,000 non-qualified stock options that vested with respect to 75% of the options in equal installments on December 31, 2008, 2009 and 2010, respectively, and with respect to the remaining 25% on December 31. 2011; and (3) 200,000 Time-Vesting RSUs that vested with respect to 50% of the Time-Vesting RSUs on March 6, 2011 and are scheduled to vest with respect to the remaining 50% of the Time-Vesting RSUs on March 6, 2012. The Time-Vesting RSUs will vest upon a termination of Mr. Fyrwald's employment either by Nalco without "cause" or by Mr. Fyrwald for "good reason" (each as defined in the RSU award agreement). All of the awards, whether vested or unvested, were converted into awards with respect to Ecolab common stock as a result of the merger.

For purposes of the Severance Agreement, the Change-In-Control Agreement and the Non-Plan Inducement Stock Options and Time-Vesting RSUs, "good reason" is generally defined to mean any of the following events: (i) a reduction in Mr. Fyrwald's base salary or total aggregate compensation by more than 10%, or (ii) a material diminution in Mr. Fyrwald's responsibilities.

Mr. Fyrwald received grants from Ecolab in December 2011 pursuant to the terms of the 2010 Stock Incentive Plan.

Mr., Fyrwald participates in the Nalco Company defined contribution plan (Profit Sharing and Savings Plan), supplemental defined contribution, Executive Death Benefit Plan, which provides his beneficiaries a death benefit of two times his base salary should death occur during his employment and 1.5 times his base salary if death is after retirement and other conditions are met, and other benefit plans common to all employees of Nalco generally.

The table below summarizes estimated payments to Mr. Fyrwald or his beneficiaries as a result of termination of employment or a change-of-control. For purposes of this discussion, benefits are calculated as if the termination occurred on December 31, 2011 and that the value of a share of the Company's stock on that day was $57.81, the closing price on December 30, 2011, the last trading day of 2011. The actual payments and benefits under each circumstance can only be determined at the time an actual termination or change-of-control occurs.

	Death	Disability	Involuntary w/o Cause	By Executive for Good Reason	CIC Only	CIC + Involuntary w/o Cause	CIC+ Good Reason

Cash Severance[1]	—	—	$ 3,800,000	$3,800,000	—	$ 3,800,000	$3,800,000
Bonus for Year of Termination(2)	—	—	$ 112,583	$ 112,583	—	$ 112,583	$ 112,583
Unvested Option Spread Value(3)	$ 297,918	$ 297,918	—	—	—	$ 297,918	$ 297,918
Restricted Stock Unit Value(4)	$ 1,865,529	$ 1,865,529	—	—	—	$ 1,865,529	$1,865,529
Restricted Stock Unit Value(5)	$ 3,928,710	$ 3,928,710	$ 3,928,710	$3,928,710	—	$ 3,928,710	$3,928,710
Restricted Stock Unit Value(6)	$10,876,084	$10,876,084	$10,876,084	—	—	$10,876,084	—
Health and Welfare Benefit Continuation	—	—	$ 18,588	$ 18,588	—	$ 18,588	$ 18,588
Executive Life Insurance Proceeds	$ 1,900,000	—	—	—	—	—	—
Outplacement — 24 months (maximum benefit)	—	—	$ 50,000	$ 50,000	—	$ 50,000	$ 50,000

Note:
Table includes only unvested termination /CIC payments.

(1)
Per Nalco severance agreement and annual base salary and target MIP bonus based on entire 2011.

(2)
Per Nalco severance agreement based on pro-rata (one-twelfth) MIP for actual performance.

(3)
Ecolab options grant in December 2011 (all Nalco options vested).

(4)
Ecolab PBRSU grant in December 2011.

(5)
Nalco converted inducement RSU grant.

(6)
Nalco converted PSUs to time vested RSUs.

 AUDIT COMMITTEE REPORT

The Audit Committee operates under a written Charter and the functions of the Committee are described under the heading "Board Committees — Audit Committee" at page 11 hereof. The Audit Committee's Charter recognizes that (i) it is the responsibility of management to prepare the Company's financial statements in accordance with Accounting Principles Generally Accepted in the United States of America and to maintain an effective system of financial control; and (ii) it is the responsibility of the independent auditors to plan and conduct the annual audit and express their opinion on the consolidated financial statements in accordance with professional standards. As recognized in the Charter, the Committee's responsibilities include overseeing the work of the participants in the financial reporting and control process.

In this context, the Audit Committee has (i) reviewed and discussed the audited consolidated financial statements of the Company as of December 31, 2011 and for the year then ended (the "Financial Statements") with management which has represented that the Financial Statements were prepared in accordance with Accounting Principles Generally Accepted in the United States of America, (ii) discussed the Financial Statements with PricewaterhouseCoopers LLP (our independent registered public accounting firm), including the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380, "Communications with Audit Committees," and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP their independence. The Committee has also considered whether PricewaterhouseCoopers LLP's provision of non-audit services as described below under the heading "Audit Fees" is compatible with maintaining PricewaterhouseCoopers LLP's independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Dated: February 24, 2012	Arthur L. Higgins Joel W. Johnson Robert L. Lumpkins	Victoria J. Reich Daniel S. Sanders Mary M. VanDeWeghe

AUDIT FEES

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP ("PwC") for the years ended December 31, 2011 and 2010.

Fee Category	2011	2010

Audit Fees(1)	$9,791,000	$6,721,000
Audit-related Fees(2)	$ 180,000	$ 72,000
Tax Fees(3)	$ 577,000	$ 231,000
All Other Fees(4)	$ 3,000	0

(1)
Fees and expenses paid to PwC for: (i) annual audit (annual audit and quarterly reviews of the consolidated financial statements required to be performed in accordance with generally accepted auditing standards); (ii) 404 attestation services (attestation services relating to the report on the Company's internal controls as specified in Section 404 of Sarbanes-Oxley Act — the aggregate fees and expenses for these services were $1,151,000 in 2011 and $1,054,000 in 2010); (iii) statutory audits (statutory audits or financial audits and accounting consultations for subsidiaries or affiliates required to be performed in accordance with local regulations); (iv) regulatory financial filings (services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents) and assistance in responding to SEC comment letters); and (v) consultations on accounting and disclosure matters (consultations by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard setting bodies). The increase in Audit Fees in 2011 resulted primarily from the Nalco merger.

(2)
Fees and expenses paid to PwC for: (i) agreed-upon procedures (agreed-upon or expanded audit procedures related to accounting records required to respond to or comply with financial, accounting or regulatory matters); (ii) attest services; and (iii) employee benefit plan audits (financial statement audits of pension and other employee benefit plans).

(3)
Fees and expenses paid to PwC for: (i) U.S. federal, state and local tax compliance (preparation and/or review of tax returns including sales and use tax, excise tax, income tax and property tax, as well as, consultation regarding applicable handling of items for tax returns, required disclosures, elections and filing positions available to the Company); (ii) U.S. federal, state and local tax advice (assistance with tax audits, technical interpretations, applicable laws and regulations, tax advice on mergers, acquisitions and restructurings); (iii) international non-U.S. tax compliance (preparation and review of income, local, VAT, and GST tax returns or other tax filings, required disclosures, elections and filing positions available to the Company); (iv) international non-U.S. tax advice (assistance with tax examinations (but not legal or other representation in tax courts or agencies), advice on various matters including foreign tax credit, foreign income tax, tax accounting, foreign earnings and profits, U.S. treatment of foreign subsidiary income, VAT, GST, excise tax or equivalent taxes in the jurisdiction, and tax advice on restructurings, mergers, and acquisitions); and (v) transfer pricing (advice and assistance with respect to transfer pricing matters, including preparation of reports used by the Company to comply with taxing authority documentation requirements regarding royalties and inter-company pricing and assistance with tax exemptions).

(4)
This category includes all fees paid to PwC that must be disclosed and are appropriately not included in the Audit, Audit-Related and Tax categories. No such fees were incurred for the year ended December 31, 2010.

All of the professional services provided by PwC in 2011 and 2010 were approved or pre-approved in accordance with policies of the Audit Committee and the Company. The Audit Committee has pre-approved projects for certain permissible non-audit services. Under the policy, requests for pre-approvals of permissible non-audit services must be accompanied by detailed documentation regarding specific services to be provided. The policy specifies that:

  •
  annual pre-approval of the audit engagement (including internal control attestation) is required;

  •
  the independent auditor may not provide prohibited services;

  •
  annual pre-approval is provided for employee benefit plan audits and special audits, as well as other attestation services;

  •
  management and the independent auditors report to the Committee at each meeting on all non-audit service projects and related fees;

  •
  all services and fees are reviewed annually; and

  •
  the Committee Chair has been delegated authority to approve specific permissible non-audit service projects and fees to ensure timely handling of unexpected matters.

Examples of permissible non-audit services under the policy include: (i) merger/acquisition due diligence services; (ii) attest services; (iii) tax compliance, filings and returns; and (iv) tax planning services, provided that such services are limited to projects having "known or accepted" outcomes.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2012 and to perform other appropriate services. Representatives of PwC are expected to be present at our Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

PwC has provided professional services to the Company in 2011, the aggregate fees and expenses of which are reported at page 74.

Board of Directors' Recommendation — The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2012. Under the laws of the State of Delaware, stockholder ratification of the appointment of our independent registered public accounting firm is not required. However, the Board deems it advisable to submit the appointment of PwC for stockholder consideration and ratification. If the appointment of PwC is not ratified, the Audit Committee will reconsider the matter, but will not be required to change its decision to appoint PwC as independent registered public accounting firm. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP.

PROPOSAL 3: APPROVE AMENDMENTS TO THE ECOLAB INC.
RESTATED CERTIFICATE OF INCORPORATION
TO ELIMINATE SUPER-MAJORITY VOTING

The Board of Directors has unanimously approved and is recommending that the stockholders approve an amendment to the Company's Restated Certificate of Incorporation to eliminate the supermajority voting provisions contained therein.

Currently, the Restated Certificate of Incorporation contains certain provisions with supermajority voting requirements that are higher than the minimum vote required under the Delaware General Corporation Law. Article VI of the Restated Certificate of Incorporation requires a supermajority vote (80% of the outstanding shares) in the event an "Interested Stockholder" (a stockholder who has acquired at least 10% of the outstanding shares) seeks to enter into a merger or consolidation with the Company, purchase assets or securities of the Company having an aggregate fair market value of $10,000,000 or more, liquidate or dissolve the Company, or any other transaction defined in Article VI as a "Business Combination," unless either (i) the transaction is approved by a majority of the "Continuing Directors" (generally, those directors not affiliated with the Interested Stockholder) or (ii) the proposed Business Combination meets certain so-called "fair-price" and procedural requirements.

A nonbinding stockholder proposal to change the supermajority voting provisions in the Company's Restated Certificate of Incorporation to a majority vote was included in last year's proxy statement and received the favorable vote of holders of a majority of the Company's outstanding shares of common stock. Following the meeting, the Governance Committee and the full Board of Directors carefully considered the advantages and disadvantages of eliminating the supermajority voting provisions and, in light of the vote of stockholders at last year's annual meeting, have now determined that the elimination of such provisions is in the best interests of the Company and its stockholders. The Board of Directors considered that Article VI is (i) designed to discourage an acquirer from utilizing two-tier pricing and similar tactics in an attempt to take over the Company, (ii) helps assure that all stockholders will be treated similarly if a Business Combination is effected, and (iii) encourages potential acquirers to deal directly with the Board of Directors, which in turn enhances the Board's ability to consider the interests of all stockholders and, as appropriate, to negotiate the best possible outcome for all stockholders. However, the Board of Directors further recognized that supermajority voting requirements restrict stockholder action in some cases and are disfavored by certain stockholders and stockholder groups because they view such requirements as contrary to principles of good corporate governance. While it is important to the Company's long-term success to maintain appropriate defenses against inadequate takeover bids, the Board of Directors did not deem Article VI an essential tool in this regard even though it provides some protection. In addition, it is important for the Board of Directors to maintain stockholder confidence by demonstrating that it is responsive and accountable to stockholders and committed to strong corporate governance. This requires the Board of Directors to carefully balance sometimes competing interests. After considering these and other factors, the Board of Directors has unanimously approved, and recommends that the Company's stockholders approve, an amendment to the Restated Certificate of Incorporation which would eliminate current Article VI in its entirety, including the supermajority voting requirements contained therein.

If the stockholders approve this proposal, the Company's Restated Certificate of Incorporation will be amended to eliminate current Article VI. The supermajority voting provisions that would be eliminated as a result of this amendment to the Restated Certificate of Incorporation constitute all of the provisions in the Restated Certificate of Incorporation that require stockholder approval by more than a majority vote. This elimination of Article VI is reflected in the form of Restated Certificate of Incorporation that is attached to this Proxy Statement as Appendix A, with deletions indicated by strikeouts and additions indicated by underlining.

This proposal was unanimously recommended by the Board of Directors. Therefore, under the current Restated Certificate of Incorporation, the affirmative vote of holders of a majority of Ecolab's outstanding shares of common stock would be needed for approval of this proposal. If approved, the amendment will become effective upon filing with the Secretary of State of the State of Delaware, which the Company intends to do promptly following the Annual Meeting.

Board of Directors' Recommendation — The Board of Directors has declared this action advisable and recommends that you vote FOR the amendment to the Company's Restated Certificate of Incorporation to eliminate Article VI in its entirety. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR the elimination of Article VI from the Company's Restated Certificate of Incorporation.

 PROPOSAL 4: ADVISORY VOTE TO APPROVE THE
COMPENSATION OF EXECUTIVES DISCLOSED
IN THIS PROXY STATEMENT

Ecolab's executive compensation program is intended to (1) support our corporate vision and long-term financial objectives, (2) communicate the importance of business results, (3) retain and motivate executives important to our success and (4) reward executives for contributions at a level reflecting our performance. We believe that our compensation policies and procedures have met these objectives. They have contributed to the Company's historically strong growth and returns, rewarded executives based on performance and are aligned with the long-term interests of our stockholders. See "Executive Compensation — Compensation Discussion and Analysis," beginning at page 35.

The Company is presenting this proposal, which gives you as a stockholder the opportunity to endorse or not endorse our executive pay program through an advisory vote for or against the following resolution:

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company's Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement."

The Company also provided stockholders with an advisory vote on its executive compensation at the last two Annual Meetings of Stockholders. In 2010 and 2011, the advisory vote on executive compensation received support from greater than 95% and 97%, respectively, of the total votes cast on the proposal.

The Board of Directors urges stockholders to endorse the compensation program for our named executive officers by voting FOR the above resolution. As discussed in the Compensation Discussion and Analysis (the "CD&A") contained in this Proxy Statement, we believe that the executive compensation for 2011 is reasonable and appropriate and is justified by the performance of the Company. Our compensation program is the result of a carefully considered approach, after advice from the Compensation Committee's independent compensation consultant.

In deciding how to vote on this proposal, the Board of Directors urges you to consider the following factors, many of which are more fully discussed in the CD&A, which begins on page 35:

Performance

  •
  Our share price rose 15% in 2011, outperforming the Standard & Poor's 500 index, which was essentially flat for the year. Our share performance has exceeded the S&P 500 in each of the last eight years and ten of the last 11 years.

  •
  2011 reported diluted earnings per share declined 14% from 2010 to $1.91, in large part due to charges associated with completion of the Nalco merger and related integration activity. Included in 2010 and 2011 results were special gains and charges, including the merger related charges noted above, and discrete tax items. Excluding special gains and charges, the impact of the Nalco merger and discrete tax items in both years, adjusted diluted earnings per share were $2.54 for 2011, up 14% from $2.23 in 2010.

  •
  Our return on beginning shareholders' equity was 22% in 2011, the 20th consecutive year in which the Company met or exceeded its long-term financial objective of a 20% return on beginning shareholders' equity.

  •
  We increased our quarterly dividend rate for the 20th consecutive year, as it rose 14% in December to an indicated annual rate of $0.80 per common share for 2012. Ecolab has paid cash dividends for 75 consecutive years.

  •
  We completed our merger with Nalco, a transformational transaction which positions us to be an even faster growth company, creates significant technology and cost synergies and equips us to better meet our customers' needs going forward.

Compensation

  •
  We emphasize pay for performance and structure our compensation programs to provide appropriate incentives to executives to drive business and financial results for both the near-term and long-term.

  •
  At least 66% of each of our named executive officers' 2011 target compensation was performance based, 87% in the case of our principle executive officer, with the majority of performance-based compensation coming in the form of long-term incentives.

  •
  Our compensation programs do not encourage excessive and unnecessary risks that would threaten the value of the Company, and our programs have various risk mitigation features, such as our Policy on Reimbursement of Incentive Compensation (or so-called "clawback" policy).

  •
  We have no history of abusive compensation practices.

Awards

  •
  In 2011, for the fifth consecutive year, Ecolab was named one of the "World's Most Ethical Companies" by Ethisphere magazine. The list is composed of companies that use ethical leadership as a purposeful method to drive profits and growth.

  •
  The Carbon Disclosure Project also named Ecolab to the Carbon Disclosure Leadership Index for the second consecutive year. This Index recognizes the Company's commitment to strategy, governance, stakeholder communications and transparency in reporting sustainability practices.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Board of Directors' Recommendation — The Board of Directors recommends that you vote FOR approval of the compensation of Ecolab's executives as described in the Compensation Discussion and Analysis and the compensation tables and otherwise in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. Proxies solicited by our Board of Directors will be voted FOR approval of the proposal unless otherwise specified.

 PROPOSAL 5: STOCKHOLDER PROPOSAL REQUESTING
THE BOARD OF DIRECTORS TO PROVIDE AN ANNUAL ADVISORY
VOTE ON ELECTIONEERING AND POLITICAL CONTRIBUTIONS
AND COMMUNICATION EXPENDITURES

An owner of 227 shares of our Common Stock has notified the Company that it intends to present the following resolution at the Annual Meeting. The Company disclaims any responsibility for the content of this proposal and statement of support, the text of which, in accordance with rules of the Securities and Exchange Commission, is printed verbatim from its submission. We note that because the Company has re-organized its website since this proposal was received, we believe that the new link that the proposal references in footnote (1) below is www.ecolab.com/media-center/publications/sustainability-reports (at page 4 of Ecolab's 2010 Sustainability Report). The Company will provide the name and address of the proponent of the stockholder proposal promptly upon oral or written request for such information. Requests may be sent to the Corporate Secretary, Ecolab Inc., 370 Wabasha Street North, Saint Paul, Minnesota 55102, or by e-mail at investor.info@ecolab.com.

After careful consideration, the Board of Directors unanimously recommends that you vote AGAINST the stockholder proposal set forth below.

STOCKHOLDER PROPOSAL

Say on Political Contributions

Whereas, the Supreme Court ruling in Citizens United v. Federal Election Commission interpreted the First Amendment right of freedom of speech to include certain corporate political expenditures involving "electioneering communications," striking down elements of the previously well-established McCain-Feingold law, and resulting in greater public and shareholder concern about corporate political spending;

Whereas, proponents believe Ecolab Inc. should establish policies that minimize risk to the firm's reputation and brand through possible future missteps in corporate political contributions;

Whereas, in July 2010 Target Corporation donated $150,000 to the political group Minnesota Forward, which was followed by a major national controversy with demonstrations, petitions, threatened boycotts and considerable negative publicity;

Whereas, Ecolab's website states that "through continuous improvement and sustainable innovation, Ecolab creates solutions that maximize product and environmental performance. We make sound decisions based on good science, and are committed to reducing our carbon footprint and overall impact on the environment."(1) Yet since 2009, the Ecolab Inc. Political Action Committee (ECLPAC) designated 43% of its contributions to politicians voting against the American Clean Energy and Security Act of 2009 [H.R.2454] and voting to deregulate greenhouse gases [H.R.910].

Whereas, Ecolab has a strong "Commitment to Equal Opportunity and Affirmative Action" which states that "in all matters affecting employment, compensation, benefits, working conditions, opportunities for advancement and layoffs, the Company will not discriminate against any associate or applicant for employment because of...sexual orientation, gender identity, marital status..." Yet since 2009, ECLPAC designated 57% of its contributions to politicians voting against hate crimes legislation and against the repeal of Don't Ask Don't Tell,

(1)
http://www.ecolab.com/CompanyProfile/GlobalSustainabilityPrinciples/Environmental.asp

and/or sponsoring the Federal Marriage Amendment Act, which would eliminate same sex marriage across the nation.

Resolved:     Shareholders recommend that the Board of Directors adopt a policy under which the proxy statement for each annual meeting will contain a proposal on electioneering and political contributions and communications describing:

  •
  the Company's and ECLPAC's policies on electioneering and political contributions and communications;

  •
  any electioneering and political contributions and communications expenditures known to be anticipated during the forthcoming fiscal year;

  •
  the total amount of such anticipated expenditures;

  •
  a list of specific electioneering and political contributions and communications expenditures made in the prior fiscal year;

  •
  management's analysis of the congruency with company values and policies of those political and electioneering policies, and of resultant expenditures for the prior year and the forthcoming year;

  •
  and providing an advisory shareholder vote on those policies and future plans.

Supporting Statement:     Proponents recommend that the annual proposal contain management's analysis of risks to our company's brand, reputation, or shareholder value. "Expenditures for electioneering communications," means spending directly, or through a third party, at any time during the year, on printed, internet or broadcast communications, which are reasonably susceptible to interpretation as in support of or opposition to a specific candidate.

RESPONSE OF THE BOARD OF DIRECTORS

After careful consideration, our Board of Directors recommends that you vote AGAINST this proposal. The Board believes that this proposal is not in the best interests of Ecolab and our stockholders and opposes the proposal for the following reasons:

Ecolab participates in the political process to support policies that further our business interests and create stockholder value. Our Code of Conduct and our policy on Political Contributions, which are publicly available on the Corporate Governance section of our website at http://www.ecolab.com/investors/corporate-governance/code-of-conduct and http://www.ecolab.com/investors/corporate-governance/political-contributions/political-contribution-policy, set forth the standards for participation in the political process by Ecolab and our employees. We are committed to complying with all laws governing these activities and conducting them in a transparent manner.

As described in the Code of Conduct and Political Contributions policy, no corporate funds or other assets will be paid or furnished, directly or indirectly, to a political party or political candidate or incumbent unless such payments are approved in writing in advance by the officer in charge of our public affairs, the General Counsel, and our Controller. Therefore, substantial review is performed before any political contributions are made. Ecolab also publishes reports of its political contributions, which are available at http://www.ecolab.com/investors/corporate-governance/political-contributions/political-contribution-reporting.

In addition, Ecolab maintains the Ecolab Inc. Political Action Committee ("ECOPAC"), which is funded by voluntary contributions from employees. No corporate funds are contributed to the ECOPAC. Contributions by ECOPAC to candidates for federal office are determined by a board of Ecolab employees comprised primarily of executives from the Company's business units.

These decisions are based on a nonpartisan effort to advance and protect the interests of Ecolab, our stockholders and employees. Importantly, the ECOPAC board determines how to direct funds of ECOPAC and the Company has no control over these expenditures. Information about the contributions made by ECOPAC is available at http://www.ecolab.com/investors/corporate-governance/political-contributions/political-contribution-reporting and it is also available through the Federal Election Commission's website at http://www.fec.gov. Under the Company policy, reports of Ecolab corporate contributions and ECOPAC contributions are reviewed by the Governance Committee of our Board of Directors annually.

In light of the above, we believe that the Company has established approval and review procedures that help ensure that any Company funds used for political activities do further our business interests and create stockholder value. Accordingly, we believe that implementing an annual stockholder advisory vote on our political contribution policy and plans as the proposal suggests would not provide stockholders with any more meaningful information than is already available. Monitoring Ecolab's political contribution activity is a task appropriately conducted by our executive officers and the Board of Directors, who are in the best position to assess and advance our business interests.

Board of Directors' Recommendation — The Board of Directors recommends that you vote AGAINST this proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST the stockholder proposal.

The proposal is advisory in nature, and approval of the proposal would serve as a recommendation to the Board of Directors to adopt a policy implementing an annual stockholder advisory vote on the Company's policy on electioneering and political contributions and communications and the Company's expenditures with respect to such activities. If the proposal is not properly presented at the Annual Meeting, it will not be voted upon.

PROPOSAL 6: STOCKHOLDER PROPOSAL REQUESTING THE BOARD
OF DIRECTORS TO ADOPT A RULE TO REDEEM ANY CURRENT
OR FUTURE STOCKHOLDER RIGHTS PLAN UNLESS SUCH PLAN IS
SUBMITTED TO A STOCKHOLDER VOTE WITHIN 12 MONTHS

An owner of 100 shares of our Common Stock has notified the Company that he intends to present the following resolution at the Annual Meeting. The Company disclaims any responsibility for the content of this proposal and statement of support, the text of which, in accordance with rules of the Securities and Exchange Commission, is printed verbatim from his submission, with only a correction of the proposal number reference. The Company will provide the name and address of the proponent of the stockholder proposal promptly upon oral or written request for such information. Requests may be sent to the Corporate Secretary, Ecolab Inc., 370 Wabasha Street North, Saint Paul, Minnesota 55102, or by e-mail at investor.info@ecolab.com.

After careful consideration, the Board of Directors unanimously recommends that you vote AGAINST the stockholder proposal set forth below.

STOCKHOLDER PROPOSAL

Make Poison Pill Subject to Vote

Resolved, shareholders request that our Board adopt a rule to redeem any current or future Poison Pill (ironically called a rights plan by some) unless such plan or amendments to the plan are submitted to a shareholder vote, as a separate ballot item, within 12 months.

"Poison pills...prevent shareholders, and the overall market, from exercising their right to discipline management by turning it out. They entrench the current management, even when it's doing a poor job. They water down shareholders' votes and deprive them of a meaningful voice in corporate affairs." — "Take on the Street" by Arthur Levitt, SEC Chairman, 1993 - 2001.

"That's the key negative of poison pills — instead of protecting investors, they can also preserve the interests of management deadwood as well." — Morningstar.com, Aug. 15, 2003

We have a poison pill that triggers at a low 15% threshold and does not expire until 2016.

The merit of this Make Poison Pill Subject to Vote Proposal should also be considered in the context of the opportunity for additional improvement in our company's 2011 reported corporate governance in order to more fully realize our company's potential:

The Corporate Library, an independent investment research firm, downgraded our company to "D" with "High Governance Risk," and "High Concern" in executive pay — $11 million in total realized pay for our CEO, Douglas Baker.

Mr. Baker's annual cash bonus was determined solely by earnings per share results, which created a potential to artificially focus on only one aspect of company growth. In addition, 50% of long-term equity given to Named Executive Officers in 2010 consisted of stock options that simply vest after time without performance-contingent criteria.

Five directors had tenure of 12 to 19 years, including the chairs of all four board committees. It is increasingly difficult to consider board members independent after so many years of service. Three directors (including our CEO) served together on the board of U.S. Bancorp. Intra-board relationships can compromise directors' ability to act independently.

Regarding takeover defenses, our company's classified board make more difficult and lengthy any attempt to gain control of a majority of the board. The declassification of our board could have been completed in one-year but is being dragged out for three years until 2013. Additionally, there is a poison pill. The combined effect of these mechanisms is to reduce board accountability to shareholders.

Please encourage our board to respond positively to this proposal to support improved corporate governance and financial performance: Make Poison Pill Subject to Vote — Yes on 6.

RESPONSE OF THE BOARD OF DIRECTORS

After careful consideration, our Board of Directors recommends that you vote AGAINST this proposal. The Board believes that this proposal is not in the best interests of Ecolab and our stockholders and opposes the proposal for the following reasons:

A stockholder rights agreement is an important tool in helping maximize stockholder value and defend a company against an undesirable hostile takeover attempt. A rights agreement works by diluting the ownership of a potential acquirer upon the occurrence of specific events. Rights agreements are designed to strengthen the ability of a board of directors to maximize stockholder value and protect stockholders from abusive or opportunistic takeover tactics by encouraging negotiations with the board of the target company. The ability to adopt a rights agreement does not, however, give a board of directors absolute discretion to veto a proposed transaction. Under Delaware law, Ecolab's Board of Directors must always act in accordance with its fiduciary duties in adopting and maintaining a stockholder rights agreement. Therefore, rights agreements are consistent with good corporate governance principles by requiring decisions involving a potential sale of Ecolab to involve the Board of Directors, which is in the best position to evaluate the merits of any bona fide acquisition proposal in accordance with its fiduciary duties to all stockholders.

Our Board of Directors adopted a stockholder rights agreement after concluding that doing so was in the best interest of our stockholders. Since the adoption of the original rights agreement in 1986, the Board has subsequently reviewed and discussed the rights agreement and determined that maintaining it remains in the best interests of Ecolab's stockholders. After consideration of the stockholder proposal set out above, our Board of Directors remains of the belief that a stockholder rights agreement is an important protection against takeover bids or threats that do not fairly value Ecolab. Furthermore, Ecolab has had a rights agreement for over 25 years, and the proponent has not cited any instance or example when he believed the rights agreement was misused or has disadvantaged our stockholders.

The proposal requests the Board of Directors to redeem the current, and any future, rights agreement. Redeeming the rights agreement now, in the absence of an acquisition proposal, would remove an important tool that the Board should have for the protection of our stockholders and would leave our stockholders vulnerable to an unsolicited and potentially coercive and unfair takeover offer. We believe that any decision to redeem the rights agreement should be made by the Board in the context of a specific acquisition proposal. The terms of the rights agreement allow the Board to redeem the rights agreement in order to permit an acquisition that it determines, in the exercise of its fiduciary duties, adequately reflects the value of Ecolab and is in the best interest of our stockholders.

In addition, the proponent requests that any rights agreement and any amendments to such rights agreement be submitted to a stockholder vote within twelve months. Requiring stockholder approval of such rights agreement could impede the Board's ability to maximize stockholder value, particularly when time is of the essence and action must be taken quickly in response to an unfair takeover bid or threat. In responding to such an attempted takeover, particularly in the current economic environment, we believe that our stockholders are best served by our Board, which is composed primarily of independent directors elected by the stockholders.

Finally, the proponent suggests that the combined effect of having a classified board with the stockholder rights agreement reduces the Board's accountability to our stockholders. Our stockholders approved a Board-sponsored resolution at the 2010 Annual Meeting providing for the declassification of our Board of Directors. In accordance with the terms of the resolution approved by the stockholders, Ecolab has started the process of declassifying the Board of Directors. Each of the [five] director-nominees standing for election at this meeting are being elected to serve a one-year term and, commencing with the 2013 Annual Meeting, all directors will be elected to one-year terms.

Board of Directors' Recommendation — The Board of Directors recommends that you vote AGAINST this proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST the stockholder proposal.

The proposal is advisory in nature, and approval of the proposal would serve as a recommendation to the Board of Directors to adopt a rule to redeem any current or future stockholder rights plan unless such plan is submitted to a stockholder vote within 12 months. If the proposal is not properly presented by the proponent at the Annual Meeting, it will not be voted upon.

 OTHER MATTERS

Proxy Solicitation Costs — We will bear the cost of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks or other nominees for forwarding proxy material to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, the Internet or personally. We have retained Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038, to aid in the solicitation of proxies for a fee of $12,000 plus expenses. Proxies may also be solicited by certain directors, officers and employees of the Company without extra compensation.

Section 16(a) Beneficial Ownership Reporting Compliance — Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange reports on ownership of Company securities and changes in reported ownership. Executive officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2011 the Company's executive officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except that J. Erik Fyrwald filed a Form 5 on February 3, 2012 to correct errors made on his Form 3 and Form 4 filings on December 5, 2011. The error with respect to the Form 3 constituted the filing of one late report.

Householding Information — Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy soliciting material. This means that you and other holders of our Common Stock in your household may not receive separate copies of the Company's Proxy Statement or Annual Report. We will promptly deliver an additional copy of either document to any stockholder upon request to: Corporate Secretary, Ecolab Inc., 370 Wabasha Street North, Saint Paul, MN 55102; telephone (651) 293-2233; or e-mail investor.info@ecolab.com. If you desire to reduce the number of copies mailed to your household, please contact your bank or broker.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 3, 2012 — The Notice of 2012 Annual Meeting, Proxy Statement and Annual Report to Stockholders of Ecolab Inc. are available at www.edocumentview.com/ecl.

Voting by Plan Participants — Generally, you will receive only one notice, proxy card or voting instruction form covering all the shares you hold:

  •
  in your own name;

  •
  in the Dividend Reinvestment Plan sponsored by Computershare Trust Company, N.A., if any; and

  •
  if you are employed by Ecolab in the United States, Puerto Rico, or Canada,

  •
  in the Ecolab Savings Plan and ESOP*; or

  •
  in The Ecolab Puerto Rico Savings Plan*; or

  •
  in the Ecolab Stock Purchase Plan administered by Computershare Limited or the Ecolab Canada Share Purchase Plan administered by SG Vestia Systems, Inc.

*
If you participate in the Ecolab Savings Plan and ESOP or the Ecolab Puerto Rico Savings Plan, you are entitled to direct the respective plan trustee to vote (or not to vote) the equivalent number of shares of Common Stock credited to your Plan account. Your proxy card will serve as a voting instruction to the Trustee and if your instructions are timely received, the Trustee will follow your voting instructions. If you do not timely submit your voting instructions, the Trustee will vote your Plan shares in the same proportion as to each respective proposal as the shares for which voting instructions have been received from other Plan participants. To allow sufficient time for voting of your shares by the Trustee, your voting instructions should be received by April 30, 2012 to ensure tabulation.

If you hold Ecolab shares through any other Ecolab plans, you will receive voting instructions from that plan's administrator.

By Order of the Board of Directors

March 19, 2012	Executive Vice President, General Counsel and Secretary

 APPENDIX A

RESTATED CERTIFICATE OF INCORPORATION

OF

ECOLAB INC.

Ecolab Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.      The name of the corporation is Ecolab Inc. (the "Corporation"). The original Certificate of Incorporation was filed on February 18, 1924, with the Delaware Secretary of State under the name of Economics Laboratory, Inc.

2.    This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of the Corporation by eliminating Article VI of the Restated Certificate of Incorporation and renumbering Article VII of the Restated Certificate of Incorporation as Article VI.

3.     This Restated Certificate of Incorporation was duly proposed by the directors and adopted by shareholders in the manner and by the vote prescribed by Section 242 and duly adopted pursuant to Section 245 of the General Corporation Law of the State of Delaware.

4.    This Restated Certificate of Incorporation shall be effective upon the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

5.    The text of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the Corporation is Ecolab Inc.

 ARTICLE II

The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and without limiting the foregoing, to hold shares of the capital stock of other corporations and to engage in services of all kinds, and produce, manufacture, develop, construct, transport, buy, hold, sell and generally deal in products, materials and property, both tangible and intangible.

ARTICLE III

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is eight hundred fifteen million (815,000,000) consisting of eight hundred million (800,000,000) shares of Common Stock of the par value of One Dollar ($1.00) per share and fifteen million (15,000,000) shares of Preferred Stock without par value. The number of authorized shares of any class of capital stock may be increased or decreased by the affirmative vote of the holders of a majority of capital stock of the Corporation entitled to vote.

The Board of Directors of the Corporation is granted full and complete authority to fix by resolution or resolutions the designation, and the powers, preferences and rights of the Preferred Stock and any series thereof, and the qualifications, limitations or restrictions on such powers, preferences and rights.

Series A Junior Participating Preferred Stock

A series of Preferred Stock of the Corporation is hereby created and the designation, amount thereof and the working powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1.    Designation and Amount.    The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 400,000.

Section 2.    Dividends and Distributions.

(A)  Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock, if any, issued from time to time ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after February 24, 2006 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)  The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share as such amount may be adjusted pursuant to the last sentence of the preceding paragraph on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)   Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

Section 3.    Voting Rights.    The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A)  Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)  Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)   (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii)   During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii)  Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv)  In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v)   Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Restated Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D)  Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.    Certain Restrictions.

(A)  Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)    declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii)   declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)  redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv)  purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.    Reacquired Shares.    Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6.    Liquidation, Dissolution or Winding Up.

(A)  Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B)  In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C)   In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.    Consolidation, Merger, Etc.    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.    No Redemption.    The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9.    Ranking.    The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock which may be issued from time to time as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10.    Amendment.    At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, neither the Restated Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11.    Fractional Shares.    Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

No stockholder shall have any preemptive right to subscribe to an additional issue of capital stock or to any security convertible into such capital stock.

ARTICLE IV

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures (a) that from time to time shall govern the Board of Directors and each of its members including without limitation the vote required for any action by the Board of Directors, and (b) that from time to time shall affect the directors' power to manage and direct the business and affairs of the Corporation; and Article V notwithstanding, no By-Law shall be adopted by the stockholders of the Corporation which shall impair or impede the implementation of the foregoing.

The Board of Directors shall consist of a number of directors, which number shall be determined from time to time exclusively by the Board of Directors pursuant to a resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes as nearly equal in number as possible, designated Class I, Class II and Class III. At the 1983 annual meeting of stockholders, Class I directors shall be elected for a term expiring at the 1984 annual meeting of stockholders, Class II directors shall be elected for a term expiring at the 1985 annual meeting of stockholders, and Class III directors shall be elected for a term expiring at the 1986 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, (1) at the 2011 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a two-year term expiring at the 2013 annual meeting of stockholders; (2) at the 2012 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2013 annual meeting of stockholders; and (3) at the 2013 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders. Pursuant to such procedures, effective as of the 2013 annual meeting of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the General Corporation Law of Delaware.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the applicable designation of the powers, preferences and rights made pursuant to Article III, and such directors so elected shall not be divided into classes pursuant to this Article IV unless expressly provided by such terms.

Subject to the rights of the holders of any class or series of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director. Subject to the rights of the holders of any class or series of the capital stock then outstanding, (x) until the 2013 annual meeting of stockholders and in accordance with Section 141(k)(1) of the General Corporation Law of Delaware, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and (y) from and after the 2013 annual meeting of stockholders, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause.

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article IV shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article IV shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE V

The Board of Directors may from time to time, by vote of a majority of its members, alter, amend or rescind all or any of the By-Laws of the Corporation, as permitted by law, subject to the power of the stockholders to change or repeal such By-Laws.

 ARTICLE VI

~~(A)  (1) In addition to any affirmative vote required by law or the Certificate of Incorporation or By-Laws of the Corporation, and except as otherwise expressly provided in paragraph B of this Article VI.~~

~~(a)   any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or~~

~~(b)   any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder involving any assets or securities of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate of any Interested Stockholder, having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or~~

~~(c)   the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or~~

~~(d)   any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; or~~

~~(e)   any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (a) to (d) of this subparagraph (1), shall require the affirmative vote of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the Voting Stock (as hereinafter defined) voting together as a single class (it being understood that, for purposes of this Article VI, each share of the Preference Stock (as hereinafter defined) which is Voting Stock shall have the number of votes granted to it pursuant to the applicable Preferred Stock Designation (as hereinafter defined) or Article III of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.~~

~~(2)   The term "Business Combination" as used in this Article VI shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of subparagraph (1) of paragraph A.~~

~~(B)  The provisions of paragraph A of this Article VI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law and any other provision of the Certificate of Incorporation or the By-Laws of the Corporation, if all of the conditions specified in either of the following subparagraphs (1) or (2) are met:~~

~~(1)    The Business Combination shall have been approved (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock which caused the Interested Stockholder to become an Interested Stockholder) by a majority of the Continuing Directors (as hereinafter defined).~~

~~(2)   All of the following conditions shall have been met:~~

~~(a)   The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as previously paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class of Voting Stock. If the consideration so paid for shares of any class of Voting Stock varied as to form, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder.~~

~~(b)   The aggregate amount of (x) cash and (y) the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher amount determined under subclauses (i) and (ii) below:~~

~~(i)    (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of such share (x) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (y) in the transaction in which the Interested Stockholder became an Interested Stockholder, whichever is higher; and~~

~~(ii)   the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article VI as the "Determination Date"), whichever is higher.~~

~~(c)   The aggregate amount of (x) cash and (y) the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Preference Stock, shall be at least equal to the highest amount determined under subclauses (i), (ii) and (iii) below:~~

~~(i)    (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class of Preference Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of such share (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which the Interested Stockholder became an Interested Stockholder, whichever is higher;~~

~~(ii)   the Fair Market Value per share of such class of Preference Stock on the Announcement Date or on the Determination Date, whichever is higher; and~~

~~(iii)  the highest preferential amount per share to which the holders of shares of such class of Preference Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.~~

~~The provisions of this subparagraph (2) (c) shall be required to be met with respect to every class of outstanding Preference Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class of Preference Stock.~~

~~(d)   After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (i) there shall have been no failure to declare and pay at the regular date therefor any full dividends (whether or not cumulative) on the outstanding Preference Stock, except as approved by a majority of the Continuing Directors; (ii) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iii) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction which, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class of Voting Stock.~~

~~(e)   After becoming an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.~~

~~(f)    A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder ("the Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or any subsequent provisions).~~

~~(g)   Such Interested Stockholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.~~

~~(C)   For the purposes of this Article VI:~~

~~(1)    The term "person" shall mean any individual, firm, corporation or other entity.~~

~~(2)   The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:~~

~~(a)   is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the voting power of the outstanding Voting Stock; or~~

~~(b)   is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or~~

~~(c)   is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.~~

~~(3)   A person shall be a "beneficial owner" of any Voting Stock:~~

~~(a)   which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or~~

~~(b)   which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or~~

~~(c)   which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.~~

~~(4)   For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (2) of this paragraph C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (3) of this paragraph C but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.~~

~~(5)   The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1983.~~

~~(6)   The term "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in subparagraph (2) of this paragraph C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.~~

~~(7)   The term "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board"), who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director, while such successor is a member of the Board, who is unaffiliated with the Interested Stockholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors.~~

~~(8)   The term "Fair Market Value" means (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States Securities Exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, on the National Association of Securities Dealers, Inc. ("NASD") National Market if such stock is not listed on a registered Securities Exchange but is quoted on the NASD National Market, or, if such stock is not so listed or quoted, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the NASD Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.~~

~~(9)   The term "Preference Stock" shall mean the Preferred Stock and any other class of preference stock which may from time to time be authorized in or by the Certificate of Incorporation of the Corporation and which by the terms of its issuance is specifically designated "Preference Stock" for purposes of this Article VI.~~

~~(10) The term "Preferred Stock Designation" shall mean any designation of the powers, preferences and rights made pursuant to Article III and filed with the Secretary of State of the State of Delaware.~~

~~(11)  The term "Voting Stock" shall mean all of the shares of capital stock of the Corporation outstanding from time to time and entitled to vote generally in the election of directors.~~

~~(12) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs (2)(b) and (c) of paragraph B of Article VI shall include the shares of Common Stock and/or the shares of any other class of Voting Stock retained by the holders of such shares.~~

~~(D)  Nothing contained in this Article VI shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.~~

~~(E)   The fact that any Business Combination complies with the provisions of paragraph B of this Article VI shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.~~

~~(F)   Notwithstanding any other provisions of the Certificate of Incorporation of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Voting Stock required by law, the Certificate of Incorporation of the Corporation or any Preferred Stock Designation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal this Article VI, or adopt any provisions inconsistent with this Article VI; provided that, this paragraph F shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors of the Corporation if all of such directors are persons who would be eligible to serve as Continuing Directors.~~

~~ARTICLE VII~~

The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

[Signature Page Follows]

IN WITNESS WHEREOF, Ecolab Inc. has caused this Restated Certificate of Incorporation to be signed by                                                  , its                                                  , this                                  day of                                                  , 2012.

ECOLAB INC.
By: Its:

DIRECTIONS TO THE ECOLAB ANNUAL MEETING

Saint Paul's Landmark Center is located at 75 West 5th Street in downtown Saint Paul, adjacent to Rice Park. There are numerous paid ramps and parking meters within easy walking distance. The closest parking ramps are RiverCentre, Lawson Commons and Kellogg Street Ramp. A wheelchair accessible entrance is located on Market Street, near 6th Street and the NE corner of the building, under the red awning.

Worldwide Headquarters 370 Wabasha Street N St. Paul, MN 55102 www.ecolab.com

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01FDYC 1 U PX + Annual Meeting Proxy Card — Ecolab Inc. Authorized Signatures — This section must be completed for your vote to be counted. B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + IMPORTANT ANNUAL MEETING INFORMATION 01 - Leslie S. Biller 1. Election of Directors: 02 - Jerry A. Grundhofer 03 - Michael Larson 04 - Victoria J. Reich 05 - John J. Zillmer For Against Abstain The Board of Directors recommends a vote AGAINST Proposals 5 and 6. Proposals — You must sign the card below for your vote to be tabulated. A The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. For Against Abstain 5. Stockholder proposal requesting the Board of Directors to provide an annual advisory vote on electioneering, political contributions and communication expenditures. For Against Abstain 6. Stockholder proposal requesting the Board of Directors to adopt a rule to redeem any current or future stockholder rights plan unless such plan is submitted to a stockholder vote within 12 months. For Against Abstain 2. Ratify the appointment of Price waterhouse Coopers LLP as independent registered public accounting firm for the current year ending December 31, 2012. 3. Approve amendments to the Ecolab Inc. Restated Certificate of Incorporation to eliminate super-majority voting. 4. Advisory vote to approve the compensation of executives disclosed in the Proxy Statement. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK 1234 5678 9012 345 1 3 2 7 9 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 3, 2012. Vote by Internet • Log on to the Internet and go to www. envisionreports. com/ECL • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

. Directions to the Ecolab Annual Meeting Saint Paul's Landmark Center is located at 75 West 5th Street in downtown St. Paul, adjacent to Rice Park. There are numerous paid ramps and parking meters within easy walking distance. The closest parking ramps are RiverCentre, Lawson Commons and Kellogg Street Ramp. A wheelchair accessible entrance is located on Market Street, near 6th Street and the NE corner of the building, under the red awning. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ECOLAB INC. ANNUAL MEETING OF STOCKHOLDERS MAY 3, 2012 The undersigned hereby appoints Douglas M. Baker, Jr., James J. Seifert and Michael C. McCormick, and each of them, with power of substitution to each as proxies to represent the undersigned at the Annual Meeting of Stockholders of Ecolab Inc., to be held in St. Paul, Minnesota, at the Landmark Center at 10:00 a.m. on Thursday, May 3, 2012 and at any adjournment(s) thereof, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting as directed on the reverse side with respect to the proposals as set forth in the Proxy Statement, and in their discretion, upon any other matters that may properly come before the meeting. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations as indicated on the reverse side. The tabulator cannot vote your shares unless you sign and return this card, or you use the telephone or Internet voting services to cast your proxy. Proxy — Ecolab Inc. 94 94 94 35E = parking 35E 10th Street Exit 11th St 10th St 7th St 6th St 5th St 4th St Kellogg Mississippi River from the West Side from Minneapolis Macy’s Wells Fargo Place Children's Museum MN History Center State Capitol Saint Paul Hotel Lawson Landmark Center Travelers Rice Park Science Museum RiverCentre Xcel Center Ordway Center Crowne Plaza Exchange St St. Peter Street Wabasha Street Cedar Street 5th Street Exit Kellogg Blvd Exit Ecolab IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.